Registration No. 333-24739



                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C.  20549
                                           -----------------------------

                                         AMENDMENT NUMBER FOUR TO FORM S-4

                                         REGISTRATION STATEMENT UNDER THE
                                              SECURITIES ACT OF 1933
                                          ------------------------------

                                           STONEVILLE INSURANCE COMPANY
                         (Exact name of registrant as specified in its charter)

        Mississippi                            6331           72-1341156
(State or other jurisdiction (Primary Standard Industrial (IRS Employer Identi-
of incorporation or          Classification Code Number)   fication Number)
organization)


Harry E. Vickery                        Harry E. Vickery
Stoneville Insurance Company            Delta Agricultural and Industrial Trust
633 North State Street, Suite 200       633 North State Street, Suite 200
Jackson, Mississippi 39202-7817         Jackson, Mississippi 39202-7817
(601) 352-7817                          (601) 352-7817
(Address, including zip code,           (Name, address, including zip
and telephone number, including         code, and telephone number,
area code of registrant's               including area code, of agent
principal executive offices)            for service)


                                                           Copies to:

                                                      David L. Martin, Esq.

                                                     L. Keith Parsons, Esq.

                                                 Watkins Ludlam & Stennis, P.A.
                                                     633 North State Street
                                                          P. O. Box 427
                                                 Jackson, Mississippi 39205-0427

                                                 Telephone Number: (601)949-4701

Approximate  date of  commencement of proposed sale of securities to the public:
As soon as practicable after the effective date of this Registration Statement and the liquidation of Delta Agricultural and Industrial Trust and capitalization of Stoneville Insurance Company have been consummated pursuant to the Plan and Agreement of Reorganization and Conversion described in this Prospectus.

If the securities being registered on this form are being offered in conjunction with the formation of a holding company and there is compliance with General Instruction G, check the following box. /__/


                            CALCULATION OF REGISTRATION FEE
================================================================================
                                                              Proposed Maximum
Title of Each Class of Securities to       Amount              Offering Price
be Registered                       to be Registered(1)           Per Unit
--------------------------------------------------------------------------------
Common Stock, par value $1.00             650,000                   N/A
=================================== ====================  ======================
     (1) Represents the maximum number of shares of Stoneville Insurance Company common stock to be issued in accordance with the Plan and Agreement of Reorganization and Conversion included as Exhibit A to the attached Prospectus.
     (2) Estimated in accordance with Rule 457(f)(2) solely for the purpose of calculating the registration fee on the basis of the book value of the trust equity of Delta Agricultural and Industrial Trust as of December 31, 1996.

               ====================  ======================
==================================================================

     Proposed Maximum Aggregate               Amount of
          Offering Price(2)                Registration Fee
------------------------------------------------------------------
             $2,600,000                        $787.88
== ===============================  ==============================






THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                           STONEVILLE INSURANCE COMPANY

                                               CROSS REFERENCE SHEET


                                              Caption or Location
Items in Form S-4                                in Prospectus

A.       Information About the Transaction

 1.       Forepart of Registration Statement
          and Outside Front Cover Page of
          Prospectus.......................   Cover Page of
                                              Registration Statement;
                                              Cross Reference Sheet;
                                              Cover Page of the Prospectus

 2.       Inside Front and Outside Back
          Cover Pages of Prospectus........   Available Information;
                                              Incorporation of
                                              Certain Documents by
                                              Reference; Table of Contents

 3.       Risk Factors, Ratio of Earnings
          to Fixed Charges and Other
          Information......................   Summary; Risk Factors; Selected
                                              Financial Data of the Trust; Pro
                                              Forma Condensed Balance Sheets
                                              and Statements of Income
                                              (Unaudited) of the Company

 4.       Terms of the Transaction.........   Summary; The Conversion; The
                                              Plan; Description of Company
                                              Stock;  Comparison of Rights of
                                              Former Members of the Trust and
                                              Shareholders of the Company

 5.       Pro Forma Financial Information.    Pro Forma Condensed Balance
                                              Sheets and Statements of Income
                                              (Unaudited) of the Company


/






 6.       Material Contacts with the
          Company Being Acquired...........   Not Applicable

 7.       Additional Information Required
          for Reoffering by Persons and
          Parties Deemed to be Under-
          writers..........................   Not Applicable

 8.       Interest of Named Experts and
          Counsel..........................   Legal Opinion; Experts

 9.       Disclosure of Commission
          Position on Indemnification
          for Securities Act Liabilities...   Comparison of Rights of Former
                                              Members of the Trust and
                                              Shareholders of the Company

B.       Information About the Registrant

10.      Information with Respect to
         S-3 Registrants..................   Not Applicable

11       Incorporation of Certain Infor-
         mation by Reference..............   Not Applicable

12.      Information with Respect to S-2
         or S-3 Registrants...............   Not Applicable

13.      Incorporation of Certain Infor-
         mation by Reference..............   Not Applicable

14.      Information with Respect to
         Registrants Other Than S-3 or
         S-2 Registrants..................   Summary; The Conversion; Business
                                             of the Company; Financial
                                             Statements; Pro Forma Condensed
                                             Balance Sheets and Statements of
                                             Income (Unaudited) of the Company

C.       Information About the Company Being Acquired

15.      Information with Respect to S-3
         Companies......................  Not Applicable

16.      Information with Respect to S-2
         or S-3 Companies...............  Not Applicable

17.      Information with Respect to
         Companies Other Than S-3 or
         S-2 Companies..................  Summary; The Conversion; Business
                                          of the Trust; Financial Statements;
                                          Selected Financial Data of the Trust;
                                          Trust Management's Discussion and
                                          Analysis of Financial Conditions and
                                          Results of Operations

D.       Voting and Management Information

18.      Information if Proxies, Consents
         or Authorizations Are to be
         Solicited........................ Not Applicable

19.      Information if Proxies, Consents
         or Authorizations Are Not to be
         Solicited or in an Exchange
         Offer............................ Cover Page of Prospectus;
                                           Summary; The Special Meeting; The
                                           Plan; Business of the Company;
                                           Certain Transactions of
                                           Relationships

                    [Delta Agricultural and Industrial Trust Letterhead]

                                                                 , 1997
To Our Former Members:

         As you are aware, since the Delta Agricultural and Industrial Trust (the "Trust") was started by the Delta Council in 1991, the purpose of the Trust has been to provide reasonably priced insurance for its insureds. Due to fundamental changes in the workers' compensation market, a key part of the Trust's strategy has been to move gradually toward the formation of a stock insurance company while providing continuity of coverage to its insureds. In December, 1996, Stoneville Insurance Company (the "Company") was formed to become the successor of the Trust. The Board of Trustees believes that the creation of the Company will allow the continuation of the Trust's original mission as well as allow the flexibility in the future to provide services the Trust could not offer.

         The Board of Trustees of the Trust recently took the next step to make the Company an operating entity by voting to approve and adopt a Plan and Agreement of Reorganization and Conversion of the Trust (the "Plan").

         Pursuant to the Plan, the Trust will transfer substantially all of its assets and liabilities (other than insurance liabilities) to the Company in exchange for common stock ("Stock") of the Company, the Trust will be dissolved, and Former Members (as defined in the Plan) of the Trust will receive Stock of the Company on the terms and subject to the conditions set forth in the Plan, all as more fully described in the attached Prospectus (the "Conversion"). Upon completion of the actions set forth in the Plan, the Company will have succeeded to substantially all of the assets and liabilities of the Trust (other than insurance liabilities) and the Company will apply for, and anticipates receiving, a license as a Mississippi stock insurance company eligible to write workers' compensation insurance. Simultaneously with implementation of the Plan, Continental Casualty Company (a member of the CNA Insurance Group) will assume direct responsibility for the insurance liabilities of the Trust, which will relieve the Former Members of the Trust from their joint and several liability with respect to the insurance liabilities of the Trust. The terms of the Conversion and the anticipated business of the Company are described in detail in the enclosed Prospectus.

         The Board of Trustees of the Trust has unanimously approved the Plan and believes the Conversion is in the best interests of the Trust and its Former Members. No approval by Former Members is necessary for the consummation of the Conversion; however, all Former Members should carefully read the enclosed Prospectus including the section entitled "Risk Factors" to fully understand the Conversion and the plans and prospects of the Company.

         The Board of Trustees believes that the creation of the Company will best continue the Trust's original mission while providing Former Members the opportunity to participate in the Company's growth potential.

                               By Order of the Board of Trustees


                               William L. Kennedy
                               Chairman of the Board of Trustees

                                     PROSPECTUS

                            STONEVILLE INSURANCE COMPANY

                                 [insert logo here]
DELTA AGRICULTURAL AND                  STONEVILLE INSURANCE COMPANY
INDUSTRIAL TRUST          Maximum of 650,000 Shares of Common Stock,
                                                     $1.00 par value

                        -----------------

         This Prospectus is being furnished to former members of Delta Agricultural and Industrial Trust, a Mississippi workers' compensation self insurance trust (the "Trust") in connection with the Plan and Agreement of Reorganization and Conversion of the Trust (the "Plan") and the transactions contemplated thereby, which was adopted and approved by the Trust's Board of Trustees on March 20, 1997 as amended September 11, 1997. A conformed copy of the Plan, as amended, is attached as Exhibit A. Pursuant to the Plan: (i) the Trust will transfer substantially all its assets and liabilities (other than insurance liabilities) to Stoneville Insurance Company (the "Company"); (ii) in exchange for the contribution of such assets and liabilities by the Trust to the Company, the Company will issue shares of its common stock, $1.00 par value (the "Stock") to the Trust; and (iii) the Trust will dissolve and distribute its assets (Stock of the Company) in a liquidating distribution to former members of the Trust ("Former Members"). Former Members of the Trust are those employers who at any time had workers' compensation insurance coverage provided by the Trust for one or more of the following complete accounting years of the Trust:
August 1,  1992-July  31, 1993;  August 1,  1993-December  31, 1994;  January 1,
1995-December 31, 1995; and January 1, 1996-December 31, 1996 (collectively, "Positive Income Fund Years" or individually interchangeably, a "Positive Income Fund Year"). The foregoing transaction is referred to as the "Conversion."

         As a result of the Conversion, each Former Member shall receive one share of Company Stock for each $4.00 of Trust equity (a "Trust Unit") allocable to such Former Member, except dissenters, who shall receive $4.00 in cash for each Trust Unit allocable to such dissenter. If dissenters' rights are perfected by holders of more than 20% of the Trust Units, then the Conversion will not proceed with the result that no cash or stock will be distributed to any Former Members and this offering will terminate. As of June 30, 1997, there were a total of approximately 595,997 Trust Units allocable to Former Members as a group which at $4.00 per Trust Unit represents the approximately $2,383,989 value, as of June 30, 1997, of the net assets anticipated to be transferred from the Trust to the Company. The actual amount transferred and the number of Trust Units will depend on the results of operations of the Trust between June 30, 1997 and the effective date of the Plan.. Trust Units will be allocated to each Former Member based on a ratio (the "Proportionate Earned Premium") which takes into account the proportion such Former Member's net premiums paid to the Trust for full years bears to the net premiums paid to the Trust for full years by all Former Members. The Proportionate Earned Premium is calculated by dividing (a) the net earned premium derived by the Trust from a Former Member for each Positive Income Fund Year during which the Trust derived a net earned premium for the full Positive Income Fund Year from such Former Member by (b) the total of all such net earned premiums of the Trust. The total of Trust Units allocable to Former Members as a group will be multiplied by each Former Member's Proportionate Earned Premium in order to determine the number of Trust Units (and thereby the Stock or, in the case of dissenters, the amount of cash) to be received by such Former Member as a result of the Conversion.

         No vote of Former Members is required for the approval or consummation of the Conversion. However, all Former Members should carefully read this Prospectus to understand the Conversion and their rights under the Plan. Consummation of the Conversion is subject to various conditions as set forth in the Plan and described in the Prospectus.

                                                         ------------------

         THIS PROSPECTUS, WHICH IS BEING FURNISHED TO FORMER MEMBERS OF THE TRUST TO ADVISE THEM OF THE TERMS OF THE CONVERSION, ALSO CONSTITUTES THE PROSPECTUS OF THE COMPANY WITH RESPECT TO A MAXIMUM OF 650,000 SHARES OF COMPANY STOCK TO BE ISSUED IN CONNECTION WITH THE CONVERSION.


                                                           -----------------

         No person is authorized to give any information or to make any representation concerning the Conversion not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by the Company or the Trust. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of the securities made under this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Prospectus.

         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY FORMER MEMBERS OF THE TRUST IN CONSIDERING THEIR RIGHTS
 REGARDING THE CONVERSION.  THIS STOCK IS PURELY SPECULATIVE.

                                                         ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE WORKERS' COMPENSATION COMMISSION, THE MISSISSIPPI DEPARTMENT OF INSURANCE OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE WORKERS' COMPENSATION COMMISSION, THE MISSISSIPPI DEPARTMENT OF INSURANCE OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                         ------------------

           This Prospectus   is  being  first  mailed  to
                Former Members of the Trust on or about , 1997. The date of this Prospectus is , 1997.

                                               AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") of which this Prospectus is a part with respect to the shares of Stock to be issued in connection with the Conversion. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Rules and Regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated by reference referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or attached as an annex hereto or such other document, each such statement being qualified in all respects by such reference.

         Prior to the issuance of the shares of Stock of the Company and registration thereof pursuant to the Registration Statement, neither the Company nor the Trust have been subject to any informational requirements of the Securities Exchange Act of 1934. Subsequent to the registration of the Company's Stock, the Company will be subject to certain informational requirements of the Securities Exchange Act of 1934.

                                                ------------------



         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge, upon the written or oral request of any Former Member of the Trust or prospective Purchaser to whom this Prospectus is delivered. In order to ensure timely delivery of such documents, any request should be made by , 1997 [date at least 10 days after mailing date], and such requests should be directed to the Company's offices at 633 North State Street, Suite 200, Jackson, Mississippi 39202; telephone (601) 352-7817, Attention:
Harry E. Vickery, President.


                                                 -----------------

                                                TABLE OF CONTENTS



SUMMARY....................................................1
The Company................................................1
The Trust..................................................1
Definition of Former Members of the Trust..................1
Description of Plan........................................2
Adoption of Plan...........................................3
Reasons for Conversion.....................................3
Dissenters' Rights.........................................3
Effective Date.............................................4
Conditions and Termination.................................4
Assumption Reinsurance Agreement...........................4
Termination of Self Insurer Status.........................5
Business of the Company....................................5
Management of the Company..................................5
Regulation of the Company..................................5
Dividend Policy............................................6
Certain Federal Income Tax Consequences....................6
Accounting Treatment.......................................6
Required Regulatory Approvals..............................6
Comparison of Rights of Former Members of the Trust
and Shareholders of the Company                         ...6

RISK FACTORS...............................................7
Lack of History of Operations..............................7
Limited Operations.........................................7
Capitalization.............................................7
Reliance on Certain Persons................................8
Variability of Operating Results...........................8
Adequacy of Loss Reserves..................................8
Regulation.................................................9
Competition................................................9
Lack of Ratings............................................9
Licensure..................................................9

THE CONVERSION............................................10
Background................................................10
Reasons for Conversion....................................11
Assumption Reinsurance Agreement..........................12
Regulatory Approvals......................................14
Resales of Company Stock..................................14
Certain Federal Income Tax Consequences...................14
Consequences to Former Members                          ..14


                                                i





Consequences to the Trust and the Company           ........15
Anticipated Accounting Treatment............................15

THE PLAN....................................................16
General.....................................................16
Effective Date..............................................16
Terms of the Plan ..........................................16
Dissemination of Liquidating Distribution...................18
Conditions..................................................18
Termination.................................................19

PRO FORMA CONDENSED BALANCE SHEETS AND STATEMENTS
OF INCOME (UNAUDITED) OF THE COMPANY........................20

THE WORKERS' COMPENSATION INSURANCE SYSTEM..................45

BUSINESS OF THE TRUST.......................................46
History of the Trust........................................46
Operations of the Trust.....................................46
The Commercial Program......................................46
Regulation..................................................47
Employees...................................................47
Trustees....................................................48
Legal Proceedings...........................................48

SELECTED FINANCIAL DATA OF THE TRUST........................49

TRUST MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS..............51
Overview....................................................51
Results of Operations.......................................53
Earned Premium                                      ........53
Losses                                              ........53
Other Expenses                                      ........57
Income Taxes                                        ........57
Investment Income                                   ........58
Liquidity and Capital Resources.............................59
General                                             ........59
Liquidity Requirements                              ........59
Admitted Assets                                     ........60
Commitments                                         ........61

BUSINESS OF THE COMPANY.....................................61
Organization and Purpose....................................61
Company Management's Plan of Operation......................61
Continuation of Commercial Program                  ........61


                                               ii





Provision of Reinsurance                            ........62
Creation of Other Workers' Compensation
Insurance Program                                   ........62
General Operations                                  ........62
Investments                                         ........63
Government Regulation.......................................63
Assumption of Trust Contracts...............................64
Employees...................................................65
Management of the Company...................................65
Executive Compensation......................................66
Legal Proceedings...........................................66

DESCRIPTION OF COMPANY STOCK................................67

COMPARISON OF RIGHTS OF FORMER MEMBERS OF
THE TRUST AND SHAREHOLDERS OF THE COMPANY ..................67
Governance..................................................67
Liability...................................................67
Assessment..................................................67
Voting......................................................67
Resale......................................................68
Indemnification of Officers and Directors of the Company....68
Indemnification of Trustees of the Trust.................. .69
Preemptive Rights.......................................   .70
Dividends................................................  .70

CERTAIN TRANSACTIONS AND RELATIONSHIPS.................   ..71

LEGAL MATTERS...........................................  ..71

EXPERTS...............................................  ....72

INDEX TO FINANCIAL STATEMENTS........................   ...F-1

                                                      SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Prospectus and the documents incorporated herein by reference. This summary does not contain a complete statement of all material information relating to the Conversion and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Prospectus, including any Exhibits and the documents incorporated in this Prospectus by reference. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus.

The Company

         The Company is a Mississippi corporation, with its principal office located 633 North State Street, Suite 200, Jackson, Mississippi 39202, telephone number (601) 352-7817. The Company was incorporated on December 13, 1996. Subsequent to the Conversion, the Company will apply for, and anticipates receiving, a license as a Mississippi stock insurance company eligible to provide workers' compensation insurance within the State of Mississippi. See "Business of the Company -- Organization and Purpose."

The Trust

         The Trust is a Mississippi workers' compensation self insurance trust with its principal office located at 633 North State Street, Suite 200, Jackson, Mississippi, 39202-7817, telephone number (601) 352-7817. The Trust was formed under a Trust Agreement dated August 1, 1991 (the "Trust Agreement"), to provide workers' compensation insurance to its participants. See "Business of the Trust -- History of the Trust; Operations of the Trust."

Definition of Former Members of the Trust

         Former Members of the Trust are those employers who at any time had workers' compensation insurance coverage provided by the Trust for one or more full Positive Income Fund Years. The Positive Income Fund Years were August 1, 1992-July 31, 1993; August 1, 1993- December 31, 1994; January 1, 1995-December
31, 1995; and January 1, 1996-December 31, 1996.

         Since July 1, 1996, which is the date of the inception of the Trust's program of workers' compensation insurance coverage provided through TIG Insurance Company (the "Commercial Program"), no employer has paid a premium to the Trust for workers' compensation insurance nor has the Trust issued such insurance. Because the Trust Agreement governing operations of the Trust defines members as those who purchase insurance through the Trust, as a result of the creation of the Commercial Program the Trust ceased having members as contemplated by the provisions of the Trust Agreement.

         To clarify the rights of Former Members regarding the terms of the Conversion, on March 20, 1997, the Board of Trustees of the Trust unanimously adopted a resolution to clarify and define those who are Former Members of the Trust as those employers who had workers' compensation insurance coverage provided by the Trust for one or more full Positive Income Fund Years. The Trustees included the Positive Income Fund Year as a condition to be a Former Member based on the position of the Mississippi Workers' Compensation Commission that the Conversion should be treated similar to a Trust refund, which would only be payable to employers who had workers' compensation insurance provided by the Trust during years in which the Trust made a profit, i.e. a Positive Income Fund Year.

Description of Plan

         General  Description.  The  Company  has  been  formed  to  become  the successor of the Trust. Pursuant to the Plan: (i) the Trust will transfer substantially all its assets and liabilities (other than insurance liabilities) to the Company; (ii) in exchange for the contribution of the such assets and liabilities by the Trust to the Company, the Company will issue Stock to the Trust; and (iii) the Trust will be liquidated and will distribute to Former Members of the Trust one (1) share of Company Stock for each Trust Unit ($4.00 of value of Trust equity) allocable to such Former Member, except for those Trust Units with respect to which rights of dissent have been exercised (collectively, the "Liquidating Distribution"). As of June 30, 1997, a total of approximately 595,997 Trust Units are available for distribution to Former Members, which represents the approximately $2,383,989 value, as of June 30, 1997, of the net assets anticipated to be transferred to the Company. The actual number of Trust Units will be computed based upon the value of the equity of the Trust as of June 30, 1997, increased by the income of the Trust between such date and the effective date of the Plan minus all expenses incurred between such date and the effective date of the Plan, including amounts reserved to pay estimated expenses of the Trust, but excluding amounts reserved to pay dissenters.
 The number of Trust Units and the actual amount transferred from the Trust to the Company will depend on the number of dissenters and the expenses of the Conversion and the income of the Trust between June 30, 1997 and the effective date of the Plan.

         Computation of Number of Shares Each Former Member Will Receive. For purposes of computing the number of shares of Stock (or in the case of dissenters, cash) distributable to each Former Member, each Former Member will have allocated to it a number of Trust Units determined by multiplying the total number of Trust Units by the Proportionate Earned Premium of each Former Member. The Proportionate Earned Premium is calculated by dividing (a) the net earned premium derived by the Trust from a Former Member for each Positive Income Fund Year during which the Trust derived a net earned premium for the full Positive Income Fund Year from such Former Member by (b) $16,166,610, which is the total of all such net earned premiums of the Trust. From time to time, at the request of a Former Member, the Trust will conduct an audit to determine if the amount of premium paid by the Former Member during a particular year was correct. Any such audits conducted between the date hereof and the Effective Date could result in some adjustment to the amount of the total net earned premium of the Trust derived from Former Members for full Positive Income Fund Years; however, it is not expected that such adjustment would be material. See "The Plan -- General; Terms of the Plan; Dissemination of Liquidating Distribution" and "Description of Company of Stock."

         Computation Assistance. To determine the approximate number of shares a Former Member will receive, the Former Member can divide the premiums paid to the Trust for coverage for a full year in the years August 1, 1992-July 31, 1993; August 1, 1993-December 31, 1994; January 1, 1995-December 31, 1995; and
January 1, 1996-December 31, 1996 by $16,166,610 and multiply the result by 595,997. For assistance with this calculation a Former Member can call the Trust collect at (601) 352-7817.

Adoption of Plan

         The Trust's Board of Trustees unanimously approved and adopted the Plan on March 20, 1997. The Plan was amended on September 11, 1997. No vote of Former Members is required to approve or adopt the Plan or consummate the Conversion, because a vote of the members is not required under either state law or under the Trust Agreement.

         The Trust Agreement provides that the Trust's Board of Trustees may terminate the Trust at any time with the approval of the members of the Trust. However, when the Trust ceased directly providing workers' compensation insurance, the Trust ceased having members as defined by the Trust Agreement. Because there are no members as contemplated by the Trust Agreement, no vote other than the Trust's Board of Trustees is required to approve and adopt the Plan or consummate the Conversion. See "Summary -- Definition of Former Members of the Trust."

Reasons for Conversion

         Formation of the Company is intended to provide a locally controlled, long term source of dependable and reasonably priced insurance without the joint and several liability associated with workers' compensation self-insured pools such as the Trust. As a Mississippi stock insurance company, the Company is permitted by law to expand into a broader range of insurance activities and to have more flexibility in financing activities and other matters than is currently permitted to the Trust as a Mississippi workers' compensation self-insured pool. Formation of the Company also is intended to facilitate the development of an active market in the Company's Stock. See "The Conversion -- Reasons for Conversion; Resales of Company Stock" and "Business of the Company -- Company Management's Plan of Operation."

Dissenters' Rights

         Former Members of the Trust have the right to dissent from the Plan and receive $4.00 in cash for each of their Trust Units. In order to perfect dissenters' rights, a Former Member wishing to dissent must deliver to the Trust's office written notice of such Former Member's intent to demand payment on or before ______________, 1997 [compute 30 days after the effective date of the Registration Statement]. See "The Plan -- General; Terms of the Plan."

         If dissenters' rights are perfected by holders of more than 20% of the Trust Units, then the Conversion will not proceed with the result that no cash or stock will be distributed to any Former Members.

Effective Date

         The effective date of the Plan at which time the Company will be capitalized and the Trust liquidated and dissolved (the "Effective Date") will be the close of business on the last day of the month in which all of the conditions to the Plan have been satisfied. See "The Plan -- Effective Date; Conditions; Termination."

Conditions and Termination

         The Plan may be terminated and abandoned at any time prior to the Effective Date by vote of the Trust's Board of Trustees. In addition, the Plan is subject to certain conditions, which, if not met, also constitute grounds for termination. Such conditions include: (i) an opinion from Watkins Ludlam & Stennis, P.A. shall have been received, to the effect that the Conversion will be treated, for federal income tax purposes, as a tax-free transaction as to the Trust, the Company, and to those Former Members who receive Stock of the Company; (ii) the Assumption Reinsurance Agreement described elsewhere herein shall have become effective; and (iii) dissenters' rights shall not be perfected by holders of more than twenty percent (20%) of the Trust Units. See "The Plan -- Conditions; Termination."


Assumption Reinsurance Agreement

         The Trust and the Company have entered into an Assumption Reinsurance Agreement (the "Assumption Reinsurance Agreement") with Continental Casualty Company ("Continental"), a member of the CNA Insurance Group.

         In a self insured pool such as the Trust, all persons who have ever purchased insurance from the pool are jointly and severally liable for the loss obligations of one another which were incurred during the time period such person was an insured. The Assumption Reinsurance Agreement provides that Continental will assume the Trust's insurance liabilities and the joint and several liability of any employers to whom the Trust provided insurance and that such employers will be able to look directly to Continental for coverage and claims payments without the necessity of making a claim against the Trust.

         Each Former Member of the Trust which accepts a Liquidating Distribution will be deemed to have agreed to look solely to Continental for coverage, to release the Trust from further insurance obligations, and to release the Former Members of the Trust from joint and several liability. In addition, all Former Members will be required to sign and return an Assumption Certificate evidencing their agreement to the assumption by Continental as a condition to receiving the Liquidating Distribution applicable to such Former Member and participating in the offering of stock described in this Prospectus. The purpose of this requirement is to ensure that the objective of releasing Former Members from joint and several liability and effectively transferring this liability to Continental is accomplished.

         Under the terms of the Assumption Reinsurance Agreement, the Company has the option to reinsure Continental for the Trust's former insurance which Continental directly assumed. See "The Conversion -- Assumption Reinsurance Agreement" and "Business of the Company -- Company
Management's Plan of Operation."

Termination of Self Insurer Status

         Upon consummation of the Assumption Reinsurance Agreement, the Trust will surrender its Certificate of Authority to the Workers' Compensation Commission. See "The Conversion -- Regulatory Approvals."

Business of the Company

         Upon completion of the Conversion, the Company anticipates being licensed by the Mississippi Department of Insurance (the "Department of
Insurance") to write workers' compensation insurance in the State of Mississippi. The Company anticipates that it will continue the Commercial Program as well as create workers' compensation programs through other insurers. The Company may obtain income through the provision of reinsurance to Continental and to TIG Insurance Company and TIG Reinsurance Company through the Commercial Program, through investment income and through the creation and management of workers' compensation programs similar to the Commercial Program. See "Business of the Company -- Company Management's Plan of Operation."

         The Company does not anticipate directly writing insurance until it is eligible to receive a rating from an insurance rating organization, which is anticipated to be at least five years after the date of licensure. Having a favorable rating is important to a company writing insurance on a direct basis because the absence of a rating, or a low rating, will make the company's products less attractive to insureds. See "Business of the Company -- Company Management's Plan of Operation."

Management of the Company

         The officers and directors of the Company are William L. Kennedy (Director and Chairman of the Board), Harry E. Vickery (Director and President)
 and David R. White (Director, Secretary, Treasurer and Vice President). See "Business of the Company -- Management of the Company;
Executive Compensation."

Regulation of the Company

         The Company will be subject to the regulation of the Department of Insurance although control over the delivery of benefits is generally under the purview of the Workers' Compensation Commission. The regulatory policies of both the Workers' Compensation Commission (applicable to the Trust) and the Department of Insurance (applicable to the Company) are designed to encourage responsible operation and solvency. The principal difference in regulatory requirements between  the two  regulatory  entities  is that the  Department  of  Insurance's reporting requirements are more detailed and its regulatory powers are more extensive than those of the Workers' Compensation Commission. In addition, commercial insurance companies are allowed to set their rates at any level, subject only to Department of Insurance disapproval, thus allowing commercial insurers to quickly respond to market changes. This is in contrast with premium setting by pools such as the Trust, the rates of which must be analyzed and approved by the Workers' Compensation Commission. See "The Conversion -- Regulatory Approvals"; "The Workers' Compensation Insurance System"; and "Business of the Company -- Government Regulation."

Dividend Policy

         The payment of dividends by the Company is subject to regulatory restrictions. See "Comparison of the Rights of Former Members of the Trust and Shareholders of the Company -- Dividends."

Certain Federal Income Tax Consequences

         Where a Former Member exercises the right to dissent and receives cash in exchange for Trust Units, such cash will be treated as having been received by the Former Member as a distribution in redemption of the Trust Units subject to the provisions and limitations of Section 302 of the Internal Revenue Code of 1986, as amended (the "Code"). Where a Former Member receives shares of Company Stock in exchange for Trust Units, no gain or loss will be recognized by the Former Member on the Company Stock received. No gain or loss will be recognized by the Trust or the Company with respect to the Conversion. See "The Conversion -- Certain Federal Income Tax Consequences."


Accounting Treatment

         The Conversion is a reorganization of entities under common control, the accounting for which is similar to a pooling of interests. See "The Conversion -- Anticipated Accounting
Treatment."

Required Regulatory Approvals

         The Conversion does not require regulatory approval from either the Workers' Compensation Commission or the Department of Insurance. See "The Conversion -- Regulatory Approvals."

Comparison of Rights of Former Members of the Trust and Shareholders of the Company

         There are material differences between the rights of Former Members of the Trust and rights of shareholders of the Company. These differences include the following: Former Members are jointly and severally liable for loss obligations of the Trust during the period such Former Members were insureds of the Trust, while stockholders of the Company will not be liable for the obligations of the Company and the Company Stock will be nonassessable; Former Members have no voting rights while holders of Company Stock are entitled to one vote per share held on each matter submitted to a vote of the shareholders; and Former Members may not sell or transfer their interest in the Trust, while holders of Company Stock may freely transfer their shares, subject to applicable securities laws. See "Comparison of Rights of Former Members of the Trust and Rights of Shareholders of the Company."


                                                   RISK FACTORS

         The following risk factors should be considered carefully by Former Members and Purchasers in evaluating whether to become holders of Company Stock. These factors should be considered in conjunction with other information included and incorporated by reference in this Prospectus.

Lack of History of Operations

         The Company is a newly formed Mississippi corporation and has no history of operations. Although the Company will be the successor in interest to the Trust and plans to capitalize on relationships between the Trust and its present and former insureds, there can be no assurance that the Company will succeed or meet its objectives. See "Business of the Company -- Organization and Purpose; Company Management's Plan of Operation."

Limited Operations

         The Company anticipates that initially its sole potential sources of revenue are investment income, premiums generated from the provision of reinsurance under the Assumption Reinsurance Agreement if the Company elects to provide such reinsurance, premiums generated from the provision of reinsurance under the Commercial Program if the Company elects to provide such reinsurance, and the creation and management of any program similar to the Commercial Program. See "The Conversion -- Assumption Reinsurance Agreement" and "Business of the Company -- Company Management's Plan of Operations." The Company does not plan to write insurance directly until it receives a favorable rating of at least an A-, which the Company anticipates will be at least five years from the date of licensure. See "Risk Factors -- Lack of Ratings."

Capitalization

         The Company anticipates it will exceed the statutory minimum capital and surplus requirements of the Department of Insurance for writing workers' compensation insurance in Mississippi. However, the Company initially will be thinly capitalized. In the early years, the Company may incur losses. Losses in excess of those anticipated by management during the initial years of the Company's operations or otherwise could result in the Company failing to meet the statutory minimum capital and surplus requirements. In that event, the Company could be placed under certain operating and other restrictions by the Department of Insurance, the Company could be placed under supervision by the Department of Insurance, or the Department of Insurance could seek to appoint a receiver or liquidator for the Company. See "Business of the
 Company -- Company Management's Plan of Operations; Government Regulation."

Reliance on Certain Persons

         The success of the Company will be substantially dependent on the services of Harry E. Vickery (Director, President of the Company) and David R.
White (Director, Secretary, Treasurer, and Vice President). The loss of the services of one or both persons could have an adverse impact on the Company's ability to reach its objectives. See "Business of the Company -- Management of the Company" and "Certain Transactions and Relationships."

Variability of Operating Results

         Historically, the workers' compensation industry has been cyclical, generally characterized by periods of overcapacity which result in lower premium rates followed by periods of scarcity resulting in higher rates. Premium rates, and thus profitability, can be affected significantly by many factors including competition, the severity and frequency of claims, interest rates, regulations, court decisions, the judicial climate, and general economic conditions and trends, all of which are outside of the Company's control. These factors could contribute to significant variation of results of operations from year to year. Changes in economic conditions can lead to reduced premium levels due to lower payrolls as well as increased claims due to the tendency of workers who are laid off to submit worker's compensation claims. Legislative and regulatory changes can also contribute to variable operating results for worker's compensation insurance businesses. See "The Conversion -- Reasons for Conversion" and "The Workers' Compensation Insurance System."

Adequacy of Loss Reserves

         The Company will be required to maintain reserves to cover its estimated ultimate liability for losses with respect to reported and unreported claims incurred as of the end of each accounting period. These reserves do not represent an exact calculation of liabilities but rather are estimates involving actuarial projections at a given time of what the Company expects the ultimate settlement and administration of claims will cost based on facts and circumstances then known, predictions of future events, estimates of future trends in claims frequency and severity. See "Business of the Company -- Government Regulation."

         In light of present facts and current legal interpretations, management of the Company believes that adequate provisions will have been made for loss reserves upon the Conversion. In making this determination, management has considered the claims experience of the Trust, loss development history for prior accident years for the Trust, estimates of future trends of claims frequency and severity and the proposed underwriting activities of the Company. However, establishment of appropriate reserves is an inherently uncertain process, and there can be no certainty that currently established reserves will prove adequate in light of subsequent actual experience. Subsequent actual experience could result in loss reserves being too high or too low.

Future loss development could require reserves for prior periods to be increased, which would adversely impact earnings in future periods.

Regulation

         The Company's worker's compensation insurance operations will initially be conducted only in Mississippi and will be subject to supervision and regulation by the Department of Insurance. Such supervision and regulation relate to numerous aspects of an insurance company's business and financial condition. The primary purpose of such supervision and regulation is the protection of policyholders rather than investors or stockholders of an issuer. In the event an insurance company does not comply with the rules and regulations promulgated by the Department of Insurance, the Department of Insurance may utilize a number of enforcement mechanisms against the noncomplying company, including supervision, receivership, or liquidation. See "Business of the Company -- Government Regulation."

Competition

         The insurance industry is characterized by competition primarily on the basis of price. However, availability and quality of products, quality and speed of service (including claims service), financial strength, distribution systems and technical expertise are also important elements of competition. Many of the Company's competitors are larger and have greater resources than the Company. See "Business of the Company -- Company Management's Plan of Operations."

Lack of Ratings

         Rating organizations review the financial performance and condition of insurers. The Company will initially not be rated as a result of having less than five consecutive years of operating experience. The absence of a rating could make the Company's reinsurance product less attractive to potential ceding companies (the companies which would transfer the insurance risk to the Company) because the ceding insurer will not have an independent third party evaluation of the Company's financial status. As a result, the ceding companies may require pledged collateral or a letter of credit as a condition for ceding insurance to the Company.

Licensure

         Upon completion of the Conversion, the Company expects to be licensed by the Department of Insurance as a provider of workers' compensation insurance. Although the Company believes it will meet all requirements for licensure and has undertaken discussions with the Department of Insurance to that effect, the Department of Insurance is not required to grant such licensure.

                                                  THE CONVERSION

Background and Recommendation of the Trust's Board of Trustees.

         During late 1995, management of the Trust began discussing the best method of continuing to fulfill the Trust's mission of ensuring long term availability of reasonably priced workers' compensation insurance to its core agricultural and industrial clients. Due to fundamental changes in the workers' compensation insurance market, management of the Trust determined that the conversion of the Trust into a commercial stock company would best suit the needs of the Trust's insureds. See "The Workers' Compensation Insurance System."

         In reaching its recommendation to pursue the Conversion, the Trust's Board of Trustees examined a number of options. Because of the current low premiums being charged by workers' compensation insurers, the Trust could not offer competitively priced workers' compensation insurance. The Board considered simply dissolving the Trust and returning the remaining assets to Former Members or leaving the Trust dormant while continuing with the Commercial Program (both with and without terminating the joint and several liability of the insureds) but these strategies conflicted with the Trust's original mission to ensure long term availability of reasonably priced workers' compensation insurance to its core agricultural and industrial clients.

         Although the Commercial Program has produced more competitive rates than the Trust, the Trustees do not wish to rely upon the Commercial Program as a long term solution because there is no assurance that TIG will continue writing insurance under the Commercial Program. In addition, TIG's rates may become uncompetitive. The Trustees believe that the workers' compensation market will experience another period of scarcity and higher premium rates as a result of excessive price competition (as the market experienced in the late 1980's and early 1990's). The Trustees also believe that in such event a commercial insurance company structure will provide more flexibility for assuring coverage of the Trust's target market through reinsurance or other arrangements. In addition, dissolution or dormancy of the Trust would not allow Former Members an opportunity to participate in the long term growth potential of a company that they owned. Further, in the event of dissolution of the Trust, the cash liquidation proceeds would be taxable to the recipients, while receipt of Company Stock is not.

         On March 20, 1997, the Trustees of the Trust (William L. Kennedy, Aven Whittington, Merlin Richardson, and S. Hall Barrett, Jr.) unanimously voted to approve and adopt the Plan. The Trustees amended the Plan effective September
11, 1997. The Company approved and adopted the Plan and the sale of its stock to the Trust and related transactions on the same date. For additional explanation of the Trustees' reasons for approving the Plan, see "The Conversion -- Reasons for Conversion."

THE BOARD OF TRUSTEES OF THE TRUST HAS UNANIMOUSLY VOTED FOR APPROVAL AND ADOPTION OF THE PLAN AND BELIEVES THAT THE CONVERSION IS IN THE BEST INTERESTS OF THE TRUST AND THE FORMER MEMBERS.

Reasons for Conversion

The Changing Workers Compensation Market

         At the time the Trust was organized, workers' compensation insurance written by commercial insurers in Mississippi was becoming difficult and expensive to obtain as a result of losses experienced by commercial insurers. Mississippi's experience paralleled a national trend of limited availability of workers' compensation insurance which prompted the formation of self insured pools across the United States. See "The Workers' Compensation Insurance System."

         However, as a result of structural changes in the workers' compensation market, such as tort reform and better loss analysis, premiums charged by commercial workers' compensation carriers have lessened while availability of insurance has increased. As a result, self insured pools such as the Trust have found it difficult to compete with commercial insurance companies on a cost of premium basis because commercial insurers generally have greater financial resources and, due to different regulatory requirements, can change their pricing strategy much more rapidly than can the self insured pools. See "Business of the Trust -- Regulation" and "Trust Management's Discussion and Analysis of Financial Conditions and Operation." Although availability of workers' compensation insurance has increased, the industry remains highly cyclical, which could result in periods of scarcity and high premiums in the future.

         As a result of the changing nature of the workers' compensation market, effective July 1, 1996 the Trust ceased writing workers' compensation insurance and created the Commercial Program with TIG Insurance Company ("TIG") and TIG Reinsurance Company. Under the Commercial Program, TIG (an "A" (excellent) rated commercial insurance company according to A. M. Best Company), provides workers' compensation to Former Members and other persons through the Trust's network of agents.

         The Trust created the Commercial Program in order to maintain coverage of its insureds at reasonable rates as the Trust planned for the Conversion. The Trust continues to operate primarily to service and "run off" business written prior to July 1, 1996.

Joint and Several Liability

         In a self insurance pool such as the Trust, all insureds are jointly and severally liable for the loss obligations of one another during the periods such persons were insured by the pool. Upon the effectiveness of the Assumption Reinsurance Agreement which is a condition precedent of the Plan becoming effective, Continental will insure the joint and several liability obligations of all the insureds of the Trust. In the future, the shareholders of the Company will not be jointly and severally liable for any obligations arising out of policies written by the Company. See "Comparison of the Rights of Former Members of the Trust and Shareholders of the Company -- Liability; Assessment."

Ability to Write Other Lines of Business

         Mississippi law prohibits self insured workers' compensation trusts from writing any type of insurance other than workers' compensation insurance. As a commercial stock company, assuming appropriate licensure, the Company could write and/or participate in insurance programs to provide lines of insurance business in addition to workers' compensation. In the event the Company desired to participate in other lines of business, the Department of Insurance would require the Company to maintain higher levels of capital and surplus ($600,000 and $900,000, respectively) than is required for a single line company which, like the Company, will write only workers' compensation ($400,000 and $600,000, respectively). Though the Company does not anticipate becoming licensed to write other lines of business in the near future, management of the Trust and the Company believe the ability to do so will allow the Company to be more responsive to the future needs of its target market than a self insured workers' compensation trust.

Ability to Write Insurance in Other States

         Self insurers such as the Trust cannot write workers' compensation insurance outside of Mississippi. As a commercial insurer, assuming appropriate licensure and financial strength, the Company could write insurance in other states.

         The Company does not plan to directly write insurance for at least five years after the Conversion (in order to allow time to be rated). However, under certain circumstances it can participate in workers' compensation programs similar to the Commercial Program in other states without seeking licensing or any additional statutory capital or surplus requirements in those states, provided that another company that is licensed in the state is directly writing the business. There are currently no such arrangements in place with respect to other states. to See "Business of the Company -- Company Management's Plan of Operation -- Creation of Other Workers' Compensation Insurance Programs."

Ability to Raise Additional Capital

         If self insured workers' compensation trusts require additional capital, their principal options would be to either increase premiums or assess their members jointly and severally. As a commercial insuror, the Company's shareholders are not liable to assessment and capital needs may be met through the sale of stock. At present, the Company has no plans to issue additional stock after the Conversion. See "Comparison of the Rights of Members of the Trust and Shareholders of the Company -- Liability; Assessment" and "Business of the Company -- Government Regulation."

Assumption Reinsurance Agreement

         The Trust and the Company have entered into the Assumption Reinsurance Agreement dated as of March 20, 1997, with Continental, a member of the CNA Insurance Group. The Assumption Reinsurance Agreement was subsequently amended effective September 5, 1997. The CNA

Insurance Group has a rating by the A. M. Best Company of "A" (Excellent).
This rating applies to the group's nine-member intercompany pool which includes Continental.

         The Assumption Reinsurance Agreement provides that Continental will assume the Trust's insurance liabilities and the joint and several liability of any employers to whom the Trust provided insurance from the inception of the Trust and that such employers will be able to look directly to Continental for coverage and claims payments without the necessity of making a claim against the Trust. Each Former Member of the Trust which accepts a Liquidating Distribution will be deemed to have agreed to look solely to Continental for coverage, to release the Trust from further insurance obligations, and to release the Former Members of the Trust from joint and several liability. In addition, all Former Members will be required to sign and return an Assumption Certificate evidencing their agreement to the assumption by Continental and to release the Former Members from joint and several liability as a condition to receiving the Liquidating Distribution applicable to such Former Member.

         The Assumption Reinsurance Agreement will become effective when the Trust pays to Continental a total premium not to exceed $1,875,000 composed of $1,625,000 in reserves to be transferred to Continental for use in paying claims made against the Trust (which amount may be adjusted downward depending on claims settled), and $250,000 as a fee to Continental for the provision of coverage. David R. White, who is an officer and director of the Company, or an affiliate of Mr. White, will be paid a commission of $25,000 by Continental in connection with the transaction. See "Risk Factors -- Capitalization;" "Business of the Company -- Government Regulation;" and "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations."

         Under the terms of the Assumption Reinsurance Agreement, the Company has the option to reinsure Continental with respect to the insurance which Continental directly assumed ("Stoneville Reinsurance"). No consideration shall be paid or due to or from either the Company or Continental for Stoneville Reinsurance. Under the terms of the Assumption Reinsurance Agreement, Stoneville may exercise Stoneville Reinsurance on March 1, 1998, by providing written notice to Continental on or prior to such exercise date. If Stoneville exercises Stoneville Reinsurance, Continental and Stoneville shall enter into a Reinsurance Agreement in a form acceptable to Continental with such acceptability criteria to be based on customary industry practice and with such acceptance by Continental not to be unreasonably withheld. If Stoneville Reinsurance is provided, reserves allocable to such risk reinsured by the Company will be transferred to the Company, thus allowing the Company to invest those funds and generate income. The Company will be required to fund a trust account with a financial institution acceptable to Continental and the Company with the amount of funds necessary for Continental to receive full financial statement credit for such reinsurance and with the terms and conditions of such trust to comply with the law of Continental's state of domicile such that Continental shall receive full financial statement credit for such reinsurance.

         The Assumption Reinsurance Agreement is unrelated to and will have no effect on the ongoing operations of the Trust's Commercial Program.

Regulatory Approvals

         No formal regulatory approvals from either the Workers' Compensation Commission or the Department of Insurance are required in order for the Trust to consummate the Conversion. The Company must be licensed as an insurance company by the Department of Insurance prior to commencing operations as a workers' compensation insurer. The Company believes such licensure will be granted upon the consummation of the Conversion. See "Business of the Company -- Government Regulations." The Trust has provided copies of the Plan, as amended, a copy of this Prospectus, and other information to the Workers' Compensation Commission.

         Immediately prior to the consummation of the Conversion, the Trust will surrender its Certificate of Authority to the Workers' Compensation Commission.

Resales of Company Stock

         All shares of Company Stock received by Former Members of the Trust in the Conversion will be freely transferable, except that shares of Company Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of the Trust before the Conversion may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of the Company), or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Trust or the Company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party in the case of the Company, or certain Trustees or Former Members in the case of the Trust. See "Comparison of the Rights of Former Members of the Trust and Shareholders of the Company -- Resale."


Certain Federal Income Tax Consequences

         The following discussion of certain federal income tax consequences of the Conversion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, judicial authority, and administrative rulings and practice as of the date hereof. Watkins Ludlam &
Stennis, P.A. has furnished an opinion of counsel to the effect that the Conversion will be treated as a tax free transaction as to the Trust, the Company, and to those Former Members who receive Stock of the Company.

Consequences to Former Members

         Former Members receiving cash as a result of the Conversion will be treated as having received cash as a distribution in redemption of the Trust Units. Such distribution will be taxable, subject to the provisions and limitations of Code Section 302. No gain or loss will be recognized by the Former Members upon their receipt of Company Stock solely in exchange for their Trust

Units by virtue of Code Section 354(a)(1). The basis of the Company Stock to be received by the Former Members will be the same as the Former Members' basis in the Trust Units allocable to such Former Members, under Code Section 358(a)(1).

         The holding period of the Company Stock received by the Former Members will include, in each instance, the period during which the Former Members had an interest in the equity of the Trust as determined under the Plan, provided that such Trust equity constituted a capital asset on the date of the exchange, pursuant to Code Section 1223(1).

Consequences to the Trust and the Company

         No gain or loss will be recognized by the Trust or the Company as a result of the Conversion under Code Sections 361(a) and 1032(a), respectively. The basis of the assets of the Trust in the hands of the Company will be the same as the basis of those assets in the hands of the Trust immediately prior to the transfer under Code Section 362(b). The holding period of the assets of the Trust in the hands of the Company will include the period during which such assets were held by the Trust under Code Section 1223(2).

         EACH FORMER MEMBER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH FORMER MEMBER OF THE CONVERSION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, FOREIGN AND OTHER TAX LAWS. THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH FORMER MEMBER OF THE TRUST.

Anticipated Accounting Treatment

         The Conversion is a reorganization of entities under common control, the accounting for which is similar to a pooling of interests. Under this method of accounting, the recorded assets of the Trust will be carried forward to the Company at their recorded amounts, income of the Company will include income of the Trust for the entire fiscal year in which the Conversion occurs and the reported income of the Trust for prior periods will be combined with and included as income of the Company.

                                                     THE PLAN

General

         The terms of the Conversion are contained in the Plan, a copy of which is attached to the Prospectus as Exhibit A. The statements in this Prospectus are qualified entirely by reference to the Plan.

         Upon the  satisfaction  of the conditions to the  effectiveness  of the
Plan: (i) the Trust will transfer substantially all its assets and liabilities (other than insurance liabilities) to the Company; (ii) in exchange for the contribution of such assets and liabilities by the Trust to the Company, the Company will issue shares of its $1.00 par value Stock to the Trust with each share of such Stock to be valued for purposes of the exchange at $4.00 per share; and (iii) the Trust will dissolve and distribute its assets (stock of the Company) to Former Members of the Trust, with the exception of Former Members who elect to dissent from the transaction, who will receive $4.00 for each share of Stock to which they would have been entitled to under the Plan.

         The Plan fixes the value of the Stock based on a per share measurement of $4.00 of Trust equity (one Trust Unit) per share of Stock. The per share valuation is designed to result in the Company issuing an appropriate number of shares so that it will have the minimum levels of statutory capital and surplus as required by law. In Mississippi, the par value of stock issued by an insurance company cannot be less than $1.00. The Company will be considered a single line commercial insurance company by the Department of Insurance so long as it writes only workers' compensation insurance. Single line commercial insurance companies such as the Company must at all times meet and maintain a minimum capital (the par value of the issued and outstanding stock) and surplus (generally the difference between the issuance price of the stock and its par value) levels of $400,000 and $600,000, respectively. The Company anticipates that it will exceed the minimum levels of capital and surplus. See "Trust
Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Results of Operations -- Liquidity Requirements."

Effective Date

         The Plan is dated as of March 20, 1997, and was subsequently amended effective , 1997. The Plan will become effective as of the Effective Date, which is the close of business on the last day of the month during which all conditions to the Plan have been satisfied. The capitalization of the Company and the liquidation and dissolution of the Trust shall be deemed to have occurred simultaneously and completely as of the Effective Date.

Terms of the Plan

         As of the Effective Date, the Trust will transfer to the Company substantially all of the assets and liabilities (other than insurance liabilities) of the Trust in return for the number of shares of Stock of the Company equal to the assets and liabilities of the Trust transferred by the Trust to the Company measured by $4.00 of Trust equity (one Trust Unit) per share of Company Stock. The value of the assets and liabilities to be transferred to the Company is anticipated to be $2,383,989, which is the value of the equity of the Trust as of June 30, 1997, increased by the estimated income of the Trust between such date and the Effective Date of the Plan minus all expenses incurred between such date and the effective date of the Plan, including amounts reserved to pay estimated expenses of the Trust, but excluding amounts reserved to pay dissenters. At that point, the Trust will own all the issued and outstanding shares of Stock of the Company. Immediately thereafter, the Trust will be liquidated.

         Upon liquidation of the Trust, each Former Member shall receive its Liquidating Distribution of one share of Company Stock for each Trust Unit allocable to such Former member, except dissenters, who shall receive $4.00 in cash for each Trust Unit allocable to such dissenter. As of June 30, 1997, there were a total of approximately 595,997 Trust Units allocable to Former Members which represents the approximately $2,383,989 value, as of June 30, 1997, of the net assets which will be transferred to the Company. The actual amount transferred from the Trust to the Company will depend the results of operations of the Trust between June 30, 1997 and the Effective Date of the Plan. In the event that the expenses set aside for the Conversion are less than anticipated and/or few Former Members exercise dissenters' rights and/or the Trust income is greater than projected, then the remaining amounts shall be transferred from the Trust to the Company as a contribution to capital of the Company. For purposes of computing the number of shares of Stock (or in the case of dissenters, cash) distributable to each Former Member, each Former Member of the Trust will have allocated to it a number of Trust Units determined by multiplying the total number of Trust Units by the Proportionate Earned Premium of each Former Member.

         Proportionate Earned Premium is computed by dividing (a) the net earned premium derived by the Trust from a Former Member for each Positive Income Fund Year during which the Trust derived a net earned premium for the full Positive Income Fund Year from such Former Member by (b) the total of all such net earned premiums of the Trust. The Proportionate Earned Premium is designed to allocate to each Former Member an amount of Trust Units in proportion to that Former Member's economic contribution to the Trust. This computation, including the use of only Positive Income Fund Years, is similar to the one used for determining a member refund in a self insured pool, is similar to the method that would be used if the Trust were liquidating and distributing cash, and was chosen based on discussions with the Workers' Compensation Commission.

         Mississippi law does not provide for dissenters' rights in transactions involving trusts. However, based on discussions with the Workers' Compensation Commission, the Plan includes a version of dissenters' rights which is designed to allow dissenters to dissent from the Plan and receive $4.00 in cash for each Trust Unit allocable to such persons upon perfection of dissenters' rights. Payments to dissenters shall be paid by the Trust in an amount (to be determined as of the Effective Date) which will satisfy certain published Internal Revenue Service Guidelines so as not to cause the Conversion to lose its characterization as a tax free transaction as to the Trust, the Company, and those Former Members who receive Stock of the Company. Any excess over such amount shall be paid to dissenters by the Company (contemporaneously with the payments made to dissenters from funds of the Trust) out of operating funds or from the proceeds of a loan that the Company will obtain for that purpose and not out of assets transferred to the Company from the Trust pursuant to the Plan. The Company's intent is to pay debt service on any loan obtained to pay dissenters out of future earnings of the Company and not out of funds transferred from the Trust.

         In order to perfect dissenters' rights, a Former Member wishing to dissent must deliver to the Trust's office at 633 North State Street, Suite 200, Jackson, Mississippi 39202-7817, before ___________, 1997 [compute 30 days after the Effective Date of the Registration Statement], written notice of such Former Member's intent to demand payment. Payment to dissenters who have perfected their dissenters' rights shall be made within 60 days after the Effective Date.

         If dissenters' rights are perfected by holders of more than 20% of the Trust Units, then the Conversion will not proceed with the result that no cash or stock will be distributed to any Former Members.

         As of the Effective Date, following the Liquidating Distribution, the Trust shall be dissolved. Subsequent to the dissolution of the Trust, any amounts remaining not needed to pay expenses or dissenters, if any, shall be transferred to the Company.

Dissemination of Liquidating Distribution

         Promptly after the Effective Date, each Former Member will receive an Assumption Certificate which will evidence Continental's assumption of the insurance liabilities of the Trust, including the joint and several liability obligations of each of the Trust's insureds to the other. Each Former Member must sign and return the Assumption Certificate to the Trust at which time the Trust will tender to the Former Member such Former Member's Stock in the Company or such amount as may be due if such Former Member has complied with the dissenters' procedures as set forth in the Plan. The purpose of this requirement is to ensure that the objective of releasing Former Members from joint and several liability and effectively transferring this liability to Continental is accomplished.

Conditions

         The obligation of the Trust to consummate the Plan is subject to the following conditions: (i) the Assumption Reinsurance Agreement being in effect;
(ii) receipt of an opinion from Watkins Ludlam & Stennis, P.A. to the effect that the Conversion will be treated as a tax-free transaction as to the Trust, the Company, and to those Former Members who receive Stock of the Company; and
(iii) dissenter's rights shall not be perfected by holders of more than twenty percent (20%) of the Trust Units.

Termination

         The Plan may be terminated at any time by vote of the Trustees of the Trust or if all conditions to the Plan have not been satisfied by December 31, 1997. In the event the Plan is terminated, the Conversion will not proceed. The Trustees of the Trust will at that point determine whether to allow the Trust to become dormant, liquidate the Trust, and/or cause the Assumption Reinsurance Agreement to become effective.

                    PRO FORMA CONDENSED BALANCE SHEETS AND STATEMENTS
                          OF INCOME (UNAUDITED) OF THE COMPANY

Pro Forma Condensed Balance Sheets

The following proforma condensed balance sheets are presented as of December 31, 1996 and June 30, 1997. The December 31, 1996 proforma balance sheets give effect to the conversion as if the conversion was in place effective December 31, 1996. They also assume that the Assumption Reinsurance Agreement with CNA was in place effective December 31, 1996. The June 30, 1997 proforma balance sheets give effect to the conversion as if the conversion was in place effective June 30, 1997. They also assume that the Assumption Reinsurance Agreement with CNA was in place effective December 31, 1996.

The pro forma condensed balance sheets with the notation "20% Dissent" assume that Former Members representing at least 20% of the equity of the Trust will perfect dissenters' rights under the Plan.

The pro forma condensed balance sheets with the notation "No Dissenters" assume that no Former Members will perfect dissenters' rights under the Plan.

Pro Forma Condensed Statements of Income

Two pro forma condensed statements of income are presented for the year ended December 31, 1996 and two for the six month period ending June 30, 1997.

The 1996 pro forma condensed statements of income give effect to the Conversion as if the Conversion had been in place January 1, 1996. They also assume that the TIG Commercial Insurance Program, which began July 1, 1996, was in effect as of January 1, 1996.

The pro forma condensed statements of income for the six months ended June 30, 1997 give effect to the conversion as if the conversion had taken place December 31, 1996, the CNA Assumption Reinsurance Agreement was in place effective December 31, 1996, and the TIG Commercial Insurance Program became effective July 1, 1996.

The pro forma condensed statements of income with the notation "20% Dissent" assume that Former Members representing at least 20% of the equity of the Trust at December 31, 1996 will perfect dissenters rights under the Plan.

The pro forma condensed statements of income with the notation "No Dissenters" assume that no Former members of the Trust will perfect dissenters' rights under the Plan.

The pro forma information is based upon historical financial statements of the Trust giving effect to the transactions as a reorganization of entities under common control, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements.

The unaudited pro forma condensed balance sheets and statements of income have been prepared by management of the Company based upon financial statements of the Trust and the Company which are included elsewhere herein. The pro forma balance sheets and statements of income may not be indicative of the financial condition that would have existed if the conversion had become effective on December 31, 1996 or January 1, 1996 or if the TIG Commercial Program had been in effect on January 1, 1996. In particular, the pro forma financial statements contain no adjustments for the exercise of rights of the company to provide reinsurance under the TIG Commercial Program and the Assumption Reinsurance Agreement with Continental. The pro forma condensed balance sheets and statements of income should be read in conjunction with financial statements and related notes of the Company and the Trust contained elsewhere herein.



Pro Forma Balance Sheet  (No Dissenters)
December 31, 1996                                  Trust          Trust      Stoneville   Stoneville   Stoneville
                              Delta A&I   Adj    Pro Forma      Pro Forma     Insurance    Pro Forma    Pro Forma   Adj
                                Trust      #    Adjustments      Balance       Company    Adjustments    Balance     #
                              ----------- ----- ---------------------------------------------------------------------------------
Assets
Cash and Cash Equivalents      $1,359,965                         $1,359,965      $19,970             $19,970
Invested assets                 3,361,332     1     (3,014,234)      347,098
Notes receivable                   20,000                             20,000                                       7
Accrued interest receivable        52,410                             52,410                                       6
Reinsurance receivables, net      660,986     2       (660,986)            0
of uncollectible amounts
Excess insurance premium           89,860                             89,860
overpayment
Capital equipment leases at
cost less
  accumulated depreciation         13,517                             13,517
Prepaid expenses                   21,798                             21,798
Income tax refund receivable      152,862     3         327,990      480,852
Other assets                          575                                575
                              ----------- ----- ----------------------------------------- -------------------------------
Total Assets                   $5,733,305          ($3,347,230)   $2,386,075      $19,970   $0        $19,970
                              =========== ===== ========================================= ===============================

Liabilities and Stockholders'
Equity
Liabilities
Reserve for losses and loss     2,834,220     4     (2,834,220)            0
adjustment expenses
Reserve for premium               384,863                            384,863
adjustment
Notes payable                           0                                  0       20,000              20,000      9
Accounts payable and               56,290                             56,290          407                 407      8
accrued liabilities







Capital lease obligations           4,038                              4,038
                              ----------- ----- ----------------------------------------- -------------------------------
Total Liabilities               3,279,411           (2,834,220)      445,191       20,407    0         20,407
                              =========== ===== ========================================= ===============================

Stockholders' Equity
Common Stock 500,000
shares issued and outstanding
  $1 par value                                                                          0                   0     10
Retained Earnings               2,463,130     5       (513,010)    1,950,120        (437)               (437)     11
Unrealized decline in market
value of equity securities
  less applicable future tax
benefit                           (9,236)                            (9,236)
                              ----------- ----- ----------------------------------------- -------------------------------
Total Stockholders' Equity      2,453,894             (513,010)    1,940,884        (437)    0          (437)
                              ----------- ----- ----------------------------------------- -------------------------------
Total Liabilities and          $5,733,305          ($3,347,230)   $2,386,075      $19,970   $0        $19,970
Stockholders' Equity
                              =========== ===== ========================================= ===============================


                                   Inter-Co.     Combined
                                  Elimination    Pro Forma
                                  Adjustments    Balance
Assets                         ------------------ --------
Cash and Cash Equivalents                      $1,379,935
Invested assets                                   347,098
Notes receivable                (20,000)                0
Accrued interest receivable        (407)           52,003
Reinsurance receivables, net                            0
of uncollectible amounts
Excess insurance premium                           89,860
overpayment
Capital equipment leases at                             0
cost less
  accumulated depreciation                         13,517
Prepaid expenses                                   21,798
Income tax refund receivable                      480,852
Other assets                                          575
                               --------- ----------------
Total Assets                   ($20,407)       $2,385,638
                               ========= ================

Liabilities and Stockholders'
Equity
Liabilities
Reserve for losses and loss                            $0
adjustment expenses
Reserve for premium                               384,863
adjustment
Notes payable                   (20,000)                0
Accounts payable and               (407)           56,290
accrued liabilities








Capital lease obligations                           4,038
                               --------- ----------------
Total Liabilities               (20,407)          445,191
                               ========= ================

Stockholders' Equity
Common Stock 500,000
shares issued and outstanding
  $1 par value                   500,000          500,000
Retained Earnings              (500,000)        1,449,683
Unrealized decline in market                            0
value of equity securities
  less applicable future tax
benefit                                           (9,236)
                               --------- ----------------
Total Stockholders' Equity             0        1,940,447
                               --------- ----------------
Total Liabilities and          ($20,407)       $2,385,638
Stockholders' Equity
                               ========= ================


Stoneville Insurance Company
Adjustments to Pro Forma Balance Sheet
December 31, 1996 (No Dissenters)

Trust Adjustments
Adjustment
  Number          Description                                        Amount
1   Adjustment for the payment of the CNA Premium of
     $2,764,234 plus a fee of $250,000 out of the investments
     of the Trust.                                                 $(3,014,234)

2   Adjustment to remove the reinsurance receivable from the
     Books of the Trust.  This receivable will be transferred to
     CNA along with outstanding insurance claims.                  $  (660,986)
                                                                   ==========

3   Adjustment to the income tax refund receivable due to the
     change in taxable income as a result of the CNA Assumption
     Reinsurance Agreement as shown following:
             Loss from liability transfer      $591,000
             CNA fee                            250,000
                                               ---------
             Decrease in taxable income         841,000

             Tax Decrease (34% Federal and 5% State)               $   327,990
                                                                   ===========

    * Loss from the CNA transfer is calculated as follows:
             Liability transfered          $2,834,220
             Premium Paid Excluding Fee    (2,764,234)
             Reinsurance Receivable
              Transferred                   ( 660,986)
                                           ------------
             Loss                           $ 591,000
                                            =========

4   Adjustment to reserve for losses to remove claims liability
     transferred to CNA                                            $(2,834,220)

5   Adjustments to Retained Earnings
  a Loss from CNA Assumption Reinsurance Agreement (See
              Adjustment # 3 above.)                               $  (591,000)

Stoneville Insurance Company
Adjustments to Pro Forma Balance Sheet
December 31, 1996 (No Dissenters)

 b Fee expense to CNA for Assumption Agreement                     (  250,000)
 c Tax adjustment as a result of the CNA transaction. (See
                      Adjustment # 3 above.)                          327,990
                                                                      -------

                           Total Adjustment # 5                     $(513,010)
                                                                  ==========


Inter-Company Eliminating Entries

Adjustment
  Number      Description                              Amount

     6 Eliminate accrued interest receivable from   $(       407)
       Stoneville to the Trust                       ============

     7 Eliminate note receivable from Stoneville    $(    20,000)
       to Trust                                     =============

     8 Eliminate accrued interest payable to Trust  $(       407)
       from Stoneville                              =============

     9 Eliminate notes payable from Stoneville to   $(    20,000)
       the Trust                                    =============

    10 Record issuance of 500,000 shares of common
        stock, $1.00 par value                      $    500,000
                                                    =============

    11 Record use of $500,000 of Trust to issue
       500,000 shares of common stock, $1.00 par    $  ( 500,000)
       value of Stoneville Insurance Co.            =============



Pro Forma Balance Sheet                     (20% Dissent)
December 31, 1996                                                         Trust           Trust       Stoneville
                                                    Delta A&I   Adj     Pro Forma       Pro Forma     Insurance
                                                      Trust      #     Adjustments       Balance       Company
                                                  ---------------------------------- -----------------------------
Assets
Cash and Cash Equivalents                             $1,359,965                          $1,359,965       $19,970
Invested assets                                        3,361,332     1   (3,114,234)         247,098
Notes receivable                                          20,000                              20,000
Accrued interest receivable                               52,410                              52,410
Reinsurance receivables, net of uncollectible            660,986     2     (660,986)               0
   amounts
Excess insurance premium overpayment                      89,860                              89,860
Capital equipment leases at cost less
  accumulated depreciation
                                                          13,517                              13,517
Prepaid expenses                                          21,798                              21,798
Income tax refund receivable                             152,862     3       327,990         480,852
Other assets                                                 575                                 575
                                                  ---------------------------------- -----------------------------
Total Assets                                          $5,733,305        ($3,447,230)      $2,286,075       $19,970
                                                  ================================== =============================

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and loss adjustment                 2,834,220     4   (2,834,220)               0
   expenses
Reserve for premium adjustment                           384,863                             384,863
Notes payable                                                  0                                   0        20,000
Accounts payable and accrued liabilities                  56,290                              56,290           407
Capital lease obligations                                  4,038                               4,038
                                                  ---------------------------------- -----------------------------
Total Liabilities                                      3,279,411         (2,834,220)         445,191        20,407
                                                  ---------------------------------- -----------------------------

Stockholders' Equity
Common Stock 400,000 issued and
   outstanding $1 par value
                                                                                                                 0
Retained Earnings                                      2,463,130     5     (613,010)       1,850,120         (437)
Unrealized decline in market value of equity
  securities less applicable future tax benefit
                                                         (9,236)                             (9,236)
                                                  ---------------------------------- -----------------------------
Total Stockholders' Equity                             2,453,894           (613,010)       1,840,884         (437)
                                                  ---------------------------------- -----------------------------
Total Liabilities and Stockholders' Equity            $5,733,305        ($3,447,230)      $2,286,075       $19,970

                                                 ================================== =============================



                                                          Stoneville    Stoneville           Inter-Co.        Combined
                                                  Adj     Pro Forma      Pro Forma  Adj     Elimination      Pro Forma
                                                   #     Adjustments      Balance    #      Adjustments       Balance
                                                  -------------------- ----------------------------------- --------------
Assets
Cash and Cash Equivalents                                                    $19,970                           $1,379,935
Invested assets                                                                                                   247,098
Notes receivable                                                                         9        (20,000)              0
Accrued interest receivable                                                              8           (407)         52,003
Reinsurance receivables, net of uncollectible                                                                           0
   amounts
Excess insurance premium overpayment                                                                               89,860
Capital equipment leases at cost less                                                                                   0
  accumulated depreciation
                                                                                                                   13,517
Prepaid expenses                                                                                                   21,798
Income tax refund receivable                                                                                      480,852
Other assets                                                                                                          575
                                                  -------------------- ----------------------------------- --------------
Total Assets                                                        $0       $19,970             ($20,407)     $2,285,638
                                                  ==================== =================================== ==============

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and loss adjustment                                                                                 $0
   expenses
Reserve for premium adjustment                                                                                    384,863
Notes payable                                          6       288,089       308,089    11        (20,000)        288,089
Accounts payable and accrued liabilities                                         407    10           (407)         56,290
Capital lease obligations                                                                                           4,038
                                                  -------------------- ----------------------------------- --------------
Total Liabilities                                              288,089       308,496              (20,407)        733,280
                                                  -------------------- ----------------------------------- --------------

Stockholders' Equity
Common Stock 400,000 issued and
   outstanding $1 par value
                                                                                   0    12         400,000        400,000
Retained Earnings                                      7     (288,089)     (288,526)    13       (400,000)      1,161,594
Unrealized decline in market value of equity                                                                            0
  securities less applicable future tax benefit
                                                                                                                  (9,236)
                                                  -------------------- ----------------------------------- --------------
Total Stockholders' Equity                                   (288,089)     (288,526)                     0      1,552,358
                                                  -------------------- ----------------------------------- --------------
Total Liabilities and Stockholders' Equity                          $0       $19,970             ($20,407)     $2,285,638
                                                  ==================== =================================== ==============







Stoneville Insurance Company
Adjustments to Pro Forma Balance Sheet
December 31, 1996 (20% Dissent)

Trust Adjustments
Adjustment
  Number   Description                                                                          Amount
1     Adjustments to Investments
  a   Payment of the CNA Premium of $2,764,234 plus a fee
       of $250,000 out of the investments of the Trust.                                      $(3,014,234)
  b   Payment of $100,000 to Dissenters who have perfected
       their rights.  The balance of disbursement to dissenters
       will be made from Stoneville with borrowed funds.                                        (100,000)
                                                                                             ------------
      Total of Adjustment # 1                                                                $(3,114,234)
                                                                                             ===========

2     Adjustment to remove the reinsurance receivable from the
       Books of the Trust.  This receivable will be transferred to
       CNA along with outstanding insurance claims.                                           $ (660,986)
                                                                                              ===========

3     Adjustment to the income tax refund receivable due to the
       change in taxable income as a result of the CNA Assumption
       Reinsurance Agreement as shown following:
               Loss from liability transfer                $591,000*
               CNA fee                                      250,000
                                                           ---------
               Decrease in taxable income                    841,000
               Tax Decrease (34% Federal and 5% State)                                       $   327,990
                                                                                             ===========
      * Loss from the CNA transfer is calculated as follows:
               Liability transfered                        $2,834,220
               Premium Paid Excluding Fee                  (2,764,234)
               Reinsurance Receivable
                Transferred                                (  660,986)
                                                           ------------
               Loss                                        $ (591,000)
                                                           ===========

4     Adjustment to reserve for losses to remove claims liability
       transferred to CNA                                                                    $(2,834,220)

5     Adjustments to Retained Earnings
  a   Loss from CNA Assumption Reinsurance Agreement (See
       Adjustment # 3 above.)                                                                  $(591,000)
  b   Fee expense to CNA for Assumption Agreement                                             (  250,000)
  c   Payment of $100,000 to Dissenters who have perfected
               their rights.  The balance to be paid by Stoneville.                           (  100,000)
  d   Tax adjustment as a result of the CNA transaction. (See
               Adjustment # 3 above.)                                                            327,990
                                                                                             -----------


                                             24





      Total Adjustment # 5                                                                   $( 613,010)
                                                                                             ===========




Stoneville Insurance Company
Adjustments to Pro Forma Balance Sheet
December 31, 1996 (20% Dissent)


 Stoneville Adjustments
Adjustment
  Number                   Description                                                                              Amount
     6                     Adjustment to notes payable to record a loan obtained
                            for the purpose of paying dissenters rights on balance of
                            20% dissenters.  Loan is assumed obtained 12/31/96.  No
                            Interest is assumed accrued.                                                          $   288,089
                                                                                                                  ===========

     7                     Adjustment to retained earnings to pay balance of Dissenters rights with funds borrowed at 12/31/96 for such purpose. The
                            Trust is assumed to have made a $100,000 for the same purpose.                        $  (288,089)
                                                                                                                  ============


Inter-Company Eliminating Entries

     8                     Eliminate accrued interest receivable from Stoneville to the Trust                     $(     407)
                                                                                                                  ===========

     9                     Eliminate note receivable from Stoneville toTrust                                      $(  20,000)
                                                                                                                  ============

    10                     Eliminate accrued interest payable to Trust from Stoneville                            $(     407)
                                                                                                                  ===========

    11                     Eliminate notes payable from Stoneville to the Trust                                   $(  20,000)
                                                                                                                  ===========

    12                     Record issuance of 400,000 shares of common stock, $1.00
                            par value                                                                             $  400,000
                                                                                                                  ===========

    13                     Record use of $400,000 of Trust to issue 400,000 shares of
                            common stock, $1.00 par value of Stoneville Insurance Co.                             $( 400,000)
                                                                                                                  ===========



Pro Forma Statement of Income
Year Ended December 31, 1996
(No Dissenters)                                          Trust         Trust            Stoneville                Stoneville
                                    Delta A&I   Adj     Pro Forma     Pro Forma         Insurance        Adj      Pro Forma
                                     Trust       #     Adjustments     Amount            Company           #       Adjustments
                                 ----------------------------------------------------------------------------------------------

Revenue
Premiums earned                  $2,077,351     1    (2,077,351)           $0
Premiums ceded                      (89,860)    2       $89,860             0
                                 ----------------------------------------------------------------------------------------------

Net premiums earned               1,987,491                                 0
Investment income                   297,076     3       (45,888)      251,188
Net realized gains and losses on
securities
available-for-sale                  (37,286)                          (37,286)
Other                              (422,850)                         (422,850)
                                 ----------------------------------------------------------------------------------------------

Total Revenue                     1,824,431          (2,033,379)     (208,948)             0                          0
                                 ----------------------------------------------------------------------------------------------

Expenses
Loss and loss adjustment            916,592      4     (959,032)      (42,440)
expenses
Service company fees                299,322      5     (299,322)            0
Regulatory fees                      28,548      6      (28,548)            0
General expenses                    450,959      7     (201,089)      249,870            437
                                  ----------------------------------------------------------------------------------------------
                                                                            0
Total Expenses                    1,695,421          (1,487,991)      207,430            437                          0
                                  ----------------------------------------------------------------------------------------------

Net Income Before Income Tax Prov.  129,010            (545,388)     (416,378)          (437)                         0
Provision for income tax             98,768       8    (103,284)       (4,516)
                                  -----------------------------------------------------------------------------------------------
Net Income                          $30,242           ($442,104)    ($411,862)         ($437)                        $0
                                  ===============================================================================================




                                      Stoneville                Inter-Co.        Combined
                                     Pro Forma         Adj      Elimination      Pro Forma
                                       Amount            #      Adjustments       Amount
                                   --------------------------------------------------------
Revenue
Premiums earned                                                                     $0
Premiums ceded
                                    -------------------------------------------------------

Net premiums earned                                                                  0
Investment income                                      9        (407)          250,781
Net realized gains and losses on
securities
available-for-sale                                                             (37,286)
Other                                                                         (422,850)
                                    -------------------------------------------------------

Total Revenue                              0                    (407)         (209,355)
                                    -------------------------------------------------------

Expenses
Loss and loss adjustment
  expenses                                                                    (42,440)
Service company fees                                                                 0
Regulatory fees                                                                      0
General expenses                         437          10        (407)          249,900
                                     ------------------------------------------------------

Total Expenses                           437                    (407)          207,460
                                     ------------------------------------------------------

Net Income Before Income Tax Prov.      (437)                      0          (416,815)
Provision for income tax                                                        (4,516)
                                     ------------------------------------------------------
Net Income                             ($437)                     $0         ($412,299)
                                     ======================================================








Stoneville Insurance Company
Adjustments to Pro Forma Statement of Income
Year Ended December 31, 1996 (No Dissenters)

Trust Adjustments
Adjustment
  Number                   Description                                                                               Amount
     1            Remove premiums earned as a result of assuming the TIG
                   Commercial Program began on January 1, 1996, and                                               $  (2,077,351)
                   that as a result no premium was written in 1996.

     2            Remove premium ceded as a result of assuming the TIG
                   Commercial Program began on January 1, 1996, and that
                   as a result no premium was written or ceded in 1996.                                           $      89,860
                                                                                                                  =============

     3            Adjustment to investment income as a result of having less cash available to invest in 1996.  Average cash available for investment was reduced from $5,339,216 to $4,517,770
                   due to the elimination of premium income netted against a
                   reduction in claims related expenses as a result of assuming the TIG Commercial Program began on January 1, 1996.
                   Cash available for investment was increased by a reduction in income taxes paid.

                   The Trust  experienced a 5.58% return on its average cash and
                    investments  in  1996.   This   adjustment   calculates  the
                    difference in investment income based on the reduced amount
                    available for investment.                                                                     $(    45,888)
                                                                                                                  ==============

     4            Loss and loss adjustment expenses are reduced by the claims expenses attributable to 1996 business.  The claims expense category reflects a negative balance of $42,440 after this adjustment due to reduction in prior years estimated loss
                   reserves which the Trust continued to run-off in 1996.                                         $(   959,032)
                                                                                                                  =============

     5             Service company fees are eliminated due to an assumption
                   of current claims processing by TIG.  Prior year claims
                   processing is covered as a part of reserves for losses and
                   loss adjustment expenses.                                                                      $(   299,322)
                                                                                                                  =============

     6            Regulatory fees are eliminated as a part of the TIG Commercial
                   Program arrangement.                                                                           $(    28,548)
                                                                                                                  ==============




Stoneville Insurance Company
Adjustments to Pro Forma Statement of Income
Year Ended December 31, 1996    (No Dissenters)



Adjustment
  Number          Description                                                                                        Amount

     7            Adjustment is made for the legal and accounting expenses
                   directly attributable to the costs of conversion of the Trust
                   Incurred by the Trust in 1996.                                                                 $(   201,089)
                                                                                                                  =============

     8            Adjustment is made to reduce income tax expense (current
                   and deferred) as a result of decreased taxable income due to assuming the TIG Commercial Program began on January 1,
                   1996.  Federal taxable income is  reduced to $(19,679),
                   creating a deferred tax benefit of $6,690.  State income
                   taxes are $2,166 for a total tax benefit of $4,524.  Federal
                   tax rate is 34% and the Mississippi rate is 5%.                                                $(   103,284)
                                                                                                                  =============

                   Inter-Company Eliminating Entries

     9            Eliminate interest income from Stoneville                                                       $(       407)
                                                                                                                  ==============

    10            Eliminate interest expense to the Trust                                                         $(       407)
                                                                                                                  ==============


Pro Forma Statement of Income
Year Ended December 31, 1996
(20% Dissent)                               Trust       Trust   Stoneville     Stoneville  Stoneville       Inter-Co.    Combined
                          Delta A&I  Adj   Pro Forma  Pro Forma  Insurance Adj  Pro Forma  Pro Forma  Adj  Elimination  Pro Forma
                           Trust     #   Adjustments   Amount    Company    #  Adjustments  Amount      #  Adjustments   Amount
                         --------------------------------------------------------------------------- -----------------------------
Revenue
Premiums earned           $2,077,351   1 ($2,077,351)       $0                                                               $0
Premiums ceded               (89,860)  2     $89,860         0                                                                0
                         ------------------------------------------------ --------------------- ------ ---------------------------

Net premiums earned        1,987,491                          0                                                               0
Investment income            297,076   3     (48,668)   248,408                                        10      (407)    248,001
Net realized gains and
  losses on securities
  available-for-sale         (37,286)                   (37,286)                                                        (37,286)
Other                       (422,850)                  (422,850)                                                       (422,850)
                         ------------------------------------------------ --------------------- ------ -------------------------

Total Revenue              1,824,431      (2,036,159) (211,728)      0               0           0             (407)   (212,135)
                         ------------------------------------------------ --------------------- ------ -------------------------

Expenses
Loss and loss adjustment
  expenses                   916,592   4    (959,032)   (42,440)                                                        (42,440)
Service company fees         299,322   5    (299,322)         0                                                               0
Regulatory fees               28,548   6     (28,548)         0                                                               0
General expenses             450,959   7    (201,089)   249,870    437     9     34,319     34,756     11      (407)    284,219
                         ------------------------------------------------ --------------------- ------ -------------------------
                                                              0
Total Expenses             1,695,421      (1,487,991)   207,430    437           34,319     34,756             (407)    241,779
                         ------------------------------------------------ --------------------- ------ -------------------------

Net Income Before Income
  Tax Provision              129,010        (548,168)  (419,158)  (437)         (34,319)   (34,756)               0    (453,914)

Provision for income tax      98,768   8    (118,372)   (19,604)                                                        (19,604)
                         ------------------------------------------------- --------------------- ------ -------------------------
Net Income                   $30,242       ($429,796) ($399,554) ($437)        ($34,319)  ($34,756)              $0   ($434,310)
                         ================================================= ===================== ====== =========================



Stoneville Insurance Company
Adjustments to Pro Forma Statement of Income
Year Ended December 31, 1996 (20% Dissent)

Trust Adjustments
Adjustment
  Number          Description                                                                                     Amount
     1            Remove premiums earned as a result of assuming the
                   TIGCommercial Program began on January 1, 1996,                                             $  (2,077,351)
                    and that as a result no premium was written in 1995.                                      ===============

     2            Remove premium ceded as a result of assuming the TIG
                   Commercial Program began on January 1, 1996 and that
                   as a result, no premium was written or ceded in 1996.                                       $      89,860
                                                                                                               =============

     3            Adjustment to investment income as a result of having less cash available to invest in 1996.  Average cash available for investment was reduced from $5,339,216 to $4,467,770
                   due to the elimination of premium income netted against a
                   reduction in claims related expenses as a result of assuming the TIG Commercial Program began on January 1, 1996.  Cash was also decreased by the payment to Dissenters and was
                   increased by a reduction in income taxes paid.

                   The Trust  experienced a 5.58% return on its average cash and
                   investments   in  1996.   This   adjustment   calculates  the
                   difference in investment income based on the reduced amount
                   available for investment.                                                                   $(    48,668)
                                                                                                               ==============

     4            Loss and loss adjustment expenses are reduced by the claims expenses attributable to 1996 business.  The claims expense category reflects a negative balance of $42,440 after this adjustment due to reduction in prior years estimated loss
                   reserves which the Trust continued to run-off in 1996.                                      $(   959,032)
                                                                                                               =============

    5             Service company fees are eliminated due to an assumption
                   of current claims processing by TIG.  Prior year claims
                   processing is covered as a part of reserves for losses and
                   loss adjustment expenses.                                                                   $(   299,322)
                                                                                                               =============

     6            Regulatory fees are eliminated as a part of the TIG Commercial
                   Program arrangement.                                                                        $(    28,548)
                                                                                                               ==============



Stoneville Insurance Company
Adjustments to Pro Forma Statement of Income
Year Ended December 31, 1996    (20% Dissent)



Adjustment
  Number          Description                                                                                     Amount
     7            Adjustment is made for the legal and accounting expenses
                   directly attributable to the costs of conversion of the Trust
                   Incurred by the Trust in 1996.                                                              $(   201,089)
                                                                                                               =============

     8            Adjustment is made to reduce income tax expense (current
                   and deferred) as a result of decreased taxable income due to assuming the TIG Commercial Program began on January 1,
                   1996.  Taxable income is reduced to $(56,778), creating a
                   deferred tax benefit of $19,304 federal and $300 state for a total of $19,604. Federal tax rate is 34% and the Mississippi
                   rate is 5%.                                                                                 $(   118,372)
                                                                                                               =============

Stoneville Adjustments

     9            Adjust for interest expense incurred as a result of Stoneville
                   borrowing $381,326 at 9% interest to pay Dissenters.                                        $     34,319
                                                                                                               =============

Inter-Company Eliminating Entries

    10            Eliminate interest income from Stoneville                                                    $(       407)
                                                                                                               ==============

    11            Eliminate interest expense to the Trust                                                      $(       407)
                                                                                                               ==============




Pro Forma Balance Sheet
June 30, 1997
(No Dissenters)                                          Trust         Trust    Stoneville
                                     Delta A&I  Adj     Pro Forma     Pro Forma Insurance
                                       Trust     #     Adjustments     Balance   Company
                                     ------------------------------ -----------------------
Assets
Cash and Cash Equivalents             $1,878,940 1    ($389,292)   $1,489,648   $19,970
Invested assets                        1,745,063 1   (1,745,063)            0
Notes receivable                          20,000                       20,000
Accrued interest receivable               41,356                       41,356
Reinsurance receivables, net of
uncollectible amounts                    660,986 2     (660,986)            0
Excess insurance premium overpayment      89,860                       89,860
Capital equipment leases at cost less
  accumulated depreciation                11,107                       11,107
Prepaid expenses                          24,665                       24,665
Income tax refund receivable             190,279 3       327,990      518,269
Deferred tax asset                        40,489                       40,489
Other assets                              10,533                       10,533
                                     --------------------------- --------------------------
Total Assets                          $4,713,278    ($2,467,351)   $2,245,927   $19,970
                                     =========================== ==========================

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and loss
  adjustment expenses                  1,954,341 4   (1,954,341)            0
Reserve for premium adjustment           324,672                      324,672
Notes payable                                  0                            0    20,000
Accounts payable and accrued
  liabilities                             46,408                       46,408       995
Capital lease obligations                  3,868                        3,868
                                     --------------------------- --------------------------
Total Liabilities                      2,329,289     (1,954,341)      374,948    20,995
                                     --------------------------- --------------------------

Stockholders' Equity
Common Stock 500,000 issued and
  outstanding
  $1 par value                                                                       0
Retained Earnings                      2,390,686 5     (513,010)    1,877,676   (1,025)
Unrealized decline in market value of
  equity securities
  less applicable future tax benefit     (6,697)                      (6,697)
                                     --------------------------- --------------------------
Total Stockholders' Equity             2,383,989       (513,010)    1,870,979   (1,025)
                                     --------------------------- --------------------------
Total Liabilities and Stockholders'   $4,713,278    ($2,467,351)   $2,245,927   $19,970
Equity                               =========================== ==========================



                                          Stoneville  Stoneville          Inter-Co.   Combined
                                   Adj    Pro Forma   Pro Forma   Adj    Elimination   Pro Forma
                                    #    Adjustments   Balance     #     Adjustments    Balance
                                 ------------------------------------ ----- --------------------------

Assets
Cash and Cash Equivalents                                $19,970                      $1,509,618
Invested assets                                                                                0
Notes receivable                                                  7      (20,000)              0
Accrued interest receivable                                       6         (995)         40,361
Reinsurance receivables, net of
uncollectible amounts                                                                          0
Excess insurance premium overpayment                                                      89,860
Capital equipment leases at cost less                                                          0
  accumulated depreciation                                                                11,107
Prepaid expenses                                                                          24,665
Income tax refund receivable                                                             518,269
Deferred tax asset                                                                        40,489
Other assets                                                                              10,533
                                  -------------------------------------------------------------------
Total Assets                             $0              $19,970        ($20,995)     $2,244,902
                                  ===================================================================

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and loss
  adjustment expenses                                                                        $0
Reserve for premium adjustment                                                          324,672
Notes payable                                             20,000     9   (20,000)             0
Accounts payable and accrued
  liabilities                                                995     8      (995)        46,408
Capital lease obligations                                                                 3,868
                                    ----------------------------------------------------------------
Total Liabilities                         0               20,995         (20,995)       374,948
                                    ----------------------- ----------------------------------------

Stockholders' Equity
Common Stock 500,000 issued and
  outstanding
  $1 par value                                                0     10   500,000        500,000
Retained Earnings                                        (1,025)    11  (500,000)     1,376,651
Unrealized decline in market value of
  equity securities                                                                           0
  less applicable future tax benefit                                                     (6,697)
                                    ---------------------------------------------------------------
Total Stockholders' Equity                0              (1,025)               0      1,869,954
                                    ---------------------------------------------------------------
Total Liabilities and Stockholders'      $0             $19,970         ($20,995)    $2,244,902
Equity                              ===============================================================







Stoneville Insurance Company
Adjustments to Pro Forma Balance Sheet
June 30, 1997 (No Dissenters)

Trust Adjustments
Adjustment
  Number          Description                                                                                    Amount
     1            Adjustment for the payment of the CNA Premium of
                   $1,884,355 plus a fee of $250,000. $1,745,063 comes from
                  invested assets and $389,292 from cash.  The premium payment to CNA is less than the premium payment shown on the
                  December, 1996 proforma as a result of claims paid and
                  adjustments made to reserves from 1/1/97-6/30/97.                                            $(2,134,355)
                                                                                                               ===========

     2            Adjustment to remove the reinsurance receivable from the
                   Books of the Trust.  This receivable will be transferred to
                   CNA along with outstanding insurance claims.                                                $  (660,986)
                                                                                                               ===========

     3            Adjustment to the income tax refund receivable due to the
                   change in taxable income as a result of the CNA Assumption
                   Reinsurance Agreement as shown following:
                           Loss from liability transfer          $591,000
                           CNA fee                                250,000
                                                                ---------
                           Decrease in taxable income             841,000

                           Tax Decrease (34% Federal and 5% State)                                             $   327,990
                                                                                                               ===========

                  * Loss from the CNA transfer is calculated as follows:
                           Liability transfered                  $1,954,341
                           Premium Paid Excluding Fee            (1,884,335)
                           Reinsurance Receivable
                            Transferred                          (  660,986)
                           Loss                                  ( $591,000)

     4            Adjustment to reserve for losses to remove claims liability
                   transferred to CNA                                                                          $(1,954,341)





Stoneville Insurance Company
Adjustments to Pro Forma Balance Sheet
June 30, 1997 (No Dissenters)
     5            Adjustments to Retained Earnings
       a          Loss from CNA Assumption Reinsurance Agreement (See
                   Adjustment # 3 above.)                                                                      $    (591,000)
       b          Fee expense to CNA for Assumption Agreement                                                    (   250,000)
       c          Tax adjustment as a result of the CNA transaction. (See
                   Adjustment # 3 above.)                                                                            327,990
                                                                                                               --------------

                  Total Adjustment # 5                                                                         $    (513,010)
                                                                                                               =============

Inter-Company Eliminating Entries

Adjustment
  Number          Description                                                                                    Amount

     6            Eliminate accrued interest receivable from Stoneville to the Trust                           $(       995)
                                                                                                               =============

     7            Eliminate note receivable from Stoneville toTrust                                            $(    20,000)
                                                                                                               =============

     8            Eliminate accrued interest payable to Trust from Stoneville                                  $(       995)
                                                                                                               =============

     9            Eliminate notes payable from Stoneville to the Trust                                         $(    20,000)
                                                                                                               =============

    10            Record issuance of 500,000 shares of common stock, $1.00
                   par value                                                                                    $   500,000
                                                                                                                ===========

    11            Record use of $500,000 of Trust to issue 500,000 shares of
                   common stock, $1.00 par value of Stoneville Insurance Co.                                    $( 500,000)
                                                                                                                ===========


Pro Forma Balance Sheet                     (20% Dissent)
June 30, 1997
                                                                         Trust         Trust       Stoneville
                                                   Delta A&I  Adj      Pro Forma     Pro Forma     Insurance
                                                     Trust     #      Adjustments     Balance       Company
                                                 ----------------------------------------------- -------------
Assets
Cash and Cash Equivalents                           $1,878,940     1     ($489,292)   $1,389,648       $19,970
Invested assets                                      1,745,063     1    (1,745,063)            0
Notes receivable                                        20,000                            20,000
Accrued interest receivable                             41,356                            41,356
Reinsurance receivables, net of uncollectible          660,986     2      (660,986)            0
amounts
Excess insurance premium overpayment                    89,860                            89,860
Capital equipment leases at cost less
  accumulated depreciation                              11,107                            11,107
Prepaid expenses                                        24,665                            24,665
Income tax refund receivable                           190,279     3        327,990      518,269
Deferred tax asset                                      40,489                            40,489
Other assets                                            10,533                            10,533
                                                 ----------------------------------------------- -------------
Total Assets                                        $4,713,278         ($2,567,351)   $2,145,927       $19,970
                                                 =============================================== =============
Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and loss adjustment               1,954,341     4    (1,954,341)            0
  expenses
Reserve for premium adjustment                         324,672                           324,672
Notes payable                                                0                                 0        20,000
Accounts payable and accrued liabilities                46,408                            46,408           995
Capital lease obligations                                3,868                             3,868
                                                 ----------------------------------------------- -------------
Total Liabilities                                    2,329,289          (1,954,341)      374,948        20,995
                                                 ----------------------------------------------- -------------
Stockholders' Equity
Common Stock 400,000 issued and
  outstanding $1 par value
                                                                                                             0
Retained Earnings                                    2,390,686     5      (613,010)    1,777,676       (1,025)
Unrealized decline in market value of equity
securities less applicable future tax benefit           (6,697)                           (6,697)
                                                 ----------------------------------------------- -------------
Total Stockholders' Equity                           2,383,989            (613,010)    1,770,979       (1,025)
                                                 ----------------------------------------------- -------------
Total Liabilities and Stockholders' Equity          $4,713,278         ($2,567,351)   $2,145,927       $19,970
                                                 =============================================== =============




                                                         Stoneville    Stonveville          Inter-Co.        Combined
                                                  Adj     Pro Forma     Pro Forma  Adj     Elimination      Pro Forma
                                                   #     Adjustments     Balance    #      Adjustments       Balance
                                                  -------------------- ---------------------------------- --------------
Assets
Cash and Cash Equivalents                                                   $19,970                           $1,409,618
Invested assets                                                                                                        0
Notes receivable                                                                        9        (20,000)              0
Accrued interest receivable                                                             8           (995)         40,361
Reinsurance receivables, net of uncollectible                                                                          0
amounts
Excess insurance premium overpayment                                                                              89,860
Capital equipment leases at cost less                                                                                  0
  accumulated depreciation                                                                                        11,107
Prepaid expenses                                                                                                  24,665
Income tax refund receivable                                                                                     518,269
Deferred tax asset                                                                                                40,489
Other assets                                                                                                      10,533
                                                  -------------------- ---------------------------------- --------------
Total Assets                                                        $0      $19,970             ($20,995)     $2,144,902
                                                  ==================== ================================== ==============
Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and loss adjustment                                                                                $0
  expenses
Reserve for premium adjustment                                                                                   324,672
Notes payable                                          6       273,991      293,991    11        (20,000)        273,991
Accounts payable and accrued liabilities                                        995    10           (995)         46,408
Capital lease obligations                                                                                          3,868
                                                  -------------------- ---------------------------------- --------------
Total Liabilities                                              273,991      294,986              (20,995)        648,939
                                                  -------------------- ---------------------------------- --------------
Stockholders' Equity
Common Stock 400,000 issued and
  outstanding $1 par value
                                                                                  0    12         400,000        400,000
Retained Earnings                                      7     (273,991)    (275,016)    13       (400,000)      1,102,660
Unrealized decline in market value of equity                                                                           0
securities less applicable future tax benefit                                                                    (6,697)
                                                  -------------------- ---------------------------------- --------------
Total Stockholders' Equity                                   (273,991)    (275,016)                     0      1,495,963
                                                  -------------------- ---------------------------------- --------------
Total Liabilities and Stockholders' Equity                          $0      $19,970             ($20,995)     $2,144,902
                                                  ==================== ================================== ==============




Stoneville Insurance Company
Adjustments to Pro Forma Balance Sheet
June 30, 1997 (20% Dissent)

                                                      Trust Adjustments
Adjustment
  Number          Description                                                                     Amount
     1            Adjustments to Investments
       a          Payment of the CNA Premium of $1,884,355 plus a fee
                  of $250,000 out of the investments of the Trust.  The premium payment to CNA is less than the premium payment shown
                  on the December, 1996 proforma as a result of claims paid
                  and adjustments made to reserves from 1/1/97-6/30/97.                         $(2,134,355)

       b          Payment of $100,000 to Dissenters who have perfected
                   their rights.  The balance of disbursement to dissenters
                   will be made from Stoneville with borrowed funds.                               (100,000)
                                                                                                ------------
                  Total of Adjustment # 1 *($1,745,063 paid from invested
                  funds and $489,292 from cash)                                                 $(2,234,355)*
                                                                                                ============

     2            Adjustment to remove the reinsurance receivable from the
                   Books of the Trust.  This receivable will be transferred to
                   CNA along with outstanding insurance claims.                                 $  (660,986)
                                                                                                ============

     3            Adjustment to the income tax refund receivable due to the
                   change in taxable income as a result of the CNA Assumption
                   Reinsurance Agreement as shown following:
                           Loss from liability transfer          $591,000
                           CNA fee                                250,000
                                                                 --------
                           Decrease in Taxable Income             841,000
                           Tax Decrease (34% Federal and
                             5% State)                                                          $   327,990
                                                                                                ===========

                  *  Loss from the CNA transfer is calculated as follows:
                           Liability transferred                 $1,954,341
                           Premium Paid Excluding Fee            (1,884,355)
                           Reinsurance Receivable Transferred      (660,986)
                                                                 -----------
                           Loss                                  ($ 591,000)
     4            Adjustment to reserve for losses to remove
                  claim liability transferred to CNA                                            $(1,954,341)
                                                                                                ============

     5            Adjustments to Retained Earnings
       a          Loss from CNA Assumption Reinsurance Agreement (See
                   Adjustment # 3 above.)                                                         ($591,000)
       b          Fee expense to CNA for Assumption Agreement                                     ( 250,000)
       c          Payment of $100,000 to Dissenters who have perfected
                  their rights.  The balance to be paid by Stoneville.                            ( 100,000)
       d          Tax adjustment as a result of the CNA transaction. (See #3)                       327,990
                                                                                                ------------
                  Total Adjustment # 5                                                           $( 613,010)
                                                                                                 ===========



Stoneville Insurance Company
Adjustments to Pro Forma Balance Sheet
June 30, 1997 (20% Dissent)


 Stoneville Adjustments
Adjustment
  Number          Description                                                                     Amount
     6            Adjustment to notes payable to record a loan obtained
                   for the purpose of paying dissenters rights on balance of
                   20% dissenters.  Loan is assumed obtained 6/30/97.                           $  273,991
                                                                                                ===========

     7            Adjustment to retained earnings to pay balance of Dissenters rights with funds borrowed at 6/30/97 for such purpose. The
                  Trust is assumed to have made a $100,000 for the same purpose                 $( 273,991)
                                                                                                ===========

Inter-Company Eliminating Entries

     8            Eliminate accrued interest receivable from Stoneville to the
                  Trust                                                                         $(     995)
                                                                                                ===========

     9            Eliminate note receivable from Stoneville to Trust                            $(  20,000)
                                                                                                ===========

    10            Eliminate accrued interest payable to Trust from Stoneville                   $(     995)
                                                                                                ===========

    11            Eliminate notes payable from Stoneville to the Trust                          $(  20,000)
                                                                                                 ==========

    12            Record issuance of 400,000 shares of common stock, $1.00
                   par value.                                                                   $  400,000
                                                                                                ===========

    13            Record use of $400,000 of Trust to issue 400,000 shares of
                   common stock, $1.00 par value of Stoneville Insurance Co.                    $( 400,000)
                                                                                                ===========




Pro Forma Statement of Income
Six Months Ended June 30, 1997      (No Dissenters)
                                                                      Trust        Trust      Stoneville
                                               Delta A&I     Adj    Pro Forma     Pro Forma    Insurance
                                                 Trust        #    Adjustments     Amount       Company
                                            ----------------------------------- -------------------------- -
Revenue
Premiums earned                                          $0                  $0            $0
Premiums ceded                                            0                  $0             0
                                            ----------------------------------- -------------------------- -

Net premiums earned                                       0                                 0
Investment income                                    91,444      1      (59,335)       32,109
Net realized gains and losses on securities
  available-for-sale                                      0                                 0
Other                                                (9,115)                           (9,115)
                                            ----------------------------------- -------------------------- -

Total Revenue                                        82,329             (59,335)       22,994            0
                                            ----------------------------------- -------------------------- -

Expenses
Loss and loss adjustment expenses                         0                   0             0
Service company fees                                      0                   0             0
Regulatory fees                                      11,502      2      (11,502)            0
General expenses                                    183,760      3     (160,000)       23,760          588
                                            ----------------------------------- -------------------------- -
                                                                                            0
Total Expenses                                      195,262            (171,502)       23,760          588
                                            ----------------------------------- -------------------------- -

Net Income Before Income Tax Provision            (112,933)             112,167          (766)        (588)
Provision for income tax                           (40,489)      4       43,516         3,027
                                            ----------------------------------- -------------------------- -

Net Income                                        ($72,444)             $68,651       ($3,793)       ($588)
                                            =================================== ========================== =


                                                   Stoneville   Stoneville           Inter-Co.      Combined
                                            Adj     Pro Forma    Pro Forma    Adj    Elimination     Pro Forma
                                              #    Adjustments     Amount       #    Adjustments      Amount
                                            ----- -------------------------- ------ -----------------------------
Revenue
Premiums earned                                                                                                $0
Premiums ceded                                                                                                  0
                                            ----- -------------------------- ------ -----------------------------

Net premiums earned                                                                                             0
Investment income                                                                 5          (588)         31,521
Net realized gains and losses on securities
  available-for-sale                                                                                            0
Other                                                                                                      (9,115)
                                            ----- -------------------------- ------ -----------------------------

Total Revenue                                                  0           0                 (588)         22,406
                                            ----- -------------------------- ------ -----------------------------

Expenses
Loss and loss adjustment expenses                                                                               0
Service company fees                                                                                            0
Regulatory fees                                                                                                 0
General expenses                                                         588      6          (588)         23,760
                                            ----- -------------------------- ------ -----------------------------

Total Expenses                                                 0         588                 (588)         23,760
                                            ----- -------------------------- ------ -----------------------------

Net Income Before Income Tax Provision                         0        (588)                   0          (1,354)
Provision for income tax                                                                                    3,027
                                            ----- -------------------------- ------ -----------------------------

Net Income                                                    $0       ($588)                   $0        ($4,381)
                                            ===== ========================== ====== ============================





Stoneville Insurance Company
Adjustments to Pro Forma Statement of Income
Six Months Ended June 30, 1997 (No Dissenters)

Trust Adjustments
Adjustment
  Number          Description                                                                                     Amount
     1            Adjustment to investment income as a result of having less cash available to invest.  Cash available for
                   investment was reduced by $2,134,355 due to the payment
                   to CNA for the Assumption Reinsurance Agreement. A 5.56%
                  rate of return was used to  calculate the difference in
                  investment income.                                                                           $(     59,335)
                                                                                                               ==============

     2            Regulatory fees are eliminated as a part of the TIG Commercial
                   Program arrangement.                                                                        $(     11,502)
                                                                                                               ==============

     3            Adjustment is made for the legal and accounting expenses
                   directly attributable to the costs of conversion of the Trust
                   Incurred by the Trust in 1996.                                                              $(    160,000)
                                                                                                                =============

     4            Adjustment is made to increase income tax expense as a result of increased taxable income due to decreased operating
                   expense. Taxable income increased to $7,761, eliminating the tax benefit and creating current tax of $3,027.  Federal tax
                   rate is 34% and the Mississippi rate is 5%.                                                 $      43,516
                                                                                                               =============

Inter-Company Eliminating Entries

     5            Eliminate interest income from Stoneville                                                    $(        588)
                                                                                                               ==============

     6            Eliminate interest expense to the Trust                                                      $(        588)
                                                                                                               ==============



Pro Forma Statement of Income
Six Months Ended June 30, 1997      (20% Dissent)
                                                            Trust        Trust     Stoneville           Stoneville   Stoneville
                                      Delta A&I    Adj    Pro Forma   Pro Forma    Insurance    Adj     Pro Forma    Pro Forma
                                       Trust        #    Adjustments    Amount      Company      #     Adjustments     Amount
                                    ------------ ------ ------------------------- -----------------------------------------------
Revenue
Premiums earned                               $0                   $0          $0
Premiums ceded                                 0                   $0           0
                                    ------------ ------ ------------------------- -----------------------------------------------

Net premiums earned                            0                                0
Investment income                         91,444      1       (62,115)     29,329
Net realized gains and losses on
securities available-for-sale                 0                                0
Other                                     (9,115)                          (9,115)
                                    ------------ ------ ------------------------- -----------------------------------------------

Total Revenue                             82,329              (62,115)     20,214            0                     0           0
                                    ------------ ------ ------------------------- -----------------------------------------------

Expenses
Loss and loss adjustment expenses              0                    0           0
Service company fees                           0                    0           0
Regulatory fees                           11,502      2       (11,502)          0
General expenses                         183,760      3      (160,000)     23,760          588      5          9,647      10,235
                                    ------------ ------ ------------------------- -----------------------------------------------
                                                                                0
Total Expenses                           195,262             (171,502)     23,760          588                 9,647      10,235
                                    ------------ ------ ------------------------- -----------------------------------------------

Net Income Before Income Tax            (112,933)             109,387     (3,546)         (588)               (9,647)    (10,235)
Provision

Provision for income tax                 (40,489)     4        38,669     (1,820)
                                    ------------ ------ ------------------------- -----------------------------------------------
Net Income                              ($72,444)             $70,718     $1,726         ($588)              ($9,647)   ($10,235)
                                    ============ ====== ========================= ===============================================


                                             Inter-Co.       Combined
                                     Adj   Elimination      Pro Forma
                                      #    Adjustments        Amount
                                    --------------------------------------
Revenue
Premiums earned                                                         $0
Premiums ceded                                                           0
                                    --------------------------------------

Net premiums earned                                                      0
Investment income                        6         (588)            28,741
Net realized gains and losses on
securities available-for-sale                                            0
Other                                                               (9,115)
                                    --------------------------------------

Total Revenue                                      (588)            19,626
                                    --------------------------------------

Expenses
Loss and loss adjustment expenses                                        0
Service company fees                                                     0
Regulatory fees                                                          0
General expenses                         7         (588)            33,407
                                    --------------------------------------

Total Expenses                                     (588)            33,407
                                    --------------------------------------

Net Income Before Income Tax                          0            (13,781)
Provision

Provision for income tax                                            (1,820)
                                    --------------------------------------
Net Income                                           $0           ($11,961)
                                    ======================================












Stoneville Insurance Company
Adjustments to Pro Forma Statement of Income
Six Months Ended June 30, 1997 (20% Dissent)

Trust Adjustments
Adjustment
  Number          Description                                                                                  Amount
     1            Adjustment to investment income as a result of having less cash available to invest.  Cash available for
                   investment was reduced by $2,234,355 due to the payment
                   to CNA for the Assumption Reinsurance Agreement and the
                   payment to Dissenters.  A 5.56% rate of return was used to
                   calculate the difference in investment income.                                         $(     62,115)
                                                                                                          ==============

     2            Regulatory fees are eliminated as a part of the TIG Commercial
                   Program arrangement.                                                                   $(     11,502)
                                                                                                          ==============

     3            Adjustment is made for the legal and accounting expenses
                   directly attributable to the costs of conversion of the Trust
                   Incurred by the Trust in 1996.                                                         $(    160,000)
                                                                                                           =============

     4            Adjustment is made to increase income tax expense as a result of increased taxable income due to decreased operating expense.
                  Taxable income increased to ($4,666), creating a current
                  tax benefit of $1,820.  Federal tax rate is 34% and the
                  Mississippi rate is 5%.                                                                 $      38,669
                                                                                                          =============

Stoneville Adjustments

     5            Adjust for interest expense incurred as a result of Stoneville borrowing $214,381 at 9% interest for six months to pay
                   dissenters.                                                                            $       9,647
                                                                                                          =============

Inter-Company Eliminating Entries

     6            Eliminate interest income from Stoneville                                               $(        588)
                                                                                                          ==============

     7            Eliminate interest expense to the Trust                                                 $(        588)
                                                                                                          ==============


                                    THE WORKERS' COMPENSATION INSURANCE SYSTEM

         Workers' compensation is a legal system designed to provide financial protection to employees in the event they are injured while working. Each state has its own workers' compensation law which governs the benefit structure and the administration of the system. The intent of workers' compensation is to provide financial security for employees, normally for a limited time period but, in certain cases, for the remainder of an employee's natural life. In Mississippi, employers which employ five or more employees must obtain workers' compensation insurance coverage.

         Oversight with regard to commercial insurors is generally under the purview of the Department of Insurance, although control over the delivery of benefits is handled by the Workers' Compensation Commission.

         Throughout the years, the determination of base rates for workers' compensation premiums for commercial insurors has been in most cases handled by the National Council on Compensation Insurance ("NCCI"), which recommends base premium rate changes to the insurance departments for over thirty states. Based on the NCCI recommendations, the insurance departments typically adopt the base rates with any revisions they deem necessary.

         In addition to commercial insurers, self insured workers' compensation pools (such as the Trust) also exist. The pools, usually formed as trusts, allow employers to pay premiums into the pool and claims are deducted from the amount of funds available. The participants in pools are typically jointly and severally liable for any funding shortfall.

         The workers' compensation market is cyclical. In the late 1980's and early 1990's, commercial workers' compensation carriers were losing money across the United States due to an imbalance between claims costs and premium revenues. The result was a scarcity of competitively priced workers' compensation insurance coverage in a number of states, including Mississippi. As a response, self insured pools such as the Trust were formed in order to ensure that employers could obtain workers' compensation insurance.

         Due to structural changes in the workers' compensation market such as tort reform and better loss analysis, commercial workers' compensation carriers have become active in Mississippi once again. The result has been increased competition by carriers to write workers' compensation insurance for employers with low loss histories. Premium rates have also begun to decrease. With a view to increasing competition, a recent trend has been for a number of states to legislate open rating for commercial insurance companies, which means premium rates are subject to the open market. The Department of Insurance has moved to the open rating concept by adopting the "loss costs" system which became effective as of March 1, 1996.

         The "loss costs" methodology reflects a change in philosophy; the Department of Insurance previously set a blanket premium rate from which commercial insurers could deviate or otherwise lower their rates. As a result, many insurers clustered around the set rate. Under the "loss costs" system, insurers are free to set their rates at any level, subject only to Department of Insurance disapproval. This is in contrast with premium setting by pools, the rates of which must be analyzed and approved by the Workers' Compensation Commission. See "Reasons for Conversion -- The Changing Workers' Compensation Market."

                                               BUSINESS OF THE TRUST

History of the Trust

         The Trust was formed under a Trust Agreement dated August 1, 1991, by members of the Delta Council of Stoneville, Mississippi, as a response to the unavailability of workers' compensation insurance at reasonable prices. The Trust was originally organized to provide workers' compensation insurance to cotton gin owners, but has since expanded its workers' compensation insurance activities. See " Summary -- The Trust."

Operations of the Trust

         From the beginning of the Trust through June 30, 1996, the Trust sold its workers' compensation insurance through a nonexclusive network of agents. With the inception of the Commercial Program (described below), the Trust ceased providing direct insurance coverage and arranged for the Trust's agent network to place its insureds with a commercial insurer in accordance with a program jointly designed by the Trust and the commercial insurer.

The Commercial Program

         Effective July 1, 1996, pursuant to an Insurance Placement Agreement by and between the Trust, TIG and TIG Reinsurance Company (the "Insurance Placement Agreement") the Trust ceased writing workers' compensation insurance directly and moved the persons who wished to maintain their affiliation with the Trust to the Trust's Commercial Program. Under the Commercial Program, TIG (an "A" (Excellent) rated commercial insurance company according to the A.M. Best Company), provides workers' compensation insurance primarily to Former Members of the Trust and other persons through the Trust's network of agents.

         The Trust created the Commercial Program in order to allow its insureds to take advantage of the lower rates being offered by commercial insurers while preparing the Trust for conversion to a Mississippi domestic stock insurance company, which the Board of Trustees believes will best assure long term availability of reasonably priced workers' compensation insurance. The Insurance Placement Agreement provides that the Trust (or the Company as the Trust's successor) may provide reinsurance with respect to policies issued by TIG under the Commercial Program.


         As part of the creation of the Commercial Program, the Trust also entered into a Representative Agreement (the "Representative Agreement") with MRM Underwriters, Inc. ("MRM") by which MRM acts as the Trust's representative for marketing the Commercial Program and allocates to Delta Administration, Inc. certain amounts for oversight and administration of the

Commercial Program and the Trust's operations. MRM is responsible for marketing the program as a general agent of TIG and for overall administration of the program. Delta Administration, Inc. is responsible for sending bills, collections, liaison, program oversight, and obtaining association endorsements. Pursuant to the Representative Agreement, MRM receives 7.8% of the collected premiums generated by the Commercial Program and Delta Administration, Inc. is paid 3.5% of such amounts. The Representative Agreement was entered into on July 1, 1996 and will continue until terminated. The Representative Agreement shall automatically terminate with no notice required upon (i) the bankruptcy, receivership, assignment for the benefit of creditors or similar action of MRM or the commencement of any such proceedings by or against MRM; (ii) the termination of the general agency relationship between TIG and MRM; or (iii) the termination of the Placement Agreement between TIG and the Trust for any reason.

         The obligations of the Trust under the Representative Agreement will be assumed by the Company subsequent to the Conversion for the duration of the Commercial Program. MRM is controlled by David R. White, who is an officer and director of the Company. Delta Administration, Inc. is controlled by Harry E. Vickery, who is the Administrator of the Trust and is an officer and director of the Company. See "Business of the Trust -- Employees; and Assumption of Trust Contracts" and "Certain Transactions and Relationships."

Regulation

         The operations of the Trust are regulated by the Workers' Compensation Commission. Any changes in premium rates must be approved by the Workers' Compensation Commission, and operations of the Trust are subject to the oversight of the Workers' Compensation Commission.

Employees

         The Trust has no employees. From its inception, the activities of the Trust have been managed by third parties. The Administrator of the Trust, Harry
E. Vickery, has managed the activities of the Trust since October 1, 1993, through Delta Administration, a sole proprietorship, which was incorporated as Delta Administration, Inc. in 1996 (collectively, "Delta Administration"). Delta Administration has two employees. From the inception of the Trust until October 1, 1993, Harry E. Vickery served as Chairman of the Board of Trustees of the Trust. When Mr. Vickery assumed his current duties as Administrator of the Trust effective October 1, 1993, he resigned from the Board of Trustees of the Trust.

         Under the Commercial Program, pursuant to the Representative Agreement, Delta Administration is paid 3.5% of the collected premiums generated by the Commercial Program to manage the activities of the Trust. Delta Administration also receives $3,800 a month from the Trust in exchange for administrative services. From these funds, Delta Administration pays the office expenses of the Trust including rent, salaries of its employees who administer the Trust, and sponsor fees. See "Certain Transactions and Relationships."

Trustees

         The Trustees of the Trust are William L. Kennedy, Aven Whittington,
Merlin Richardson, and S. Hall Barrett, Jr.   If the Conversion takes place,
employers and/or businesses with which the Trustees are affiliated will be allocated approximately the following amounts of Trust Units: employer/affiliate of William L. Kennedy - 8,600 Trust Units; employer/affiliate of Aven Whittington - 2,362 Trust Units; employer/affiliate of Merlin Richardson - 0 Trust Units; employer/affiliate of S. Hall Barrett, Jr. - 6,200 Trust Units.

Legal Proceedings

         On April 21, 1997, the Trust initiated an arbitration proceeding with the National Association of Securities Dealers, Inc. ("NASD") Office of Dispute Resolution against Bear Stearns Securities Corp., Bear Stearns & Co; Axiom Capital Management, Inc.; Kevin Connors; and Michael Guttenberg (the "Securities Arbitration"). In the Securities Arbitration Statement of Claims, the Trust asks for $2,062,185 in actual and punitive damages as a result of improper trading on its account by the persons listed above. The Securities Arbitration is in its initial phase and arbitrators have not yet been appointed. See "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Results of Operations -- Losses." Other than the Securities Arbitration, there are no material legal proceedings pending, nor are any material legal proceedings known by the Trust to be contemplated by governmental authorities or other parties to which the Trust is or might become a party. The Trust continually engages in defending workers' compensation insurance claims, which is an ordinary part of its business. Management does not believe that any such claims will materially impact the Trust's liquidity or results of operations.

                                       SELECTED FINANCIAL DATA OF THE TRUST

         The following selected financial data reflect the operations of the Trust since January 1, 1995. The data for full fiscal years has been derived from financial statements examined by Richard L. Eaton, independent certified public accountant whose report with respect thereto appears elsewhere in this Prospectus. See "Trust Management's Discussion and Analysis of Financial Condition and Results of Operations."

Selected Financial Data of the Trust
For the Six Months Ended June 30, 1997 and 1996, and the Years Ended December 31, 1996 and 1995



                               June 30,                    December 31,
                          1997           1996         1996          1995
                      --------------------------------------------------------

Earned Premium              $0        $2,127,334    $2,077,351     $5,659,925
Premium Ceded                0           (89,860)      (89,860)      (335,973)
Net Investment Income   91,444           147,583       297,076        328,027
Realized Investment
  Gains (Losses)             0               983       (37,286)      (159,557)
Other                   (9,115)         (286,085)     (422,850)             0
                      --------------------------------------------------------

Total Revenue          $82,329        $1,899,955    $1,824,431     $5,492,422
                      ========================================================


Excess Revenue over
  Expense Before Income
  Tax Provision        $(112,933)        $96,570      $129,010     $1,948,286
                      ========================================================


Excess Revenue over
  Expense                (72,444)       $(25,946)      $30,242     $1,304,626
                      ========================================================


Total Assets           $4,713,278     $6,744,379    $5,733,305     $8,156,720
                      ========================================================


Total Liabilities      $2,329,289     $4,368,358    $3,279,411     $5,790,992
                      ========================================================

           TRUST MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITIONS AND RESULTS OF OPERATIONS

Overview

         The Trust was created by Delta Council, a Mississippi non-profit corporation August 1, 1991. Although the sponsoring organization is tax-exempt, the Trust is taxable for both Federal and State income tax purposes. While the trust was established to provide workers compensation coverage to its members on a consistent basis at a reasonable price rather than to generate profits, the trustees and members of the Trust recognize the importance of operating in such a manner that will yield positive operating results, since positive operating results produce an entity that will consistently be able to provide the insurance protection needed at reasonable rates to its members.

         The Trust operates under a Certificate of Authority granted by the Workers' Compensation Commission. The Workers' Compensation Commission regulates the establishment of rates charged by self-insured groups, the payment of claims, the payment of refunds to members, investments and other areas that may fall within their purview. See "Business of the Trust -- Regulation."

         Effective March 1, 1996, the Department of Insurance moved to an open rating concept by adopting the "loss costs" system. This has resulted in a major change in the method of calculating premium rates a commercial insurance carrier charges employers for worker's compensation insurance. This change resulted in Mississippi worker's compensation commercial insurance rates dropping significantly in 1996. However, since the rates charged by self-funded worker's compensation trusts in Mississippi are regulated by the Workers' Compensation Commission, neither the Trust nor any of the other self-funded groups in Mississippi were able to reduce rates in a timely manner to the level of the commercial carriers. As a result of this disparity in rates, management of the Trust sought an alternative arrangement that would allow its members to benefit from lower market rates and still retain its base of insureds. See "The Workers' Compensation Insurance System."

         In conjunction with TIG and TIG Reinsurance Company, the Trust created the Commercial Program, under which effective as of July 1, 1996, the Trust ceased writing workers' compensation insurance directly and moved the persons who wished to maintain their affiliation with the Trust to the Trust's Commercial Program. Consequently, the Trust had no underwriting income or expense from July 1, 1996 through December 31, 1996. See "Business of the Trust -- The Commercial Program."

         While the Trust receives no current income from the Commercial Program, the Company may participate in this block of business on a reinsurance basis after the conversion of the Trust is completed. The Insurance Placement Agreement permits the Company to determine the amount of reinsurance it may provide at any point in time. The initial level of reinsurance is expected to be no more than 25% of the volume of business currently written within the Commercial Program.

         Any profit to the Company from the provision of reinsurance to the Commercial Program in 1998 is anticipated to be substantially less than the profit realized by the Trust during each of the two years immediately preceding the establishment of the Commercial Program when the Trust provided workers' compensation insurance on a direct basis. This is due to the overall reduction of commercial rates in Mississippi in the workers compensation market during 1996. Consequently, the Company may elect not to participate in the reinsurance of the Commercial Program when rates are low and to participate to a greater degree when rates are higher. Since the Company's percentage participation is expected to be no more than 25%, the net contribution to the profits of the Company from this block of business will be limited.

         The Trust and the Company have entered into the Assumption Reinsurance Agreement whereby Continental will assume all of the claims liabilities of the Trust for business written prior to July 1, 1996. The Trust will pay Continental an amount not to exceed $1,875,000 consisting of $1,625,000 in reserves required to pay claims liabilities (which amount may be adjusted downward depending on claims settled) plus a non-refundable fee of $250,000 for handling claims. Under the Assumption Reinsurance Agreement, the Company has the right on March 1, 1998 to provide reinsurance to Continental pertaining to the claims liabilities assumed by Continental pursuant to the Assumption Reinsurance Agreement. If such reinsurance is put in place, a portion of the assets the Trust transferred to Continental will be transferred back to the Company along with any associated liability. The Company will be required to fund a trust account with a financial institution acceptable to Continental and the Company with the amount of funds necessary for Continental to receive full financial statement credit for such reinsurance and with the terms and conditions of such trust to comply with the law of Continental's state of domicile such that Continental shall receive full financial statement credit for such reinsurance. No decision has been made as to whether the Company will exercise its right to provide reinsurance.

         Without taking into account the Company's reinsurance rights, the impact of the Assumption Reinsurance Agreement on the financial condition of the Company, as successor to the Trust, will be to eliminate liabilities to policyholders and to make a corresponding substantial reduction in the assets of the Company. Without taking into account the Company's reinsurance rights, the impact of the Assumption Reinsurance Agreement on the results of operations of the Company, as successor to the Trust, will be to eliminate claims expenses and also to eliminate the revenue realized when claims are settled for less than the amount reserved for such claims or when the amount of such reserves is determined to be too high.

         If the Company exercises its reinsurance rights to the extent of such reinsurance the Company's liabilities to policyholders would increase and there would be a corresponding increase in the assets of the Company. Likewise, if the Company exercises its reinsurance rights to the extent of such reinsurance, the Company would have claims expenses and would realize revenue when claims are settled for less than the amount reserved for such claims or when the amount of such reserves is determined to be too high. Although in the past the business insured by the Trust has been profitable, it is impossible to predict whether the obligations ceded to Continental will be profitable. Whether the Company will exercise reinsurance rights is also unknown at this time. For these reasons, it is impossible to predict with accuracy what financial impact these reinsurance rights will have on the Company.

Results of Operations

Earned Premium

         Net earned premium for the year ended December 31, 1996 was $1,987,491 compared to $5,323,952 for the year ended December 31, 1995, a decrease of $3,336,461. This decrease was due to the fact that, pursuant to the Commercial Program, the insureds of the Trust who wished to maintain their affiliation with the Trust were transferred to TIG effective July 1, 1996 and the Trust consequently had no earned premium during the last six months of 1996. Historically, the Trust has earned a larger portion of its premium during the last six months of each calendar year.

         For the six month period ended June 30, 1997, the Trust had no earned premium as a result of the TIG Commercial Program arrangement. This compares to earned premium of $2,037,474 for the six months ended June 30, 1996.

Losses

         Losses and loss adjustment expenses are generally a function of the amount of payroll expended by Trust members. Consequently, as a result of having only six months of payroll used in calculating earned premium in 1996, loss and loss adjustment expenses decreased to $916,592 in 1996 from $2,448,722 in 1995. Loss and loss adjustment expenses are determined actuarially each year and adjustments to previous years' estimates included in current year loss expenses. After such adjustments, loss and loss adjustment expense as a percentage of earned premium amounted to forty-six percent (46%) in both 1996 and 1995.

         Losses and loss adjustment expenses determined without regard to adjustments for previous years' estimates were 49% and 54% for the years ended December 31, 1996 and 1995 respectively.

         As a result of having no premium income during the six months ended June 30, 1997, there were no losses or loss adjustment expenses for this period. For the six months ended June 30, 1996, loss and loss adjustment expenses totaled $1,248,334.

         The Trust has maintained a significantly faster payout pattern than is generally the case within the workers' compensation insurance industry. This rapid payout pattern reduces the discount that is applied to the reserves for the value of investment income that is assumed to be earned on invested funds. The Trust assumes a 5.5% interest rate in discounting the required reserves.

         Open claims at December 31, 1996 were 96 compared to 240 at December 31, 1995. Open claims at June 30, 1997 were 61 compared to 259 at June 30, 1996.

         There have been no recent significant changes in the mix of business written by the Trust. At the inception of the Trust, the insureds consisted primarily of agricultural operations in the Mississippi Delta region. In 1993, in addition to agricultural risks, the Trust began covering risks that included restaurants, trucking companies and a variety of retail and service industry employers. The mix of insureds has remained relatively constant since that point.

         The following schedules detail (i) the changes in unpaid claims and claim adjustment expenses from 1994-1996; and (ii) an analysis of loss reserve development from the inception of the Trust.





Reconciliation of Beginning and Ending
   Loss and Loss Adjustment Expense Reserves

                                                                                      1996          1995                     1994*
                                                                                     --------       ----                     -----
Reserves for unpaid losses and loss adjustment
   expenses - beginning of year                                                     3,713,923          3,849,169          2,818,567

Incurred losses and loss adjustment expenses:
   Provision for current year                                                         959,032          2,558,087          2,986,083

   Increase (decrease) in estimates for losses
     occurring in prior years                                                         (42,440)          (109,365)          (432,568)
                                                                                  -----------        -----------        -----------

Total incurred claims and claim adjustment
    expenses                                                                          916,592          2,448,722          2,553,515

Payments for losses and loss adjustment expenses incurred in:
      Current year                                                                   (369,070)        (1,197,368)          (706,834)
      Prior years                                                                  (1,384,325)        (1,388,900)          (850,479)

Other:
      Increase (decrease) in service company fee
          reserve                                                                     (42,900)             2,300             34,400
                                                                                  -----------        -----------        -----------

Reserve for unpaid losses and loss adjustment
   expenses - end of year                                                         $ 2,834,220        $ 3,713,923        $ 3,849,169
                                                                                  ===========        ===========        ===========





*The fiscal year end of the Trust changed from July 31 to December 31 in 1994. Opening balance is as of January 1, 1993.




Analysis of Loss Reserve Development

                                                                                 Year Ended
                                                     12/31/96      12/31/95     12/31/94*      07/31/94     07/31/93       07/31/92

Gross reserve for losses and loss adjustment
   expenses                                       $ 2,834,220   $ 3,713,923   $ 3,849,169   $ 2,613,482   $ 2,241,465    $   935,500
Reinsurance receivable                                660,986       708,509       836,427       774,371       774,371              0
                                                  ----------------------------------------------------------------------------------

Net reserve for losses and loss adjustment
   expenses                                         2,173,234     3,005,414     3,012,742     1,839,111     1,467,094        935,500

Cumulative paid through:
         One year later                                           1,380,545     1,256,360       293,850       982,835        396,232
         Two years later                                                        1,789,225       806,375     1,276,685        452,024
         Three years later                                                                      972,189     1,046,477        458,668
         Four years later                                                                                   1,233,020        493,276
         Five years later                                                                                                    481,434

Retroactively re-estimated net liability for
unpaid loss and LAE as of:
         End of year                                2,173,234     3,005,414     3,012,742     1,839,111     1,467,094        935,500
         One year later                                           2,910,717     2,805,055       933,643     1,432,178        507,143
         Two years later                                                        2,526,407     1,686,618     1,046,377        459,507
         Three years later                                                                    1,472,901     1,623,695        450,102
         Four years later                                                                                   1,485,586        557,787
         Five years later                                                                                                    540,239
                                                   ---------------------------------------------------------------------------------

Net cumulative (deficiency) redundancy                   --     $    94,697   $   486,335   $   366,210   ($   18,492)   $   395,261
                                                                                                                         ===========

*The Trust changed its fiscal year to a calendar year in 1994.

                                                        48

Other Expenses

         Other expenses that are directly related to members' payroll expense levels and consequently premium income are service company fees and excess insurance premiums. Service company fees, the fees paid to an outside claims administrator, decreased from $626,332 in 1995 to $299,322 in 1996 as a result of a decrease in premium income together with a rate decrease negotiated with the servicing company. There were no service company fees for the period ended June 30, 1997 due to the claims being handled through the TIG Commercial Program arrangement. For the same period in 1996, service company fees totaled $299,322.

         Regulatory fees were virtually unchanged, decreasing from $30,858 in 1995 to $28,548 in 1996. For the period ending June 30, 1997 and 1996, regulatory fees amounted to $11,502 and $14,274 respectively. These fees are levied by the Workers' Compensation Commission and are based on the medical and indemnity payments paid to claimants during the previous calendar year. Consequently, the level of premium income does not have a direct effect on these expenses.

         General expenses increased from $438,224 in 1995 to $450,959 in 1996. The increase was due primarily to the expense involved in the structuring and implementation of the Commercial Program and in the analysis and planning of the dissolution of the Trust in conjunction with the formation of the Company. The Trust incurred general expenses primarily relating to the formation of the Company totaling $183,760 in the first quarter of 1997 compared to general expenses for the first six months in 1996 of $241,455.

Income Taxes

         The current tax provision of the Trust decreased to $98,768 in 1996 from $643,660 in 1995 as a result of decreased taxable income. In 1996, the tax provision represents a large percentage of the net income before tax because for tax purposes the Trust can only deduct capital losses up to the amount of its gains. Since the Trust could not deduct the net loss from the sale of its securities in 1996, its taxable income was significantly higher than financial statement net income, thus creating a large tax provision in comparison to net income before tax.

         Because of a change in the investment philosophy of the Trust to invest in primarily fixed income securities, it appears unlikely that the Trust will experience future capital gains which would allow it to benefit from the capital loss carryforwards generated on the sale of securities in 1996 and 1995. Consequently, Trust management does not believe that such loss carryforwards will be utilized.

         For  temporary   differences  between  the  tax  basis  of  assets  and
liabilities, a deferred tax liability or asset account is established. At December 31, 1995 a deferred tax asset existed as a result of the future tax benefit the Trust would receive from the sale of securities in which the Trust had current unrealized losses. During 1996, it became apparent that the Trust may not be able to fully realize a tax benefit from the eventual sale of such securities at a loss unless the Trust was likely to have future capital gains to offset such losses. Since only minimal capital gains were likely due to a change in the investment portfolio of the Trust, the deferred tax asset was eliminated in 1996 to reflect the net expected tax benefit from the sale of securities at a loss.

         The Trust made 1996 estimated income tax payments during the first half of 1996 based on the income tax paid in 1995. However, since the Trust discontinued writing business July 1, 1996, the taxable income of the Trust was significantly less than in 1995, creating an income tax overpayment. At December 31, 1996, the Trust had overpaid Federal income taxes by $134,488 and Mississippi income taxes by $18,374, resulting in a total income tax refund due of $152,862, at that date.

         Due to an absence of premium income for the quarter ended June 30, 1997 and with continuing costs involved in its conversion, the Trust experienced a net loss of $112,933 creating a current income tax benefit of $40,489 compared to a provision for income tax of $122,516 for the same quarter of 1996.

Investment Income

         Investment income decreased from $328,027 in 1995 to $297,076 in 1996. This decrease was a result of having less cash available for investment in 1996. Cash and investments at December 31, 1996 and 1995 were $4,721,297 and $5,957,135 respectively. This decrease was a result of the discontinuance of premium income effective July 1, 1996 coupled with the Trust's continuing obligation to pay existing claims. Numerous claims were settled during the last six months of 1996, further reducing cash available for investment.

         Investment income decreased from $147,583 for the six months ended June 30, 1996 to $91,444 for the same period in 1997. The decline was due to a further decrease in cash available for investment as a result of the Trust continuing to pay existing claims without current premium income.

         The Statements of Revenue and Expenses for the years ended December 31, 1996 and 1995 reflect net realized losses from the sale of securities available-for-sale $37,286 and 159,557 respectively. Additionally, a 1996 loss on the sale of "trading securities" in the amount of $422,850 is presented as "Other"on the statement in accordance with generally accepted accounting principles. The losses in 1995 were primarily the result of a decline in the value of certain foreign currency based securities. The investment policy of the Trust no longer permits investment in foreign securities. With respect to the 1996 losses, the Trust has initiated arbitration proceedings against the brokerage firm to recover its losses. As of December 31, 1996, the Trust had liquidated virtually all of its equity security holdings with this firm.

         For the period ending June 30, 1997 the Trust sustained an additional loss on the sale of "trading securities" in the amount of $9,115. The Trust experienced a loss on the sale of "trading securities" in the same period of the preceding year in the amount of $286,085.

         Effective April 1, 1997, the Trust engaged the services of Investek Capital Management, Inc. ("Investek") to assist in the management of the Trust's investment portfolio. Investek has substantial experience in the management of insurance company investment portfolios.

Liquidity and Capital Resources

General

         The liquidity and capital requirements for a workers' compensation carrier is significantly different from other property and casualty carriers. Workers' Compensation carriers generally have use of premium dollars for investment purposes for longer periods of time because claims may be paid over a fifteen year or longer period. Because of this long payment period, investment income becomes a major source of revenue for most carriers. Consequently, discounting the liability for future claims payments for the present value of investment income that will be earned on the funds available for future expected payments becomes a significant factor in estimating a carrier's claims liability.

Liquidity Requirements

         Historically, the Trust has needed liquidity primarily to meet claims obligations. The Trust and the Company have entered into the Assumption Reinsurance Agreement whereby Continental will assume all of the claims liabilities of the Trust as of September 5, 1997. The Trust will pay Continental an amount not to exceed $1,875,000 consisting of $1,625,000 in reserves required to pay claims liabilities (which amount may be adjusted downward depending on claims settled) plus a non-refundable fee of $250,000 for handling claims. As a result of this arrangement, the Trust and the Company's need for liquidity has been substantially eliminated, unless the Company exercises its reinsurance rights.

         Under the Assumption Reinsurance Agreement, the Company has the right on March 1, 1998 to provide reinsurance to Continental pertaining to the claims liabilities assumed by Continental pursuant to the Assumption Reinsurance Agreement. If such reinsurance is put in place, a portion of the assets the Trust transferred to Continental will be transferred back to the Company along with any associated liability. The Company will be required to fund a trust account with a financial institution acceptable to Continental and the Company with the amount of funds necessary for Continental to receive full financial statement credit for such reinsurance and with the terms and conditions of such trust to comply with the law of Continental's state of domicile such that Continental shall receive full financial statement credit for such reinsurance. No decision has been made as to whether the Company will exercise its right to provide reinsurance. Although in the past the business insured by the Trust has been profitable, it is impossible to predict whether the obligations ceded to Continental will be settled for less than the reserves transferred to Continental. For these reasons, it is impossible to predict with accuracy what financial impact these reinsurance rights will have on the Company.

         The Company may participate in business written through the Commercial Program on a reinsurance basis after the conversion of the Trust is completed. The Insurance Placement Agreement permits the Company to determine the amount of reinsurance it may provide at any point in time. If the Company elects to provide such reinsurance liabilities and corresponding assets would be transferred to the Company. The effect of such transfer would depend on the amount and timing of the reinsurance and the profitability of the business transferred all of which are unknown at this time. For these reasons, it is impossible to predict with accuracy what financial impact these reinsurance rights will have on the Company.

         The Trust will also need liquidity to pay amounts owed to dissenters. The Trust will pay an amount (to be determined as of the Effective Date) which will satisfy certain published Internal Revenue Service Guidelines so as not to cause the Conversion to lose its characterization as a tax free transaction as to the Trust, the Company, and those Former Members who receive Stock of the Company. Any excess over such amount shall be paid to dissenters by the Company (contemporaneously with the payments made to dissenters from funds of the Trust) out of operating funds or from the proceeds of a loan that the Company will obtain for that purpose and not out of assets transferred to the Company from the Trust pursuant to the Plan. The Company's intent is to pay debt service on any loan obtained to pay dissenters out of future earnings of the Company and not out of funds transferred from the Trust. The actual amount payable by the Trust will be determined on the Effective Date so that any changes in the Trust'`s financial position may be taken into account in determining the amount the Trust may pay to dissenters without jeopardizing their tax free status of the transaction as noted above.

         After payments have been made pursuant to the Assumption Reinsurance Agreement and all existing liabilities of the Trust have been paid (assuming no dissenters), it is anticipated that the Trust will have approximately $1.5 million in cash, investments and other liquid assets with which to capitalize the Company. In order to be licensed by the Department of Insurance, the Company must maintain $400,000 in capital and $600,000 in surplus on a statutory basis. It is anticipated that the Company will have in excess of the minimum required capital and surplus.

Admitted Assets

         The Company will be required to maintain its books on the statutory basis of accounting. Currently the Trust maintains its books on a GAAP
(generally accepted accounting principals) basis. As far as the Company is concerned, initially the major difference in the statutory and GAAP basis of accounting lies in the classification of assets as admitted or non-admitted. Under the statutory basis, only admitted assets will be permitted to be included as assets on the Company's balance sheet. At December 31, 1996 the Trust owned certain investments that are not considered admitted assets for statutory accounting purposes. In January, 1997, the Trust sold the major portion of these non-admitted investment assets for cash in order to qualify them as admitted assets upon transfer to the Company. Other non-admitted assets totaling $125,750 are fixed assets of $13,517, prepaid expenses of $21,798 and receivables and other assets totaling $90,435. Non-admitted assets at June 30, 1997 totaled $176,654.

Commitments

         Both the Trust and the Company, as successor to the Trust, have ongoing commitments for administrative services to Delta Administration in the approximate amount of $3,800 per month as well as other normal operating expenses. Under the Commercial Program, pursuant to the Representative
Agreement, Delta Administration is also paid 3.5% of the collected premiums generated by the Commercial Program to manage the activities of the Trust. See "Certain Transactions and Relationships."


                                              BUSINESS OF THE COMPANY

Organization and Purpose

         The Company was organized on December 13, 1996, as a Mississippi business corporation with the purpose of succeeding to the assets of the Trust pursuant to the Conversion and thereafter functioning as a commercial stock insurance company licensed to write workers' compensation insurance in the State of Mississippi. The Company must at all times meet and maintain a minimum capital and surplus level of $400,000 and $600,000, respectively. As of the Effective Date of the Conversion, the Company anticipates that it will exceed the minimum levels of capital and surplus.

         In order for the Department of Insurance to issue the Company a license as a workers' compensation insurer, immediately following the Conversion the Company must place one-half of its statutory capital ($200,000) on deposit with the Treasurer of the State of Mississippi and submit evidence of such deposit and the required levels of capital and surplus to the Department of Insurance, and pay a $200 license fee.

         Until the Effective Date of the Plan, the Company will have no material assets or liabilities. Because the Company has no material assets as of the date hereof, selected financial data of the Company is not included in this Prospectus; for financial statements of the Company, see "Index to Financial Statements." Upon the completion of the Conversion, the Company expects to be licensed as a workers' compensation insurer by the Department of Insurance.

Company Management's Plan of Operation

Continuation of Commercial Program

         The Company plans to continue with the Commercial Program begun by the Trust. Until the Company has received a rating from a recognized insurance rating organization (which requires five years of continuous operations), it plans to continue the Commercial Program and/or initiate similar programs with other insurers.

         There is currently substantial price competition in the workers' compensation market. The Company plans to continually examine the Commercial Program and any other similar programs it may provide in order to ensure such programs are competitive.

Provision of Reinsurance

         The Company may provide reinsurance to Continental in accordance with the Assumption Reinsurance Agreement and it may provide reinsurance to TIG in accordance with the Insurance Placement Agreement. See "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Liquidity and Capital Resources -- Liquidity Requirements."

          When an insurance company provides reinsurance, the amount of the insurance obligation which the company providing the reinsurance assumes is specifically defined. Further, the insurance obligation assumed is to the ceding insurer (the company which is transferring the insurance risk to the company providing reinsurance) and not an individual insured. In the event that the Company provides reinsurance to Continental or TIG, the Company expects to have excess coverage which will limit its exposure.

         Under the Assumption Reinsurance Agreement, the Company has the right on March 1, 1998 to provide reinsurance to Continental pertaining to the claims liabilities assumed by Continental pursuant to the Assumption Reinsurance Agreement. If such reinsurance is put in place, the assets remaining of the assets the Trust transferred to Continental will be transferred back to the Company along with any associated liability.

Creation of Other Workers' Compensation Insurance Programs

         In addition to the Commercial Program, the Company may develop workers' compensation insurance programs with other large carriers. It is anticipated that these programs will be structured in a manner similar to the current Commercial Program. The Company would participate as a reinsurer of the business written by the commercial carriers. It is anticipated that the Company's level of risk participation in these programs would vary. Due to the integration of stop loss policies into the program at relatively low levels, the potential loss to the Company on this program would be greatly minimized.

General Operations

         The Company plans to concentrate its business activities on providing workers' compensation for businesses in the agricultural and industrial sectors in Mississippi and, in the future if desirable opportunities arise, in nearby states. Company management believes that it has a base of experience in agricultural workers' compensation risk (such as cotton gins) which is transferable to other states. In addition, so long as the Company is licensed as a workers' compensation insurer in Mississippi, it may participate under certain circumstances in workers' compensation programs similar to the Commercial Program without licensure by such other states.

         Company management also has identified a potential client population in the insureds and former insureds of self insurance pools such as the Trust. The factors that rendered the Trust noncompetitive have affected other pools, in some instances causing insolvencies. The Company believes that it is well positioned to identify the insureds of such pools and place them in programs such as the Commercial Program as well as to arrange for the placement of coverage with other insurers to terminate the joint and several liability of insureds in such pools.

         Assuming operation as set forth above, management of the Company believes that the Company's business activities should allow the Company to satisfy its cash needs without seeking additional financing for the next twelve months. However, in the event that operations do not meet projected targets, the Company will be required to obtain financing for shortfall amounts through debt financing or the issuance of additional equity securities.

Investments

         Management of the Company's portfolio of investments will be a significant part of the Company's business. The Company's investments are limited by statutes and other regulations which restrict a large portion of such investments to specific categories. The Company is expected to invest in securities and other investments authorized by applicable state laws and regulations and receive income from such investments in the form of interest, dividends and capital gains. The Company expects to follow an investment policy designed to maximize yield to the extent consistent with liquidity requirements and preservation of assets. The Company has retained Investek Capital Management, Inc. as its investment advisor. Investek currently manages over $1.1 billion and has substantial experience in investing funds of insurance companies.

Government Regulation

         The Company will be subject to regulation by the Department of Insurance although control over the delivery of benefits is generally under the purview of the Workers' Compensation Commission. The primary purpose of regulation by the Department of Insurance is to provide safeguards for policyholders rather than to protect the interests of shareholders. The Department of Insurance has broad administrative powers relating to the licensing of insurers and their agents, the regulation of trade practices, transactions with affiliates, investments, deposits of securities, the form and content of financial statements, accounting practices, reporting requirements, sales literature, insurance policy forms and the maintenance of specified reserves and capital and surplus.

         Workers' compensation insurers such as the Company must maintain reasonable ratios between net written premiums and statutory surplus in order to be consistent with sound underwriting practices and requirements of insurance regulators and rating agencies. Accordingly, an insurance company's volume of net written premiums is limited by the amount of its statutory surplus. As the premium volume of the Company grows, its statutory surplus must also increase so that the ratio of net written premiums to statutory surplus does not become too high. The Company's objective will be to maintain the ratio of net written premiums to statutory surplus within the maximum guidelines of the NAIC.

         Insurance companies are required by law to maintain reserves for claims. These reserves are intended to cover the probable ultimate cost of settling all claims incurred and unpaid, including those not yet reported. Reserves will be determined by the Company in accordance with applicable law. Reserves will be monitored by the Company using a variety of techniques for analyzing claim cost and frequency data and other economic factors. Among other techniques, the Company expects to periodically compare estimated and actual expenses for settled claims and adjust its reserve estimates, if necessary, on the basis of such comparisons. Claim reserves are estimates only, and it is possible that ultimate liability may exceed or be less than such estimates.

         Under Mississippi law, workers' compensation insurers must maintain a reserve for losses as well as a reserve for unearned premiums. The assets constituting the unearned premium reserve must be withdrawn from use by the Company for its general purposes and are gradually released over the life of the policy.

         Upon being licensed by the Department of Insurance, the Company will automatically become a member of the Mississippi Insurance Guaranty Association (the "Guaranty Association"). The purpose of the Guaranty Association is to provide a mechanism for the payment of claims made by insureds against an insolvent insurer. The Association may assess insurers to pay the obligations of the Association in accordance with a statutory formula based on net direct premiums written.

         Upon being authorized by the Department of Insurance to write workers' compensation insurance in Mississippi, the Company will be required to be a member of the Mississippi Workers' Compensation Assigned Risk Pool ("the "Pool") and to participate in the Mississippi Workers' Compensation Assigned Risk Plan (the "Plan"). The purpose of the Pool is to be a reinsurance mechanism for the Plan. The Pool may assess insurers to pay the obligations of the Pool in proportion to the insurers' direct net workers' compensation premium writings in Mississippi. So long as the Company does not directly write workers' compensation insurance, it will not be subject to assessment by the Pool.

         In a stock insurance company structure such as the Company's, there is no personal liability of the shareholders in the event the insurer becomes insolvent and is not able to pay claims. The claims are assumed by the Guaranty Association. This is in contrast to the joint and several liability of members of group self insurers such as the Trust.

Assumption of Trust Contracts

         The Company and the Trust have entered into an Assignment and Assumption Agreement dated as of March 20, 1997, which provides that upon the Conversion, the Trust will assign, and the Company will assume, the Trust's rights under the Insurance Placement Agreement, the Representative Agreement, agreements relating to claims administration, and certain other agreements and rights of the Trust.

Employees

         The Company will initially have no employees. The Company will be administered by Delta Administration on the same financial and operational basis as the Trust. See "The Trust -- Employees" and "Certain Transactions and Relationships." The Company anticipates that it will continue to utilize the services of Mr. Vickery through Delta Administration to manage the day to day operations of the Company.

Management of the Company

         The names of the executive officers and directors of the Company and their respective ages and positions with the Company are set forth as follows:

         Name                               Age        Position

William L. Kennedy                          46         Chairman of the Board
                                                       of Directors, Chief
                                                       Executive Officer
Harry E. Vickery                            62         President, Director
David R. White                              47         Secretary, Treasurer,
                                                       Vice President, Director

         William L. Kennedy resides in Inverness, Mississippi. He holds a BS degree in Entomology from Mississippi State University. He has worked with Duncan Gin, Inc. since 1972 and currently serves as President and Chief Operating Officer of Duncan Gin, Inc. Duncan Gin, Inc. is a multiline agricultural marketing entity and is the largest cotton ginning operation in Mississippi. He has served from inception on the Board of Trustees of the Delta Agricultural & Industrial Trust and is presently Chairman of the Trust.

         Harry Vickery resides in Jackson, Mississippi. From 1962-1993, Mr. Vickery was involved in the automobile business in Greenville, Mississippi. Mr. Vickery was one of the original members of the Board of Trustees of the Trust from inception until 1993 when he became Administrator. Mr. Vickery was President and a director of Vickery Chevrolet Oldsmobile Co., Inc. which filed a Chapter 11 bankruptcy petition in 1993. All assets of Vickery Chevrolet Oldsmobile Co., Inc. were sold and the bankruptcy case was subsequently dismissed.

         David R. White resides in Jackson, Mississippi. He holds a BS degree from the University of Mississippi in Accounting and Business Administration. He has been involved in the insurance business since 1987 and has served as President and Chief Operating Officer of MRM Underwriters, Inc. since that date. He holds a number of awards in the insurance field and has served as president of insurance associations both on the local and state level.

         All directors hold office until the next annual meeting of shareholders of the Company or until their successors have been elected and qualified. Unless changed by the action of the Board of Directors, the number of directors shall be no fewer than three (3) nor more than seven (7). Officers serve at the discretion of the Board of Directors. There are no family relationships between the directors and officers.

Executive Compensation

         There are no current plans to pay compensation to officers or directors other than for (i) attendance at meetings; and (ii) activities undertaken on behalf of the Company with approval by the board of directors. MRM and Delta Administration, entities controlled by David R. White and Harry E. Vickery, respectively, received funds as a result of providing services to the Trust. MRM received commission income as a result of providing insurance and services to the Trust and Delta Administration provided management services to the Trust. See "The Trust -- Employees"; "The Company -- Employees"; and "Certain Transactions and Relationships."

Legal Proceedings

         Following the Conversion, the company will succeed to the Trust's claim in the Securities Arbitration. See "Business of the Trust -- Legal Proceedings" and "Trust Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Results of Operations -- Losses." Other than the pending involvement of the Company in the Securities Arbitration as successor to the Trust, the Company is not involved in any pending legal proceeding nor are any material legal proceedings known by the Company to be contemplated by governmental authorities other parties, to which the Company is or might become a party.

                                           DESCRIPTION OF COMPANY STOCK

         The Company is authorized to issue 100,000,000 shares of common stock, $1.00 par value, of which up to 650,000 will be issued and outstanding upon the Effective Date of the Plan. When issued, the Stock will be fully paid and nonassessable. The Company's Stock does not have preemptive rights. Holders of shares of the Company's Stock are entitled to one vote per share in all matters to be voted on by shareholders, except that holders are entitled to cumulate their votes in the election of directors. See "Comparison of Rights of Former Members of the Trust and Shareholders of the Company."

        COMPARISON OF RIGHTS OF FORMER MEMBERS OF THE TRUST AND
                     SHAREHOLDERS OF THE COMPANY

         There are important differences between the rights of shareholders of the Company ("Shareholders") and Former Members of the Trust.

Governance

         The Company will be subject to the Mississippi Business Corporation Act ("MBCA") and not to general trust law. Shareholders of the Company will elect a Board of Directors who will oversee governance of the Company. Former Members of the Trust have no voting or governance rights.

Liability

         Former Members of the Trust are jointly and severally liable for the obligations of the Trust which were incurred during such Former Member's period of membership. Shareholders of the Company will not be liable for the obligations of the Company or their fellow shareholders except to the extent of their investment in the Stock.

Assessment

         Former Members of the Trust are assessable in the event the Trust is unable to adequately discharge its financial obligations which were incurred during such Former Member's period of membership. The Stock of the Company is nonassessable.

Voting

         Former Members of the Trust have no voting rights. Shareholders of the Company will be entitled to one vote for each share held on each matter submitted to a vote at a meeting of the Shareholders, with the exception that Shareholders may cumulate their votes for directors.

Resale

         Former Members of the Trust may not sell or transfer their interest in the Trust. Shareholders in the Company may freely sell or transfer their shares, subject to applicable securities laws. See "The Conversion -- Resales of Company Stock."

Indemnification of Officers and Directors of the Company

         Subject to the terms and conditions of the Bylaws of the Company, the Company is required to indemnify any person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he is or was serving as an officer or director of the Company, or while serving as a director of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Indemnification is available for an obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including counsel fees) incurred with respect to such proceeding. Indemnification permitted in connection with a proceeding by or in the right of the Company shall be limited to reasonable expenses incurred in connection with the proceeding.

         Under the Bylaws, the Company may not indemnify a director unless the person indemnified shall have conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the Company, that his conduct was in its best interests, and in all other cases, that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. Such a determination shall be made by the Board of Directors by majority vote of a quorum consisting of disinterested directors, or if a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors, by special legal counsel, by the shareholders of the Company, or by a court of competent jurisdiction. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct. The Company may not indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         The Company must pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the Company a written affirmation of his good faith belief that he has met the applicable standard of conduct if the director furnishes the Company a written undertaking, executed personally or on his behalf, to repay the advance if it shall be ultimately determined that he did not meet the standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification. The undertaking to repay must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

         The Bylaws authorize the Company to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company or who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Company would have power to indemnify him against such liability.

         The Bylaws authorize the Board of Directors of the Company to make any further indemnity, including advance of expenses, to and to enter contracts of indemnity with any director, officer, employee or agent, except an indemnity against his gross negligence or willful misconduct.

         The Company must pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding when his appearance as a witness is in connection with his serving as a director of the Company.

         The Company's Articles of Association include a provision limiting the personal liability of a director to the Company or its shareholders for monetary damages with the exception of liability arising out of (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) violation of certain provisions of the MBCA, or (iv) an intentional violation of criminal law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 or under the securities laws of various states may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission and certain state securities commissioners such indemnification is against public policy and is therefore unenforceable.

Indemnification of Trustees of the Trust

         The Trust Agreement of the Trust (the "Trust Agreement") provides for mandatory indemnification of the Trustees against all costs and expenses (including attorneys' fees) incurred in connection with any claim in which a Trustee may be involved by virtue of his position in the Trust. The indemnification is not operative with respect to: (i) a person gaining any personal profit or advantage; (ii) the dishonesty of a person; (iii) a person's conflict of interest; (iv) willful violation of a statute or ordinance committed by a person or with the person's knowledge or consent; or (v) any matter as to which a person shall have been finally adjudged in such action, suit or proceeding to be liable for misconduct in the performance of his duties. The Trust Agreement further provides that the rights of indemnification set forth therein shall not be deemed exclusive of any rights to which those indemnified may be entitled and the Board of Trustees, by vote of disinterested Trustees, may provide any further indemnification it feels justified.

Preemptive Rights

         Under the MBCA, a shareholder does not have preemptive rights unless such rights are specifically granted. The Company's Articles of Association do not provide for preemptive rights. Because the Trust is an unincorporated entity and issues no shares, preemptive rights are not applicable.

Dividends

         Under Mississippi law, the Company may pay cash dividends only from actual net surplus determined on a statutory basis. In addition, "extraordinary dividends" or "extraordinary distributions" may not be paid until thirty (30) days after the Commissioner of Insurance has received notice of the declaration thereof and has not within such period disapproved such payment, or the Commissioner has approved such payment within such thirty (30) day period. Extraordinary dividends or distributions are defined as any dividend or distribution of cash or other property whose fair market value together with that of other dividends or distributions made within the preceding twelve months exceeds the lesser of (i) ten percent (10%) of the Company's surplus as regards policyholders as of the December 31 next preceding, or (ii) the net income of such insurer, not including realized capital gains, for the twelve month period ending the December 31 next preceding, but shall not include pro-rata distributions of any class of the insurer's own securities. In determining whether a dividend or distribution is extraordinary, an insurer may carry forward net income from the previous two (2) calendar years that has not already been paid out as dividends.

         Payment of dividends (also called refunds) by the Trust are restricted to any monies for a full accounting year of the Trust (a "Fund Year") in excess of the amount necessary to fund all obligations for that Fund Year which have been declared to be refundable by the Board of Trustees with the approval of the Workers' Compensation Commission and which shall be payable not less than twelve
(12) months after the end of the Fund Year. The Workers' Compensation Commission will not consider refunds for a particular Fund Year for approval until financial statements are available reflecting fund equity for that Fund Year at the period ending 24 months after the end of that Fund Year.

         After approval of a refund for a particular Fund Year: (i) up to 33% of the equity for that Fund Year could be approved for distribution as a refund during the period beginning 24 months after the closing of that Fund Year; (ii) up to 50% of the remaining equity for that Fund Year could be approved for distribution as a refund during the period beginning 36 months after the closing of that Fund Year; (iii) up to 50% of the remaining equity for that Fund Year could be approved for distribution as a refund during the period beginning 48 months after the closing of that Fund Year; and (iv) up to 100% of the remaining equity for that Fund Year could be approved for distribution as a refund during the period beginning 60 months after the closing of that Fund Year. Each refund distribution requires a separate application and approval after financial results are available reflecting the Fund Year equity balance at the relevant time (i.e., 24 months after the close of the Fund Year; 36 months after the close of the Fund Year, etc.).

                                      CERTAIN TRANSACTIONS AND RELATIONSHIPS

         David R. White is an officer and director of the Company and controls MRM. Through the Representative Agreement and MRM's General Agent Agreement with TIG, MRM receives a percentage of the premiums written through the Commercial Program. It is anticipated that the Company will become the assignee of the Trust's rights under the Representative Agreement and that MRM will continue providing such services to the Company. MRM brokers directors and officers coverage and excess workers' compensation coverage for the Trust. In 1995, 1996, and for the period from January 1, 1997 - June 30, 1997, MRM received direct and indirect compensation from the Trust and the Company in the aggregate amounts of $131,290; $137,716; and $121,400, respectively, for such years.

         Mr. White, or an affiliate of Mr. White, will be paid a commission of $25,000 by Continentalin connection with the Assumption Reinsurance Agreement.

         Harry E. Vickery is an officer and director of the Company and serves as Administrator of the Trust and owns all the issued and outstanding stock of Delta Administration. Under the Commercial Program, pursuant to the Representative Agreement, Delta Administration, which is a licensed insurnace agency, is paid 3.5% of the collected premiums generated by the Commercial Program to manage the activities of the Trust. Delta Administration also receives $3,800 a month from the Trust in exchange for administrative services. From these funds, Delta Administration pays the office expenses of the Trust including rent, salaries of its employees who administer the Trust, and sponsor fees. Mr. Vickery, through Delta Administration, acts as an agent for the Commercial Program through MRM. Mr. Vickery will continue to sell coverage through the Commercial Program in addition to his management role in the Company. In the event that the Company creates other insurance programs, it is anticipated that Delta Administration will provide services similar to those provided under the Commercial Program.

         In 1995, 1996, and for the period from January 1, 1997 - June 30, 1997, Delta Administration received direct and indirect compensation from the Trust and the Company in the aggregate amounts of $111,991; $114,207; and $74,907, respectively, for such years. After payment by Delta Administration of office expenses of the Trust, Mr. Vickery's gross compensation in 1995 was $87,092 and $104,451 in 1996. Prior to the commencement of the Commercial Program, Delta Administration was paid directly by the Trust for its services. As a part of the Conversion, the Trust's obligations regarding Delta Administration will be assumed by the Company.

                                                   LEGAL MATTERS

         The validity of the shares of Stock to be issued in connection with the Conversion will be passed upon for the Company and the Trust by Watkins Ludlam & Stennis, P.A., Jackson,

Mississippi. Certain of the tax consequences of the Conversion will be passed upon by Watkins Ludlam & Stennis, P.A.

                                                      EXPERTS

         The audited financial statements and financial statement schedules of the Trust included in this Prospectus and elsewhere in the Registration Statement have been examined by Richard L. Eaton, independent certified public accountant, Jackson, Mississippi, for the periods and to the extent set forth in his reports and are included herein in reliance upon the reports of such firm, given upon his authority as an expert in accounting and auditing.

                                           INDEX TO FINANCIAL STATEMENTS


Delta Agricultural and Industrial Trust Financial Statements for the Years ended
 December 31, 1996 and 1995
         Report of Independent Auditor                                                                          F-3
         Balance Sheets as of December 31, 1996 and 1995                                                        F-4
         Statements of Revenues and Expenses for Years Ended
            December 31, 1996 and 1995                                                                          F-5
         Statements of Changes in Trust Equity for Years Ended
            December 31, 1996 and 1995                                                                          F-6
         Statements of Cash Flows for Years Ended December 31,
            1996 and 1995                                                                                       F-7
         Notes to Financial Statements                                                                          F-9
         Schedules to Financial Statements                                                                     F-21

Delta Agricultural and Industrial Trust Compiled Financial Statements
 for the Six Months Ended June 30, 1997 and 1996
         Balance Sheets as of June 30, 1997 and 1996                                                           F-27
         Statements of Revenues and Expenses for Six Months  Ended
            June 30, 1997 and 1996                                                                             F-28
         Statements of Changes in Trust Equity for Six Months Ended
            June 30, 1997 and 1996                                                                             F-29
         Statements of Cash Flows for Six Months Ended June 30,
            1997 and 1996                                                                                      F-30
         Notes to Financial Statements                                                                         F-32

Stoneville Insurance Company Financial Statements for the
  Years Ended December 31, 1996 and 1995
         Report of  Independent  Auditor                                                                       F-44
         Balance  Sheet as of December 31,
            1996                                                                                               F-45
         Statement  of Income for Year Ending  December 31, 1996                                               F-46
         Statement of Changes in Stockholders' Equity for Year Ended
            December 31, 1996                                                                                  F-47
         Statement of Cash Flows for Year Ended December 31, 1996                                              F-48
         Notes to Financial Statements                                                                         F-49





                                                        F-1




                                           INDEX TO FINANCIAL STATEMENTS
                                                      (cont.)


Stoneville Insurance Company Compiled Financial Statements for the Six
  Months Ended June 30, 1997 and 1996
         Balance Sheet as of June 30, 1997                                                                     F-52
         Statement of Income for the Six
            Months Ending June 30, 1997                                                                        F-53
         Statement of Changes in  Stockholders'
            Equity for the Six Months Ended
            June 30, 1997                                                                                      F-54
         Statement of Cash Flows for the Six Months Ended June 30, 1997                                        F-55
         Notes to Financial Statements                                                                         F-56



                                                 RICHARD L. EATON
                                            CERTIFIED PUBLIC ACCOUNTANT
                                           (A PROFESSIONAL CORPORATION)
                                               POST OFFICE BOX 16603
                                            JACKSON, MISSISSIPPI 39236
                                                   ____________

                                             TELEPHONE: (601) 956-9751
                                                FAX: (601) 956-7415



                                                 MEMBER OF:
                                             AMERICAN INSTITUTE OF
                                            CERTIFIED PUBLIC ACCOUNTANTS

                                           MISSISSIPPI SOCIETY OF
                                            CERTIFIED PUBLIC ACCOUNTANTS



Board of Trustees
Delta Agricultural and Industrial Trust
Jackson, Mississippi


I have audited the accompanying balance sheets of Delta Agricultural and Industrial Trust as of December 31, 1996 and 1995 and the related statements of revenue and expenses, changes in trust equity and cash flows for the years then ended. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements present fairly, in all material respects, the financial position of Delta Agricultural and Industrial Trust as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/Richard L. Eaton

Richard L. Eaton
Jackson, Mississippi
January 29, 1997



DELTA AGRICULTURAL AND INDUSTRIAL TRUST
Balance Sheets
December 31, 1996 and 1995
                                                                                                     1996                      1995
                                                                                                 -----------            ------------
Assets
Investments:
Trading securities (at fair value)
   Equity securities                                                                             $ 1,696,944             $         0
Securities available-for-sale (at fair value)
   Fixed maturities (amortized cost - $1,150,740 and $0)                                           1,141,504                       0
   Equity securities (amortized cost - $0 and $2,580,133)                                                  0               2,469,692
Securities held-to-maturity (at amortized cost)
   Fixed maturities (fair value $521,940 and $2,246,853)                                             522,884               2,247,145
                                                                                                 -----------             -----------
Total Investments                                                                                  3,361,332               4,716,837

Cash and Cash Equivalents                                                                          1,359,965               1,240,298
Premiums receivable net of uncollectible amount                                                            0               1,337,030
Notes receivable                                                                                      20,000                       0
Accrued interest receivable                                                                           52,410                  90,736
Reinsurance receivables, net of uncollectible amounts                                                 660,986                708,509
Excess insurance premium overpayment                                                                  89,860                       0
Capital equipment leases at cost less
  accumulated depreciation of $9,775 and $5,759                                                       13,517                  16,782
Prepaid expenses                                                                                      21,798                   2,622
Income tax refund receivable                                                                         152,862                       0
Deferred tax asset                                                                                         0                  43,331
Other assets                                                                                             575                     575
                                                                                                 -----------            ------------

Total Assets                                                                                     $ 5,733,305             $ 8,156,720
                                                                                                 ===========             ===========

Liabilities and Trust Equity
Liabilities
Reserve for losses and loss adjustment expenses                                                  $ 2,834,220             $ 3,713,923
Unearned premiums                                                                                          0               1,466,279
Reserve for premium adjustment                                                                       384,863                       0
Accounts payable and accrued liabilities                                                              56,290                 207,762
Income taxes payable                                                                                       0                 394,048
Capital lease obligations                                                                              4,038                   8,980
                                                                                                 -----------             -----------
Total Liabilities                                                                                  3,279,411               5,790,992
                                                                                                 -----------             -----------

Trust Equity
Retained earnings                                                                                  2,463,130               2,432,888
Net unrealized loss on securities
  available for sale, net of deferred taxes                                                           (9,236)               (67,160)
                                                                                                 ------------            -----------
Total Trust Equity                                                                                 2,453,894               2,365,728
                                                                                                 ------------            -----------

Total Liabilities and Trust Equity                                                               $ 5,733,305             $ 8,156,720
                                                                                                 ============            ===========

See accompanying notes to financial statements.



DELTA AGRICULTURAL & INDUSTRIAL TRUST
Statements of Revenue and Expenses For the
Years Ended December 31, 1996 and 1995


                                                                                                         1996              1995
                                                                                                   -----------          ------------
Revenue
Premiums earned                                                                                    $ 2,077,351          $ 5,659,925
Premiums ceded                                                                                         (89,860)            (335,973)
                                                                                                   ------------         ------------

Net premiums earned                                                                                  1,987,491            5,323,952
Investment income                                                                                      297,076              328,027
Net realized gains and losses on securities available-for-sale                                         (37,286)            (159,557)
Other                                                                                                 (422,850)                   0
                                                                                                   ------------          -----------

Total Revenue                                                                                        1,824,431            5,492,422
                                                                                                   ============           ==========

Expenses
Loss and loss adjustment expenses                                                                      916,592            2,448,722
Service company fees                                                                                   299,322              626,332
Regulatory fees                                                                                         28,548               30,858
General expenses                                                                                       450,959              438,224
                                                                                                    -----------           ----------

Total Expenses                                                                                       1,695,421            3,544,136
                                                                                                    -----------           ----------

Excess Revenue over Expenses
  Before Income Tax Provision                                                                          129,010            1,948,286

Provision for income tax                                                                                98,768              643,660
                                                                                                    -----------           ----------

Excess Revenue over Expenses                                                                        $   30,242          $ 1,304,626
                                                                                                    ===========         ============


DELTA  AGRICULTURAL  AND INDUSTRIAL  TRUST
Statements  of  Changes in Trust  Equity For the Years  Ended
December 31, 1996 and 1995



                                                        1996              1995
                                                     ----------       ----------
Trust Equity - Beginning of Year                     $2,365,728       $1,023,330

Excess Revenue over Expenses                             30,242        1,304,626

Change in net unrealized loss on
   securities available for sale
   net of change in deferred taxes                       57,924           37,772
                                                    -----------       ----------


Trust Equity - End of Year                           $2,453,894       $2,365,728
                                                     ==========       ==========




















See accompanying notes to financial statements.



DELTA  AGRICULTURAL  AND INDUSTRIAL TRUST
Statements of Cash Flows For the Years
Ended December 31, 1996 and 1995

                                                                                                   1996                      1995
                                                                                         -----------------         -----------------
Cash Flows From Operating Activities
Premiums collected                                                                             $ 2,688,450              $ 7,034,172
Losses and loss adjustment expenses paid                                                        (1,748,772)              (2,456,050)
Refunds and premium adjustments paid                                                              (449,415)                (297,576)
Administrative expenses paid                                                                    (1,056,948)              (1,463,647)
Income taxes paid                                                                                 (625,678)              (1,012,930)
Investment income received                                                                         335,402                  225,407
Net (increase) decrease in trading securities                                                      429,528                        0
Interest paid                                                                                         (855)                 (43,037)
                                                                                               -----------              -----------
Net Cash Provided by Operating Activities                                                         (428,288)               1,986,339
                                                                                               -----------              -----------

Cash Flows From Investing Activities
Proceeds from sales of available-for-sale securities                                             3,185,627                1,139,184
Purchase of available-for-sale securities                                                       (2,631,979)              (1,434,328)
Proceeds from maturities of held-to-maturity securities                                                  0                2,882,300
Purchases of held-to-maturity securities                                                                 0               (5,540,465)
Capital expenditures                                                                                  (751)                  (2,991)
                                                                                               -----------              -----------
Net Cash Provided by Investing Activities                                                          552,897               (2,956,300)
                                                                                               -----------              -----------

Cash Flows From Financing Activities
Principal payments under capital lease obligations                                                  (4,942)                  (6,235)
                                                                                               -----------              -----------
Net Cash Used in Financing Activities                                                               (4,942)                  (6,235)
                                                                                               -----------              -----------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                                                                 119,667                 (976,196)

Cash and Cash Equivalents at Beginning of Year                                                   1,240,298                2,216,494
                                                                                               -----------              -----------

Cash and Cash Equivalents at End of Year                                                       $ 1,359,965              $ 1,240,298
                                                                                               ===========              ===========

                                    Continued







See accompany notes and accountant's report.




DELTA AGRICULTURAL AND INDUSTRIAL TRUST
Statements of Cash Flows (Continued) For the Years Ended December 31, 1996 and 1995



Reconciliation of net income to net cash provided                                                   1996                      1995
                                                                                         -----------------         -----------------
  by Operating Activities

Net Income                                                                                     $    30,242              $ 1,304,626
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                                                                      4,818                    3,424
   (Gain) or loss on sale of investments                                                           460,136                  159,557
   Decrease in trading securities                                                                  429,528                        0
   Decrease in premiums receivable                                                               1,337,030                1,070,626
   Decrease (increase) in prepaid expenses                                                         (19,176)                 158,981
   Decrease (increase) in accrued interest receivable                                               38,326                  (90,736)
   Increase in notes and other receivables                                                        (109,860)                       0
   Amortization of bond premium (discount)                                                          12,646                  (11,884)
   Decrease in unpaid losses and loss adjustment expenses                                         (832,180)                  (7,328)
   Increase (decrease) in unearned premiums                                                     (1,466,279)                 134,256
   Decrease in accounts payable and accrued expenses                                              (151,472)                (365,914)
   Increase in premium adjustment reserve                                                          384,863                        0
   Decrease in income tax liability                                                               (546,910)                (369,269)
                                                                                               -----------              -----------

Net cash provided by operating activities                                                      ($  428,288)             $ 1,986,339
                                                                                               ===========              ===========






See  accompanying  notes  to  financial   statements.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995


Note 1: Description and Operation of the Trust

The Delta Agricultural and Industrial Trust was formed under a Trust Agreement, dated August 1, 1991, between the Delta Council, a Mississippi nonprofit corporation and the Board of Trustees of Delta Agricultural and Industrial Trust.

The Trust, which is an entity subject to Federal and Mississippi Income Tax, was created to take advantage of Section 71-3-75 (3) of the Mississippi Code of 1972, as amended, which allows employers to form a pool for the purpose of self-insuring their liabilities under the Mississippi Workers' Compensation Law, versus purchasing insurance coverage from a commercial insurance company. The primary purpose of the Trust has been to provide its members with a source of consistent Workers Compensation insurance coverage at reasonable rates, regardless of the cyclical swings of the commercial insurance market. As a result of forming the Trust, members have the benefit of self-insurance while at the same time spreading the risk of self insurance among a group of employers. While the primary purpose of the Trust is to provide workers compensation coverage to its members on a consistent basis at a reasonable price rather than the generation of profits, the Trustees of the Trust recognize the importance of operating in such a manner that will yield positive operating results. The Trustees believe that as long as the Trust operates in a profitable manner, its ability to service the members of the Trust remains strong.

Each member's contribution of funds to the Trust is computed similarly to the method employed by commercial insurance companies in determining premium rates. However, should the Trust be unable to sufficiently discharge all of its obligations, it would assess the members amounts needed to make up the deficiency. While the Trust has never assessed any of its members as a result of a deficiency, the members of the Trust are jointly and severally liable for the obligations of the trust.

Due to changes in the Mississippi workers compensation market in early 1996, the Trust determined that the interests of its members would best be served by entering into an arrangement with a commercial insurance company whereby the Trust would discontinue writing coverage for its members effective July 1, 1996 and would encourage its members to move their workers' compensation insurance to the commercial carrier. Consequently the Trust had no premium revenue for the period July 1 through December 31, 1996. The Trust, or any successor to the Trust may, at its discretion, begin writing workers compensation for its members again at anytime.

In conjunction with the transfer of the Trust's insurance operation to a commercial carrier, management of the Trust began the process of forming a stock insurance company with the

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

objective of allowing members of the Trust to become shareholders in the stock company. Under the plan, electing members would receive stock in the new company with a book value equivalent to the book value in the Trust at the date of conversion. The Plan also provides for the elimination of the joint and several liability of its members. As of the balance sheet date, this process was not complete.


Note 2: Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The Significant accounting policies used to prepare the financial statements are summarized below:

Trading Securities

Bonds, notes, common stocks and mutual fund shares held principally for resale in the near term are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

Securities Held-to-Maturity

Bonds, notes and certificates of deposit (with maturities of more than three months) for which the Trust has the intent and ability to hold to maturity are reported at amortized cost, adjusted for amortization of premiums or discounts and other than temporary declines in fair value.

Securities Available-for-Sale

Bonds, notes, common stock and certificates of deposit (with maturities of more than three months) not classified as either trading or held-to-maturity are reported at fair value, adjusted for other than temporary declines in fair value, with unrealized gains and losses excluded from losses and reported as a separate component of trust equity. Realized gains and losses are determined on the specific identification method.

Cash Equivalents

For the purpose of presentation in the Trust's statements of cash flows, cash equivalents are short-term, highly liquid investments that are both (a) readily convertible to known amounts of cash and (b) so near to maturity that they present insignificant risk of changes in value due to changing interest rates.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 2: Summary of Significant Accounting Policies (continued)

Premium Revenue Recognition

Insurance premiums are recognized as revenue on a pro rata basis over the policy term. The portion of premiums that will be earned in the future are deferred and reported as unearned premiums. In determining premium rates, the Trust begins with rates established by NCCI (National Council of Commissioners of Insurance), determined by a prescribed worker classification code. The Trust then applies an experience modifier that may either increase, decrease or make no change to the NCCI rate based on an individual employer's claims history. To this modified rate, the Trust then applies a self-insured discount rate of fifteen percent (15%). After calculating the self-insured modified premium, a Premium Volume discount, as specified by NCCI, is applied based on the premium level of the insured to arrive at the total discounted premium amount.

Reinsurance

In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Amounts due from reinsurers are shown as reinsurance receivables, net of uncollectible amounts on the balance sheets. Liabilities for losses and loss adjustment expenses are not reduced by the amounts receivable from reinsurers. Amounts ceded to reinsurer's are shown as a reduction of earned premium on the statements of revenue.

Capital Equipment Leases

Certain assets of the Trust were acquired under capital lease arrangements. Such assets are recorded at their original cost and depreciated under the straight-line method over the estimated useful lives of the respective assets. Depreciation expense is included in "General Expenses".

Policy Acquisition Costs

All  Trust  member   contracts   renew   annually  on  a  calendar  year  basis.
Consequently, there are ordinarily no unamortized policy acquisition costs at December 31 to be presented on the balance sheet.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 2: Summary of Significant Accounting Policies (continued)

Insurance Liabilities

The liability for losses and loss-adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on past experience, for losses incurred but not reported. Such liabilities are necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in earnings currently.

Income Taxes

Income tax provisions are based on the asset and liability method. A deferred tax asset or liability is provided for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Such differences are related principally to the unrealized loss in the market value of available-for-sale securities.

Note 3: Investments

Major categories of net investment income are summarized as follows:

                                      1996              1995
                                    ------------      --------
         Fixed Maturities           $169,037          $180,645
         Equity Securities           105,291           128,638
         Short-term Investments       22,748            18,744
                                      -----------     ----------

         Total                      $297,076          $328,027
                                    ========          ========

The aggregate fair value, gross unrealized holding gains, gross unrealized holding losses, and amortized cost for available-for-sale and held-to-maturity securities by major security type at December 31, 1996 and 1995 are as follows:

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 3: Investments (continued)

Available-for-Sale Securities as of December 31, 1996 and 1995

                                                                            December 31, 1996
                                                                                Gross                    Gross
                                                           Amortized            Unrealized             Unrealized
                                                              Cost                Gains                  Losses           Fair Value
Bank certificates of
 deposit                                                   $  524,166           $      889           $    2,915           $  522,140
Obligations of states and
 political subdivisions                                       626,574                   13                7,223              619,364
                                                           ----------           ----------           ----------           ----------

Total                                                      $1,150,740           $      902           $   10,138           $1,141,504
                                                           ==========           ==========           ==========           ==========



                                                                 December 31, 1995
                                                        Gross              Gross
                                      Amortized      Unrealized        Unrealized
                                         Cost            Gains             Losses        Fair Value
Equity securities                   $ 2,580,183      $      1,026      $  111,517       $ 2,469,692
                                    -----------      ------------      ----------       -----------

Total                               $ 2,580,183      $      1,026      $  111,517       $ 2,469,692
                                    ===========      ============      ==========       ===========




Held-to-Maturity Securities as of December 31, 1996 and 1995

                                                                 December 31, 1996
                                                        Gross              Gross
                                      Amortized      Unrealized        Unrealized
                                         Cost            Gains             Losses        Fair Value
U.S. Treasury securities
 and obligations of the
 U.S. Government                    $     98,966     $               0 $         944    $     98,022
Bank certificates of
 deposit                                 423,918                     0             0         423,918
                                    ------------     ---------------------------------- ------------

Total                               $    522,884      $              0 $         944     $   521,940
                                      ===========     ================= =============     ==========



                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 3: Investments (continued)

                                                                                  December 31, 1995
                                                                                    Gross              Gross
                                                            Amortized             Unrealized        Unrealized
                                                              Cost                   Gains             Losses            Fair Value
U.S. Treasury securities
 and obligations of the
 U.S. Government                                           $   94,829           $        0           $    1,758              $93,071
Bank certificates of
 deposit                                                    1,973,896                1,210                    0            1,975,106
Obligations of states
 and political subdivisions                                   178,420                  256                    0              178,676
                                                           ----------           ----------           ----------           ----------

Total                                                      $2,247,145           $    1,466           $    1,758           $2,246,853
                                                           ==========           ==========           ==========           ==========



Gross realized gains and losses on sales of available-for-sale securities were:
                                   1996             1995
                                ---------        -------
Gross realized gains:
 Fixed maturities               $  2,407         $    7,481
 Equity securities                30,502             14,192
                                --------         ----------

Total                           $ 32,909         $   21,673
                                ========         ==========

Gross realized losses:
 Bank certificates of deposit   $  6,039                  0
 Equity securities                64,155            181,231
                                 --------         ---------
Total                            $70,194           $181,231
                                 =======           ========

The Trust also realized net losses in trading securities in the amount of $415,929 in 1996. Trading security gains and losses are included in "Other Income". Additionally, as a result of transferring certain securities from the available-for-sale category to the trading category at December 31, 1996, $6,921 in realized losses were included in "Other Income".

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995


Note 3: Investments (continued)

The scheduled maturities of available-for-sale and held-to-maturity securities at December 31, 1996 were as follows:

Held-to-Maturity Securities                Amortized
                                               Cost         Fair Value
Due in one year or less                    $522,884         $522,010
                                           --------         --------

Total                                      $522,884         $522,010
                                           ========         ========

Available-for-Sale Securities:             Amortized
                                               Cost         Fair Value
Due in one year or less                    $181,350         $181,533
Due after one year through five years       448,884          446,497
Due after five years through ten years      520,505          513,474
                                             -------          -------

Total                                   $  1,150,739      $1,141,504
                                       =============      ==========


Because their likelihood of sale increased, securities with an amortized cost of $948,293 previously classified as held-to-maturity were transferred to the available-for-sale category. The fair value of such securities at the time of transfer was $948,099, creating an unrealized loss of $194. This reclassification was made as a result of the arrangement with the commercial insurance carrier (described in Note 1) to begin writing coverage for Trust members effective July 1, 1996. As a result of this arrangement, the Trust would not receive any premium income for an unknown period of time, creating less cash available for the payment of claims and other Trust expenses. In order to have sufficient cash to pay Trust expenses, it is possible that certain securities the trust planned to hold until maturity may have to be sold prior to their maturity. Consequently, these investments have been reclassified to the available-for-sale category. Only investments with a maturity of less than one year remain in the held-to-maturity category. This reclassification has been made as a result of an event that could not be anticipated in the previous year and that was isolated, non-recurring and unusual for the Trust in accordance with paragraph 8 of SFAS 115.

There were no securities that were non-income producing for the year ended December 31, 1996.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 4: Reserve for Losses and Loss Adjustment Expenses

Reserves for losses and loss adjustment expenses at December 31, 1996 and 1995 consisted of the following:
                                                        1996             1995
                                                    ----------         ---------
Case-basis reserves                                 $2,053,357        $2,383,549
Incurred but unreported claims                         727,763         1,234,374
Service company fees                                    53,100            96,000
                                                    ----------        ----------

Total Reserves                                      $2,834,220        $3,713,923
                                                    ==========        ==========

Included in case-basis reserves are amounts that are to be paid by a reinsurer. The amounts due from the reinsurer are $660,986 and $708,509 in 1996 and 1995 respectively.

While the excess carrier has made all required payments through December 31, 1996, the Trust retains the ultimate liability for the payment of claims.

Additionally, the reserves have been discounted using an average interest rate of 5.5% per annum and using the Trust's historical payout pattern combined with national payment trends.

Note 5: Reserve for Premium Adjustment

The premium amounts paid by members of the Trust are determined initially each policy year from member provided estimates of their annual payroll by worker classification code. The member is then subject to an audit of their payroll data to determine the accuracy of their estimate. Any necessary premium adjustments are made based on audited payroll information. For the period ended June 30, 1996, management elected to audit less than 100% of the Trust membership. Due to the limited number of audits performed, a reserve was established for premium adjustments that management estimates could be due in the event members who were not audited request such an audit.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 6: Minimum Lease Payments

The Trust leases certain business equipment that are treated as capital leases in accordance with SFAS-13. Following are the present values of the minimum lease payments under these leases as of December 31, 1996 and 1995.

                                                       1996                1995
                                                     --------             ------
                                  1996                                    $6,095
                                  1997                3,172                2,450
                                  1998                1,208                1,174
                                                     ------               ------

                                                     $4,380               $9,719
                                                     ======               ======

Note 7: Excess Insurance

The Trust acquired excess coverage insurance for accidents occurring during the period January 1, 1996 through June 30, 1996. The specific coverage limits the Trust's liability to $350,000 per claim incurred during this period. For claims incurred prior to January 31, 1992, the claim retention level was $200,000 with a maximum benefit of $10,000,000. Claims incurred from February 1, 1992 through July 31, 1992 have a retention level of $250,000 and a maximum benefit of $10,000,000. No claims are expected to exceed the maximum benefit. Although the excess carrier has made all required payments through December 31, 1996, the Trust retains the ultimate liability for the payment of claims.

The premium paid by the Trust for excess insurance is based on the manual premium of the Trust. Such manual premium is estimated at the beginning of the year and a premium payment made based on a full year's estimated manual premium. However, since the Trust discontinued writing coverage effective July 1, 1996 the Trust was entitled to a refund of a portion of the annual premium it paid for excess insurance for 1996. Based on the 1996 manual premium of the Trust, an overpayment of $89,860 exists as of December 31, 1996.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 8: Income Taxes

The Trust is a taxable entity subject to Internal Revenue Code Section 831 and related provisions. The provision for income tax for 1996 and 1995 from continuing operations consists of the following:

                                                       1996                1995
                                                       ----                ----
Current Income Tax
         Federal                                     $ 81,142           $549,712
         State                                         17,626             93,948
         Deferred                                           0                  0
                                                     --------           --------

         TOTAL                                       $ 98,768           $643,660
                                                     ========           ========

The effective income tax rates varied from the U.S. federal statutory rate for the years ended December 31 as follows:

                                                    1996          1995
                                                  -------         -----
Federal statutory income tax rate                  34.0%          34.0%
Unused net capital loss                            65.6            3.6
Dividends received deduction                      (12.1)          (2.0)
Tax exempt interest                                (6.1)          (1.9)
State income taxes, net of federal
    benefit and other                             (18.5)          (5.5)

Effective income tax rate                          62.9%          28.2%
                                                   ====           ====

The Trust had capital loss carryforwards at December 31, 1996 and 1995 of $1,037,257 and $577,121 respectively. These loss carryforwards can only be utilized if the Trust experiences future capital gains from the sale of investments. The trust made changes to its investment policy in 1996, discontinuing the practice of acquiring financial instruments in anticipation of realizing capital gains on the sale of such investments. As a result of this change, it is unlikely that these loss carryforwards will be utilized. Consequently, no deferred tax benefit or related deferred tax asset has been recognized in the financial statements for the eventual use of such loss carryforwards. If not used against future capital gains, these capital loss carryforwards will expire beginning in 1999 and extending through 2001.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

Note 8: Income Taxes (continued)

The components of the net deferred tax (asset) liability at December 31 were as follows:

                                                         1996              1995
                                                      -----------       --------

Deferred tax assets:
Unrealized Loss on available-for-sale
    Securities                                          $      0       $ 43,331
Valuation allowance                                            0              0
                                                        --------       --------

Total deferred tax asset                                       0       $ 43,331
                                                        --------       --------

Deferred tax liabilities                                       0              0
                                                        --------       --------

Net deferred tax (asset) liability                      $      0       $(43,331)
                                                        ========       ========


The 1995 balance sheet of the Trust presents a deferred tax asset in the amount of $43,331. This amount reflects what management believed was a temporary unrealized decline in the market value of its securities available for sale. The amount reflects the future tax benefit the Trust would have received if such securities were sold at the market value at that date. This amount was also applied to the gross decline in market value of investments to arrive at the net unrealized depreciation of securities available-for-sale, net of deferred taxes. It was determined in 1996 that the possibility of the Trust being able to utilize the losses resulting from such a sale would be remote and therefore no deferred tax benefit was recorded at December 31, 1996.

As described in Note 1, the Trust discontinued writing business effective July 1, 1996, reducing taxable income for 1996 significantly below 1995 levels. Estimated income tax payments for the first half of 1996 were based on Income Tax paid in 1995, consequently an overpayment was created. At December 31, 1996, the Trust was due a refund of $134,488 from the Internal Revenue Service and $18,374 from the State of Mississippi.

Note 9: Notes Receivable

At December 31, 1996 the balance sheet of the Trust reflects a note receivable of $20,000. Additionally, $407 of accrued interest due on this note is included in accrued interest receivable. This note is due on demand from Stoneville Insurance Company. Under the plan described in Note 1, Stoneville would be the successor of the Trust in its conversion to a stock insurance company.

Note 9: Related Party Transactions (continued)

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                  For the Years Ended December 31, 1996 and 1995

The Trust maintained an arrangement with Delta Administration, Inc. (Formerly Delta Administration) whereby Delta Administration provides administration services to the Trust. Harry Vickery is the President of Delta Administration, Inc. and will also be the president of Stoneville Insurance Company, the planned successor to the Trust in its conversion to a stock insurance company. Delta Administration, Inc.'s fee for providing such services was based upon 1.5% of the manual premium of the Trust through June 30, 1996. Effective July 1, 1996, the fee was changed to $3,800 per month. The fee earned by Delta Administration, Inc. was $74,207 and $111,991 in 1996 and 1995, respectively. Delta Administration, Inc. is also compensated for their services by the commercial insurance carrier participating in the Commercial Program described in Note 1.

The Trust engaged the services of Sedgwick of Mississippi to administer claims for the Trust. Sedgwick's fee was based upon 7.2% of the manual premium of the Trust through June 30, 1996. A portion of this fee was used to compensate the marketing agency of the Trust's insurance program, Mississippi Risk Management, Inc. The President of Mississippi Risk Management, Inc. will become an officer of Stoneville Insurance Company, the successor to the Trust under the Plan of Conversion described in Note 1.

Note 10: Concentration of Credit Risk

At December 31, 1996 the Trust had cash account balances in excess of the federally insured limit at its primary depository institution.

At December 31, 1995 premiums receivable were due from various members of the Trust. Because only locations in Mississippi are eligible for coverage, the majority of the members conduct business exclusively in the state of Mississippi. Additionally, reinsurance receivables of $660,986 and $708,509 in 1996 and 1995 respectively, are due from one reinsurer.

Note 11: Contingencies

In the normal course of operations, the Trust is involved in litigation related to certain claims. In the opinion of management, the reserve for losses and loss adjustment expenses is sufficient to cover these claims. Therefore, it believes the disposition of these matters will not have a material adverse effect on the Trust's financial position.


Delta Agricultural and Industrial Trust
Schedule I - Summary of Investments
 Other than Investments in Related Parties
December 31, 1996 and 1995

                                                                                                Balance
                1996                                                                            Sheet
Type of Investment                                      Cost                 Value              Amount
                                                ---------------------------------------------------------
Fixed maturities:
  Bonds:
     United States Government
       and government agencies
       and authorities                                   $98,966              $98,022            $98,966

     States, municipalities and
      political subdivisions                             626,574              619,364            619,364

  Certificates of deposit                                948,084              946,058            946,058
                                           -------------------------------------------------------------

Total fixed maturities                                 1,673,624            1,663,444          1,664,388
                                           -------------------------------------------------------------

Equity securities:
  Common stocks:
     Industrial, miscellaneous
       and all other                                   1,696,944            1,696,944          1,696,944
                                           -------------------------------------------------------------

Total investments                                     $3,370,568           $3,360,388         $3,361,332
                                           =============================================================
                  1995
Fixed maturities:
  Bonds:
     United States Government
       and government agencies
       and authorities                                   $94,829              $93,071            $94,829

     States, municipalities and
       political subdivisions                            178,420              178,676            178,420

  Certificates of deposit                              1,973,896            1,975,106          1,973,896
                                           -------------------------------------------------------------

Total fixed maturities                                 2,247,145            2,246,853          2,247,145
                                           =============================================================

Equity securities
  Common stocks:
     Industrial, miscellaneous
       and all other                                   2,580,183            2,469,692          2,469,692
                                           -------------------------------------------------------------
Total investments                                     $4,827,328           $4,716,545         $4,716,837
                                           =============================================================



Delta Agricultural and Industrial Trust
Schedule III - Supplementary Insurance Information
December 31, 1996 and 1995




                 Deferred   Future Policy         Other Policy                       Benefits,    Amortization
                  Policy      Benefits,            Claims and               Net     Claims, loss of Deferred    Other
                Acquistion  Claims and   Unearned   Benefits   Premium  Investment  and Settlem.    Policy    Operating  Premiums
Segment           Costs     Loss Exp.    Premiums   Payable    Revenue    Income      Expenses    Acq. Costs   Expenses  Written
              ------------------ ---------------------------------- ----------------------- ------------- ------------------------
          1996
See Note        $0         $2,834,220             $0    $0   $1,987,491   $297,076   $1,215,914       $0      $479,507  $2,077,351
              ------------------ ---------------------------------- ----------------------- ------------- ------------------------


          1995
See Note        $0         $3,713,923     $1,466,279    $0   $5,323,952   $328,027   $3,075,054       $0      $469,082  $5,659,925
              ------------------    ---------------------------------- ----------------------- ------------- ----------------------










Note: Delta Agricultural and Industrial Trust wrote only Workers' Compensation Insurance during 1995 and 1996. Therefore, there were no segments to report.





Delta Agricultural and Industrial Trust
Schedule IV - Reinsurance
December 31, 1996 and 1995


                                                                                                          Percentage
                                                        Ceded to          Assumed                          of Amount
                                         Gross            Other         From Other           Net          Assumed to
                                        Amount          Companies        Companies         Amount             Net
                                   -------------------------------------------------------------------------------------
Premiums

  Property and Liability
Insurance*

                               1996       $2,077,351          $89,860               $0       $1,987,491            0.00%
                                   =====================================================================================



                               1995       $5,659,925         $335,973               $0       $5,323,952            0.00%
                                   =====================================================================================





* Workers' Compensation





Delta Agricultural and Industrial Trust
Schedule V - Valuation and Qualifying Accounts
December 31, 1996 and 1995



                                                                        Additions
                                                     ---------------------------------------------
                                                         Balance        Charged        Charged                        Balance
                                                      Beginning of     to Costs        to Other                       End of
         Description                                     Period        & Expense       Accounts      Deductions       Period
                             ----------------------- ------------------------------ -------------- ------------------------------
Allowance deducted from asset to which it applies:

  Allowance for doubtful
    accounts:
  Year ended December
    31, 1995 (Note A)                                        $97,332       -               -               $80,555        $16,777
  Year ended December
    31, 1996 (Note A)                                         16,777       -               -                16,777              0


  Allowance for Unrealized
    losses on securities
    available-for-sale
  Year ended December
    31, 1995 (Note C)                                        158,987       -               -                48,496        110,491
  Year ended December
    31, 1996 (Note B)                                        110,491       -               -               101,255          9,236


Note A - Uncollected  receivables  written off net of recoveries.
Note B - Loss recognized on securities sold or reclassified as "Trading
  Securities".
Note C - Loss recognized on securities sold and write-up of marketable securities previously written down.





Delta Agricultural and Industrial Trust
Schedule VI - Supplemental Information
 Concerning Property-Casualty Insurance Operations
December 31, 1996 and 1995



                                                                                Claims and Claim
              Deferred   Reserve for                                          Adjustment Expenses Amortization  Paid Claims
 Affiliation   Policy   Unpaid Claims                                  Net    Incurred Related to  of Deferred   and Claim
                                                                               ------------------
    with     Acquistion   and Claim               Unearned Earned  Investment Current   Prior     Policy Acq.    Adjustment Premiums
Registrant     Costs     Adj. Expense  Discount   Premium  Premiums   Income    Year     Years      Costs        Expenses    Written
----------------------------------------------------------- ----------------------------------------------- -----------------------
         1996
Registrant   $0       $2,834,220      $237,894         $0 $1,987,491 $297,076  $959,032 ($42,440)  $0     $1,796,295      $2,077,351
             -- ----------------------------------------- --------------------------------------------------------------    --------


         1995
Registrant   $0       $3,713,923      $251,104 $1,466,279 $5,323,952 $328,027$2,558,087($109,365)  $0     $2,583,968      $5,659,925





Note: Delta Agricultural and Industrial Trust has no subsidiaries.

                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST

                               FINANCIAL STATEMENTS
                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996


DELTA AGRICULTURAL AND INDUSTRIAL TRUST
Balance Sheets
June 30, 1997
                                                                                         1997                    1996
                                                                                    ---------------        ----------------
Assets
Investments:
Trading securities (at fair value)
   Equity securities                                                                           $247              $2,405,721
Securities available-for-sale (at fair value)
   Fixed maturities (amortized cost - $1,163,781 and $2,324,472)                          1,157,084               2,293,551
Securities held-to-maturity (at amortized cost)
   Fixed Maturities (fair value - $586,816 and $195,053)                                    587,732                 196,898
                                                                                    ---------------        ----------------
Total Investments                                                                         1,745,063               4,896,170

Cash and Cash Equivalents                                                                 1,878,940                 881,582
Premiums receivable net of uncollectible amount                                                   0                  41,445
Notes receivable                                                                             20,000                       0
Accrued interest receivable                                                                  41,356                  63,085
Reinsurance receivables, net of uncollectible amounts                                       660,986                 660,986
Excess insurance premium overpayment                                                         89,860                  89,860
Other receivables                                                                             9,958                       0
Capital equipment leases at cost less
   accumulated depreciation of $12,087 and $8,168                                            11,107                  15,926
Prepaid expenses                                                                             24,665                  21,636
Income taxes receivable                                                                     190,279                  73,114
Deferred Tax Asset                                                                           40,489                       0
Other assets                                                                                    575                     575
                                                                                    ---------------        ----------------

Total Assets                                                                             $4,713,278              $6,744,379
                                                                                    ===============        ================

Liabilities and Trust Equity
Liabilities
Reserve for losses and loss adjustment expenses                                          $1,954,341              $3,990,583
Unearned premiums                                                                                 0                       0
Reserve for premium adjustment                                                              324,672                 366,936
Accounts payable and accrued liabilities                                                     46,408                   4,883
Income taxes payable                                                                              0                       0
Capital lease obligations                                                                     3,868                   5,956
                                                                                    ---------------        ----------------
Total Liabilities                                                                         2,329,289               4,368,358
                                                                                    ---------------        ----------------

Trust Equity
Retained earnings                                                                         2,390,686               2,406,942
Net unrealized loss on securities
  available for sale, net of deferred taxes                                                 (6,697)                (30,921)
                                                                                    ---------------        ----------------
Total Trust Equity                                                                        2,383,989               2,376,021
                                                                                    ---------------        ----------------

Total Liabilities and Trust Equity                                                       $4,713,278              $6,744,379
                                                                                    ===============        ================


See accompanying notes and accountant's report.



DELTA AGRICULTURAL & INDUSTRIAL TRUST
Statements of Revenue and Expenses For the
Six Months Ended June 30, 1997



                                                                                     1997                      1996
                                                                               -----------------         -----------------
Revenue
Premiums earned                                                                               $0                $2,127,334
Premiums ceded                                                                                 0                  (89,860)
                                                                               -----------------         -----------------

Net premiums earned                                                                            0                 2,037,474
Investment income                                                                         91,444                   147,583
Net realized gains and losses on securities available-for-sale                                 0                       983
Other                                                                                    (9,115)                 (286,085)
                                                                               -----------------         -----------------

Total Revenue                                                                             82,329                 1,899,955
                                                                               -----------------         -----------------

Expenses
Loss and loss adjustment expenses                                                              0                 1,248,334
Service company fees                                                                           0                   299,322
Regulatory fees                                                                           11,502                    14,274
General expenses                                                                         183,760                   241,455
                                                                               -----------------         -----------------

Total Expenses                                                                           195,262                 1,803,385
                                                                               -----------------         -----------------

Excess Revenue over Expenses
  Before Income Tax Provision                                                          (112,933)                    96,570

Provision (benefit) for income taxes (all current)                                      (40,489)                   122,516
                                                                               -----------------         -----------------

Excess Revenue over Expenses                                                           ($72,444)                 ($25,946)
                                                                               =================         =================

















See accompanying notes and accountant's report



DELTA  AGRICULTURAL  AND INDUSTRIAL  TRUST
Statements of Changes in Trust Equity
For the Six Months Ended June 30, 1997
                                                                           1997                               1996
                                                                     -----------------                  -----------------
Trust Equity - Beginning of Year                                            $2,453,894                        $2,365,728

Excess Revenue over Expenses                                                  (72,444)                           (25,946)

Change in net unrealized loss on
   securities available for sale
   net of change in deferred taxes                                              2,539                             36,239
                                                                     -----------------                  -----------------


Trust Equity - End of Period                                               $2,383,989                         $2,376,021
                                                                     =================                  =================

See accompanying notes and accountant's report.


DELTA  AGRICULTURAL  AND INDUSTRIAL  TRUST
Statements of Cash Flows For the Six
Months Ended June 30, 1997


                                                                                    1997                        1996
                                                                             ------------------          -------------------
Cash Flows From Operating Activities
Premiums collected                                                                           $0                   $1,956,640
Losses and loss adjustment expenses paid                                               (879,879)                    (971,674)
Refunds and premium adjustments paid                                                    (60,241)                           0
Administrative expenses paid                                                           (208,011)                    (847,156)
Income taxes paid                                                                       (37,417)                    (589,678)
Investment income received                                                              105,953                      167,011
Net (increase) decrease in trading securities                                         1,680,339                      (49,168)
Interest paid                                                                                 0                         (634)
                                                                             ------------------          -------------------
Net Cash Provided by Operating Activities                                               600,744                     (334,659)
                                                                             ------------------          -------------------

Cash Flows From Investing Activities
Proceeds from sales of available-for-sale securities                                          0                      619,545
Purchase of available-for-sale securities                                                     0                   (1,054,025)
Purchases of held-to-maturity securities                                               (589,285)                    (100,000)
Transfer of held-to-maturity security to cash equivalent                                507,686                      515,000
Capital expenditures                                                                          0                       (1,553)
                                                                             ------------------          -------------------
Net Cash Provided by Investing Activities                                               (81,599)                     (21,033)
                                                                             ------------------          -------------------

Cash Flows From Financing Activities
Principal payments under capital lease obligations                                         (170)                      (3,024)
                                                                             ------------------          -------------------
Net Cash Used in Financing Activities                                                      (170)                      (3,024)
                                                                             ------------------          -------------------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                                                      518,975                     (358,716)

Cash and Cash Equivalents at Beginning of Year                                        1,359,965                    1,240,298
                                                                             ------------------          -------------------

Cash and Cash Equivalents at End of Period                                           $1,878,940                     $881,582
                                                                             ==================          ===================
                                                                  Continued









See accompanying notes and accountant's report


DELTA AGRICULTURAL AND INDUSTRIAL TRUST
Statements of Cash Flows (Continued) For the Six Months Ended June 30, 1997


                                                                                    1997                        1996
                                                                             -----------------------------------------------
Reconciliation of net income to net cash provided
  by Operating Activities

Net Income                                                                             ($72,444)                    ($25,946)
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                                                           3,919                        2,409
   (Gain) or loss on sale of investments                                                      0                         (983)
   Decrease (increase) in trading securities                                          1,696,697                      (49,168)
   Unrealized loss on trading securities                                                      0                      286,085
   Decrease in premiums receivable                                                            0                    1,295,585
   Decrease (increase) in prepaid expenses                                               (2,867)                     (19,014)
   Decrease (increase) in accrued interest receivable                                    11,054                       27,651
   Increase in notes and other receivables                                               (9,958)                           0
   Amortization of bond premium (discount)                                                2,201                        8,382
   Decrease (increase) in reserve for in unpaid loss (gain) and loss                   (879,879)                     276,660
adjustment expenses
   Increase (decrease) in unearned premiums                                                   0                   (1,466,279)
   Decrease in accounts payable and accrued expenses                                     (9,882)                    (202,879)
   Increase (decrease) in premium adjustment reserve                                    (60,191)                           0
   Decrease in income tax liability                                                     (77,906)                    (467,162)
                                                                             -----------------------------------------------

Net cash provided by operating activities                                            $600,744                    ($334,659)
                                                                             ===============================================


See accompanying notes and accountant's report.






              DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                   Notes to Financial Statements
              For the Six Months Ended June 30, 1997

Note 1: Description and Operation of the Trust

The Delta Agricultural and Industrial Trust was formed under a Trust Agreement, dated August 1, 1991, between the Delta Council, a Mississippi nonprofit corporation and the Board of Trustees of Delta Agricultural and Industrial Trust.

The Trust, which is an entity subject to Federal and Mississippi Income Tax, was created to take advantage of Section 71-3-75 (3) of the Mississippi Code of 1972, as amended, which allows employers to form a pool for the purpose of self-insuring their liabilities under the Mississippi Workers' Compensation Law, versus purchasing insurance coverage from a commercial insurance company. The primary purpose of the Trust has been to provide its members with a source of consistent Workers Compensation insurance coverage at reasonable rates, regardless of the cyclical swings of the commercial insurance market. As a result of forming the Trust, members have the benefit of self-insurance while at the same time spreading the risk of self insurance among a group of employers. While the purpose of the Trust is to provide workers compensation coverage to its members on a consistent basis at a reasonable price rather than the generation of profits, the Trustees of the Trust recognize the importance of operating in such a manner that will yield positive operating results. The Trustees believe that as long as the trust operates in a profitable manner, its ability to service the members of the Trust remains strong.

Each member's contribution of funds to the Trust is computed similarly to the method employed by commercial insurance companies in determining premium rates. However, should the Trust be unable to sufficiently discharge all of its obligations, it would assess the members amounts needed to make up the deficiency. While the Trust has never assessed any of its members as a result of a deficiency, the members of the Trust are jointly and severally liable for the obligations of the Trust.

Due to changes in the Mississippi workers compensation market in early 1996, the Trust determined that the interests of its members would best be served by entering into an arrangement with a commercial insurance company whereby the Trust would discontinue writing coverage for its members effective July 1, 1996 and would encourage its members to move their workers' compensation insurance to the commercial carrier. Consequently the Trust has had no premium revenue since June 30, 1996. The Trust, or any successor to the Trust may, at its discretion, begin writing workers compensation for its members again at anytime.

In conjunction with the transfer of the Trust's insurance operation to a commercial carrier, management of the Trust began the process of forming a stock insurance company with the objective of allowing members of the Trust to become shareholders in the stock company.
Under the plan, electing members would receive stock in the new

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 1: Description and Operation of the Trust (continued)

company with a book value equivalent to the book value in the Trust at the date of conversion. The Plan also provides for the elimination of the joint and several liability of its members. As of the balance sheet date, this process was not complete.

The financial statements include all adjustments which in the opinion of management are necessary to make the financial statements not misleading.

Note 2: Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. The Significant accounting policies used to prepare the financial statements are summarized below:

Trading Securities

Bonds, notes, common stocks and mutual fund shares held principally for resale in the near term are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

Securities Held-to-Maturity

Bonds, notes and certificates of deposit (with maturities of more than three months) for which the Trust has the intent and ability to hold to maturity are reported at amortized cost, adjusted for amortization of premiums or discounts and other than temporary declines in fair value.

Securities Available-for-Sale

Bonds, notes, common stock and certificates of deposit (with maturities of more than three months) not classified as either trading or held-to-maturity are reported at fair value, adjusted for other than temporary declines in fair value, with unrealized gains and losses excluded from losses and reported as a separate component of trust equity. Realized gains and losses are determined on the specific identification method.

Cash Equivalents

For the purpose of presentation in the Trust's statements of cash flows, cash equivalents are short-term, highly liquid investments that are both (a) readily convertible to known amounts of cash and (b) so near to maturity that they present

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 2: Summary of Significant Accounting Policies (continued)

insignificant risk of changes in value due to changing interest rates.

Premium Revenue Recognition

Insurance premiums are recognized as revenue on a pro rata basis over the policy term. The portion of premiums that will be earned in the future are deferred and reported as unearned premiums. In determining premium rates, the Trust begins with rates established by NCCI (National Council of Commissioners of Insurance), determined by a prescribed worker classification code. The Trust then applies an experience modifier that may either increase, decrease or make no change to the NCCI rate based on an individual employer's claims history. To this modified rate, the Trust then applies a self-insured discount rate of fifteen percent (15%). After calculating the self-insured modified premium, a Premium volume discount, as specified by NCCI, is applied based on the premium level of the insured to arrive at the total discounted premium amount.

Reinsurance

In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Amounts due from reinsurers are shown as reinsurance receivables, net of uncollectible amounts on the balance sheets. Liabilities for losses and loss adjustment expenses are not reduced by the amounts receivable from reinsurers. Amounts ceded to reinsurers are shown as a reduction of earned premium on the statements of revenue.

Capital Equipment Leases

Certain assets of the Trust were acquired under capital lease arrangements. Such assets are recorded at their original cost and depreciated under the straight-line method over the estimated useful lives of the respective assets. Depreciation expense is included in "General Expenses".

Policy Acquisition Costs

Since the Trust has not had any insurance contracts in force since June 30, 1996, as a result of the commercial program described in Note 1, no unamortized policy acquisition costs existed at June 30, 1997. Additionally, during 1996, insured's were billed quarterly for premiums. Consequently, there were also no unamortized policy acquisition costs as

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 2: Summary of Significant Accounting Policies (continued)

of June 30, 1996.

Insurance Liabilities

The liability for losses and loss-adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on past experience, for losses incurred but not reported. Such liabilities are necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed and any adjustments are reflected in earnings currently.

Income Taxes

Income tax provisions are based on the asset and liability method. A deferred tax asset or liability is provided for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

Note 3: Investments

Major categories of net investment income are summarized as follows:

                                                        1997              1996
                                                      ------------      --------
Fixed Maturities                                     $ 81,980           $ 97,279
Equity Securities                                           0             40,036
Short-term Investments                                  9,464             10,268
                                                     --------           --------
Total                                                $ 91,444           $147,583
                                                     ========           ========

The aggregate fair value, gross unrealized holding gains, gross unrealized holding losses, and amortized cost for available-for-sale and held-to-maturity securities by major security type at June 30, 1997 and 1996 are as follows:

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 3: Investments (continued)

Available-for-Sale Securities as of June 30, 1997 and 1996

                                                                               June 30, 1997
                                                                                  Gross                 Gross
                                                             Amortized         Unrealized            Unrealized
                                                               Cost              Gains                 Losses            Fair Value
Bank certificates of
 deposit                                                   $  538,019           $      606           $    2,663           $  535,962
Obligations of states and
 political subdivisions                                       625,762                  558                5,198              621,122
                                                           ----------           ----------           ----------           ----------

Total                                                      $1,163,781           $    1,164           $    7,861           $1,157,084
                                                           ==========           ==========           ==========           ==========

                                                                 June 30, 1996
                                                        Gross              Gross
                                      Amortized      Unrealized        Unrealized
                                         Cost            Gains             Losses        Fair Value
Bank certificates of
 deposit                            $ 1,697,086      $    10,910       $     13,028     $ 1,685,148
Obligations of states and
 political subdivisions                 627,386                0             18,983         608,403
                                    ------------     ---------------   -------------    -------------

Total                               $ 2,324,472      $      1,090      $     32,011     $ 2,293,551
                                    ===========      ============      ============     ===========


Held-to-Maturity Securities as of June 30, 1997 and 1996

                                                                 June 30, 1997
                                                        Gross              Gross
                                      Amortized      Unrealized        Unrealized
                                         Cost            Gains             Losses        Fair Value
Obligations of the
 U.S. Government
 Corporations and
 Agencies                           $   587,732      $               0 $           916  $   586,816
                                    -----------      ----------------- ---------------  -----------

Total                               $   587,732      $               0 $           916  $   586,816
                                    ===========      ================= ===============  ===========


                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997



Note 3: Investments (continued)

                                                                            June 30, 1996
                                                                                   Gross                Gross
                                                              Amortized          Unrealized           Unrealized
                                                                Cost               Gains                Losses           Fair Value
U.S. Treasury securities
 and obligations of the
 U.S. Government                                             $ 96,898             $      0             $  1,845             $ 95,053
Bank certificates of
 deposit                                                      100,000                    0                    0              100,000
                                                             --------             --------             --------             --------

Total                                                        $196,898             $      0             $  1,845             $195,053
                                                             ========             ========             ========             ========

Gross realized gains and losses on sales of available-for-sale securities were:

                                   1997                       1996
                                ---------                   -------
Gross realized gains:
 Fixed maturities               $        0                $   2,253
                                ----------                ---------

Total                           $        0                $   2,253
                                ==========                =========

Gross realized losses:
 Fixed maturities               $        0                $   1,270
                                ----------                ---------

Total                           $        0                $   1,270
                                ==========                =========

The Trust also realized net losses in trading securities in 1996 and 1995 in the amounts of $9,114 and $43,019 respectively. Trading security gains and losses are included in "Other Income". Additionally, $243,067 of unrealized losses on trading securities were included in "Other Income" for period ending June 30, 1996.

The scheduled maturities of available-for-sale and held-to-maturity securities at June 30, 1997 were as follows:

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 3: Investments (continued)

Held-to-Maturity Securities             Amortized
                                            Cost         Fair Value
Due in one to five years                 $201,967        $ 201,540
Due after ten years                       385,765        $ 385,276
                                        ---------        ---------

Total                                   $ 587,732        $ 586,816
                                        =========        =========


Available-for-Sale Securities:                          Amortized
                                                          Cost       Fair Value
Due in one year or less                               $  448,446      $  448,695
Due after one year through five years                    195,325         193,511
Due after five years through ten years                   520,010         514,878
                                                      ----------      ----------

Total                                                 $1,163,781      $1,157,084
                                                      ==========      ==========

There were no securities that were non-income producing for the twelve months prior to June 30, 1997.

Note 4: Reserve for Losses and Loss Adjustment Expenses

Reserves for losses and loss adjustment expenses at June 30, 1997 and 1996 consisted of the following:

                                                       1997                1996
                                                    ----------         ---------
Case-basis reserves                                 $1,805,603        $2,660,209
Incurred but unreported claims                          95,639         1,234,374
Service company fees                                    53,100            96,000
                                                    ----------        ----------
Total Reserves                                      $1,954,341        $3,990,583
                                                    ==========        ==========

Included in case-basis reserves are amounts that are to be paid by a reinsurer. The amounts due from the reinsurer are $660,986 in 1997 and 1996.

While the excess carrier has made all required payments through June 30, 1997, the Trust retains the ultimate liability for the payment of claims.

Additionally, the reserves have been discounted using an average interest rate of 5.5% per annum and using the Trust's historical payout pattern combined with national payment trends.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 5: Reserve for Premium Adjustment

The premium amounts paid by members of the Trust are determined initially each policy year from member provided estimates of their annual payroll by worker classification code. The member is then subject to an audit of their payroll data to determine the accuracy of their estimate. Any necessary premium adjustments are made based on audited payroll information. For the period ended June 30, 1996, management elected to audit less than 100% of the Trust membership. Due to the limited number of audits performed, a reserve was established for premium adjustments that management estimates could be due in the event members who were not audited request such an audit.

Note 6: Minimum Lease Payments

The Trust leases certain business equipment that are treated as capital leases in accordance with SFAS-13. Following are the present values of the minimum lease payments under these leases as of June 30, 1997 and 1996.

                        1997             1996
                      --------         ------
  1996                                 $2,332
  1997                  $2,660          2,450
  1998                   1,208          1,174
                       --------        -------

                      $  3,868         $5,956
                      ========         ======

Note 7: Excess Insurance

The Trust acquired excess coverage insurance for accidents occurring during the period January 1, 1996 through June 30, 1996. The specific coverage limits the Trust's liability to $350,000 per claim incurred during this period. The reserve for losses and loss adjustment expenses is shown net of expected recoveries on this coverage. For claims incurred prior to January 31, 1992, the claim retention level was $200,000 with a maximum benefit of $10,000,000. Claims incurred from February 1, 1992 through July 31, 1992 have a retention level of $250,000 and a maximum benefit of $10,000,000.

No claims are expected to exceed the maximum benefit. Although the excess carrier has made all required payments through June 30, 1997, the Trust retains the ultimate liability for the payment of claims.

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 7: Excess Insurance (continued)

The premium paid by the Trust for excess insurance is based on the manual premium of the Trust. Such manual premium is estimated at the beginning of the year and a premium payment made based on a full year's estimated manual premium. However, since the Trust discontinued writing coverage effective July 1, 1996 the Trust was entitled to a refund of a portion of the annual premium it paid for excess insurance for 1996. Based on the 1996 manual premium of the Trust, an overpayment of $89,860 exists as of June 30, 1997 and June 30, 1996.

Note 8: Income Taxes

The Trust is a taxable entity subject to Internal Revenue Code Section 831 and related provisions. The provision for income tax for 1997 and 1996 from continuing operations consists of the following:

                                                           1997             1996
                                                           ----             ----
Current Income Tax Provision (Benefit)
         Federal                                        $(34,896)       $107,000
         State                                            (5,593)         15,513
                                                        --------        --------

         TOTAL                                          $(40,489)       $122,516
                                                        ========        ========


The effective income tax rates varied from the U.S. Federal Statutory Rate for the years ended December 31 as follows:

                                                             1997          1996
                                                           --------      ------
Federal Statutory Income Tax Rate                            34.0%         34.0%
Unused net capital loss                                       2.7         100.3
Dividends received deduction,
    Tax exempt interest, and other                           (5.8)        (23.5)
                                                             -----          ----

Effective income tax rate                                   30.90%        110.8%
                                                            ======       =======

The Trust had capital loss carryforwards at December 31, 1996 and 1995 of $1,037,257 and $577,121 respectively. These loss carryforwards can only be utilized if the Trust experiences future capital gains from the sale of investments. The Trust made changes to its investment policy in 1996, discontinuing the practice of acquiring financial instruments in anticipation of realizing capital gains on the sale of such investments. As a result of this change, it is unlikely that these loss

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 8: Income Taxes (continued)

carryforwards will be utilized. Consequently, no deferred tax benefit or related deferred tax asset has been recognized in the financial statements for the eventual use of such loss carryforwards. If not used against future capital gains, these capital loss carryforwards will expire beginning in 1999 and extending through 2001.

The components of the net deferred tax (asset) liability at June 30 were as follows:

                                                           1997            1996
                                                         --------        -------

Deferred tax assets:                                      $40,489        $     0
Net Operating loss carryback                                    0              0
                                                          -------        -------

Total deferred tax asset                                   40,489              0
                                                          -------        -------

Deferred tax liabilities                                        0              0
                                                          -------        -------

Net deferred tax (asset) liability                        $40,489        $     0
                                                          =======        =======

The Trust had certain unrealized losses on securities available-for-sale which ordinarily would create a deferred tax asset, the benefit from which would be realized upon the sale of such securities. It was determined in 1996; however, that the possibility of the Trust being able to utilize the losses resulting from such a sale would be remote and therefore no deferred tax benefit was recorded as of the balance sheet dates.

Note 9: Related Party Transactions

At June 30, 1997 the balance sheet of the Trust reflects a note receivable of $20,000. Additionally, $995 of accrued interest due on this note is included in accrued interest receivable. This note is due on demand from Stoneville Insurance Company. Under the plan described in Note 1, Stoneville would be the successor of the Trust in its conversion to a stock insurance company.

The Trust maintained a arrangement with Delta Administration, Inc. (Formerly Delta Administration) whereby Delta Administration provides administration services to the Trust. Harry Vickery is the President of Delta Administration, Inc., and will also be the President of Stoneville Insurance Company, the planned successor to the Trust in its conversion to a stock insurance company. Delta Administration, Inc.'s fee for providing such services was based upon 1.5% of the manual premium of the Trust through June 30, 1996. Effective July 1, 1996, the fee was changed to $3,800 per month. The fee earned by Delta Administration, Inc. through June 30 was $51,407

                                      DELTA AGRICULTURAL AND INDUSTRIAL TRUST
                                           Notes to Financial Statements
                                      For the Six Months Ended June 30, 1997


Note 9: Related Party Transactions (continued)

and $22,800 in 1997 and 1996 respectively. Delta Administration, Inc., is also compensated for their services by the commercial insurance carrier participating in the Commercial Program described in Note 1.


The Trust engaged the services of Sedgwick of Mississippi to administer claims for the Trust. Sedgwick's fee was based upon 7.2% of the manual premium of the Trust through June 30, 1996. A portion of this fee was used to compensate the marketing agency of the Trust's insurance program, Mississippi Risk Management, Inc. The President of Mississippi Risk Management, Inc. Will become an officer of Stoneville Insurance Company, the successor to the Trust under the Plan of Conversion described in Note 1.

Note 10: Concentration of Credit Risk

At June 30, 1996 premiums receivable were due from various members of the Trust. Because only locations in Mississippi are eligible for coverage, the majority of the members conduct business exclusively in the state of Mississippi. Additionally, reinsurance receivables of $660,986 in 1997 and 1996 respectively, are due from one reinsurer.

Note 11: Contingencies

In the normal course of operations, the Trust is involved in litigation related to certain claims. In the opinion of management, the reserve for losses and loss adjustment expenses is sufficient to cover these claims. Therefore, it believes the disposition of these matters will not have a material adverse effect on the Trust's financial position.

                                           STONEVILLE INSURANCE COMPANY

                                               FINANCIAL STATEMENTS
                                       FOR THE YEAR ENDED DECEMBER 31, 1996

                                                 RICHARD L. EATON
                                            CERTIFIED PUBLIC ACCOUNTANT
                                           (A PROFESSIONAL CORPORATION)
                                               POST OFFICE BOX 16603
                                            JACKSON, MISSISSIPPI 39236
                                                   ____________

                                             TELEPHONE: (601) 956-9751
                                                FAX: (601) 956-7415


                                                   MEMBER OF:
                                               AMERICAN INSTITUTE OF
                                              CERTIFIED PUBLIC ACCOUNTANTS

                                             MISSISSIPPI SOCIETY OF
                                              CERTIFIED PUBLIC ACCOUNTANTS






Board of Directors
Stoneville Insurance Company
Jackson, Mississippi


I have audited the accompanying balance sheet of Stoneville Insurance Company as of December 31, 1996 and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements present fairly, in all material respects, the financial position of Stoneville Insurance Company as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Richard L. Eaton
Richard L. Eaton
Jackson, Mississippi
March 6, 1997

STONEVILLE INSURANCE COMPANY
Balance Sheet
December 31, 1996


Assets

Cash in Bank                                                           $ 19,970
                                                                       --------

Total Assets                                                           $ 19,970
                                                                       ========


Liabilities
Notes Payable                                                          $ 20,000
Accrued Interest Payable                                                    407
                                                                       --------

Total Liabilities                                                        20,407
                                                                       ========

Stockholders' Equity
Common Stock                                                                  0
Retained Earnings                                                          (437)
                                                                       --------

Total Stockholders' Equity                                                 (437)
                                                                       --------

Total Liabilities and Stockholders' Equity                             $ 19,970
                                                                       ========











See accompanying notes to financial statements.

STONEVILLE INSURANCE COMPANY
Statement of Income
For the Year Ending December 31, 1996




Revenue                                                                   $   0
                                                                          -----


Expenses
Bank Charges                                                                 30
Interest Expense                                                            407
                                                                          -----

Total Expenses                                                              437
                                                                          -----

Net Income                                                                ($437)
                                                                          =====



















See accompanying notes to financial statements.

STONEVILLE  INSURANCE COMPANY
Statement of Changes in Stockholders' Equity For the Year Ended December 31, 1996



                                                            Total
                                   Common    Retained    Stockholders'
                                    Stock    Earnings      Equity
                                -------------------------------------
Balance at Beginning of Year        $  0        $  0        $  0

Net Income (Loss)                      0         437        $437
                                -------------------------------------

Balance at End of Year              $  0        $437        $437
                                =====================================





















See accompanying notes to financial statements.

STONEVILLE INSURANCE COMPANY
Statement of Cash Flows For the Year Ended December
31, 1996


Cash Flows From Operating Activities
Bank charges paid                                                  ($30)
                                                    --------------------

Net Cash Provided by Operating Activities                           (30)
                                                    --------------------

Cash Flows From Financing Activities
Loan proceeds                                                    20,000
                                                    --------------------

Net Cash Provided by Financing Activities                        20,000
                                                    --------------------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                               19,970

Cash and Cash Equivalents at Beginning of Year                        0
                                                    --------------------

Cash and Cash Equivalents at End of Year                        $19,970
                                                    ====================



Reconciliation of Net Income to Cash Flows Provided
  by Operating Activities
    Net income                                                    ($437)
    Increase in accrued interest payable                            407
                                                    --------------------

Net Cash Provided by Operating Activities                          ($30)
                                                    ====================






See accompanying notes to financial statements.






STONEVILLE INSURANCE COMPANY
Notes to Financial Statements
For the Year Ended December 31, 1996




Note 1: Description and Operation of the Company

Stoneville Insurance Company (The Company) is a developmental stage insurance company formed in August, 1996 to become the successor to the Delta Agricultural and Industrial Trust, (The Trust), a Mississippi self-funded workers compensation insurance trust.

The Trust has been in operation since August, 1991 providing workers compensation insurance coverage initially to agricultural and industrial concerns in the Mississippi Delta region, and later to numerous industries throughout Mississippi. The Trust was an alternative to the high cost of insurance acquired through the Mississippi assigned risk pool or through commercial carriers. Each member's contribution of funds to the Trust was computed similarly to the method employed by commercial insurance companies in determining premium rates. However, if the Trust was unable to sufficiently discharge all of its obligations, it would assess members the amount needed to make up any deficiency. The insureds of the Trust are jointly and severally liable for the obligations of the Trust.

Due to changes in the Mississippi workers compensation market in early 1996, the Trust determined that the interests of its members would best be served by converting into a Mississippi domestic insurance company in which the members of the Trust could become shareholders. The Trust entered into an arrangement with a commercial insurance company whereby the Trust discontinued writing coverage for its members effective July 1, 1996 and encouraged its members to move their workers' compensation insurance to the recommended commercial carrier. The Trust or any successor to the Trust has the right to reinsure as much of the business transferred to the commercial carrier as they deem appropriate.

The Trust began the process of forming a stock insurance company (Stoneville Insurance Company) with the objective of allowing the members of the Trust to become shareholders in the stock company. Under the plan, qualifying insureds of the Trust would receive stock in the new company with a book value equivalent to the book value in the Trust at the date of conversion and all remaining assets and liabilities of Trust would be transferred to Stoneville Insurance Company. The plan also provides for the elimination of the joint and several liability of the Trust's insureds. Although Stoneville has been formed, the conversion process had not been completed. Upon completion of the conversion process, the Company is expected to be licensed by the Mississippi Department of Insurance.

STONEVILLE INSURANCE COMPANY
Notes to Financial Statements
For the Year Ended December 31, 1996



Other than the opening of a checking account with funds borrowed from the Trust, the Company had no activity during 1996.


Note 2: Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. No significant accounting policies are described due to the absence of activity.



Note 3: Notes Payable

At December 31, 1996 the balance sheet of the Company reflects a note payable of $20,000. This is a demand note due to the Trust that provides for interest at the applicable federal rate. Accrued and unpaid interest at December 31, 1996 amount to $407. This note would be eliminated upon the completion of the plan of conversion described in Note 1.

                           STONEVILLE INSURANCE COMPANY

                               FINANCIAL STATEMENTS
                  FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

STONEVILLE INSURANCE COMPANY
Balance Sheet
June 30, 1997


Assets

Cash in Bank                                          $19,970
                                            -----------------

Total Assets                                          $19,970
                                            =================


Liabilities
Notes Payable                                         $20,000
Accrued Interest Payable                                  995
                                            -----------------

Total Liabilities                                      20,995
                                            -----------------

Stockholders' Equity
Common Stock                                                0
Retained Earnings                                      (1,025)
                                            -----------------

Total Stockholders' Equity                             (1,025)
                                            -----------------

Total Liabilities and Stockholders' Equity            $19,970
                                            =================











See accompanying notes and accountant's report.

STONEVILLE INSURANCE COMPANY
Statement of Income
For the Six Months Ended June 30, 1997




Revenue                                                            $0
                                                    -----------------


Expenses
Interest Expense                                                  588
                                                    -----------------
Total Expenses                                                    588
                                                    -----------------

Net Income                                                      ($588)
                                                    =================


















See accompanying notes and accountant's report.

STONEVILLE INSURANCE COMPANY
Statement of Changes in Stockholders' Equity
For the Six Months Ended June 30, 1997


                                                                  Total
                              Common           Retained       Stockholders'
                              Stock            Earnings           Equity
                             ------------- --------------------------------
Balance at Beginning of Year            $0           ($437)       ($437)

Net Income (Loss)                        0            (588)       ($588)
                             ------------- -----------------------------

Balance at End of Period                $0         ($1,025)     ($1,025)
                             ============= =============================




















See accompanying notes and accountant's report.

STONEVILLE INSURANCE COMPANY
Statement of Cash Flows
For the Six Months Ended June 30, 1997


Cash Flows From Operating Activities
                                                                $0
                                                 -----------------

Net Cash Provided by Operating Activities                        0
                                                 -----------------

Cash Flows From Financing Activities
                                                                 0
                                                 -----------------

Net Cash Provided by Financing Activities                        0
                                                 -----------------

Net Increase (Decrease) in Cash and
  Cash Equivalents                                               0

Cash and Cash Equivalents at Beginning of Year              19,970
                                                 -----------------

Cash and Cash Equivalents at End of Year                   $19,970
                                                 =================



Reconciliation of Net Income to Cash Flows Provided
  by Operating Activities
    Net income                                               ($588)
    Increase in accrued interest payable                       588
                                                  -----------------

Net Cash Provided by Operating Activities                       $0
                                                 =================





See accompanying notes and accountant's report.




STONEVILLE INSURANCE COMPANY
Notes to Financial Statements
For the Six Months Ended June 30, 1997


Note 1: Description and Operation of the Company

Stoneville Insurance Company (The Company) is a developmental stage insurance company formed in August, 1996 to become the successor to the Delta Agricultural and Industrial Trust, (The Trust), a Mississippi self-funded workers compensation insurance trust.

The Trust has been in operation since August, 1991 providing workers compensation insurance coverage initially to agricultural and industrial concerns in the Mississippi Delta region, and later to numerous industries throughout Mississippi. The Trust was an alternative to the high cost of insurance acquired through the Mississippi assigned risk pool or through commercial carriers. Each member's contribution of funds to the Trust was computed similarly to the method employed by commercial insurance companies in determining premium rates. However, if the Trust was unable to sufficiently discharge all of its obligations, it would assess members the amount needed to make up any deficiency. The members of the Trust are jointly and severally liable for the obligations of the Trust.

Due to changes in the Mississippi workers compensation market in early 1996, the Trust determined that the interests of its members would best be served by entering into an arrangement with a commercial insurance company whereby the Trust discontinued writing coverage for its members effective July 1, 1996 and encouraged its members to move their workers' compensation insurance to the recommended commercial carrier. The Trust or any successor to the Trust has the right to reinsure as much of the business transferred to the commercial carrier as they deem appropriate.

In conjunction with the transfer of the Trust's insurance operation to a commercial carrier, management of the trust began the process of forming a stock insurance company (Stoneville Insurance Company) with the objective of allowing the members of the Trust to become shareholders in the stock company. Under the plan, electing members would receive stock in the new company with a book value equivalent to the book value in the Trust at the date of conversion and all remaining assets and liabilities of Trust would be transferred to Stoneville Insurance Company. The Plan also provides for the elimination of the joint and several liability of its members. Although Stoneville has been formed, the conversion process had not been completed. Upon completion of the conversion process, the Company is expected to be licensed by the Mississippi Department of Insurance.

The Company was inactive during the first six months of 1997.

STONEVILLE INSURANCE COMPANY
Notes to Financial Statements
For the Six Months Ended June 30, 1997





Note 1: Description and Operation of the Company (continued)

The interim statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.



Note 2: Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles. No significant accounting policies are described due to the absence of activity.



Note 3: Notes Payable

At June 30, 1997 the balance sheet of the Company reflects a note payable of $20,000. This is a demand note due to the Trust described in Note 1 that provides for interest at the applicable federal rate. Accrued and unpaid interest at June 30, 1997 amounts to $995. This note would be eliminated upon the completion of the plan of conversion described in Note 1.

                          EXHIBIT A


     PLAN AND AGREEMENT OF REORGANIZATION AND CONVERSION
         OF DELTA AGRICULTURAL AND INDUSTRIAL TRUST
           As Amended Effective September 11, 1997

         This Plan and Agreement of Reorganization and Conversion (the "Conversion Agreement") is made and entered into as of this 11th day of September, 1997, by and between Delta Agricultural and Industrial Trust, a Mississippi workers' compensation self insured trust (the "Trust") and Stoneville Insurance Company ("Stoneville").

1.       Definitions

 a.       "Board" means the board of directors of Stoneville.

 b. "Commercial Program" means the Trust's program of commercial insurance written through TIG Insurance Company which commenced on July 1, 1996.

 c. "Continental" means Continental Casualty Company, an Illinois stock insurance company.

 d. "Dissenters" means those Former Members who dissent from the Plan and who have perfected their dissenters' rights as set forth herein.

 e. "Former Members" means those Persons who at any time have had workers' compensation insurance provided by the Trust for one or more full Positive Income Fund Years.

 f. "Person" means any individual, corporation, partnership, joint venture, association or other form of organization.

 g. "Plan" means this Plan and Agreement of Reorganization and Conversion of the Trust.

 h. "Positive Income Fund Year" means a complete accounting year of the Trust which resulted in positive net income for the Trust. A list of Positive Income Fund Years is set forth on Schedule A attached hereto.

 i. "Proportionate Earned Premium" means the percentage derived by dividing (a) the net earned premium derived by the Trust from a Former Member for each Positive Income Fund Year during which the Trust derived a net earned premium for the full Positive Income Fund Year from such Former Member by (b) the total of all such net earned premiums of the Trust.

         j. "Registration Statement" means the registration statement for certain shares of Stoneville stock to be filed with the Securities and Exchange Commission on Form S-4.

         k. "Reinsurance Agreement" means that certain Assumption Reinsurance Agreement by and among the Trust, Stoneville, and Continental.

         l. "Stoneville" means Stoneville Insurance Company, a Mississippi stock insurance company.

         m. "Trust" means Delta Agricultural and Industrial Trust, a Mississippi workers' compensation self insured trust.

         n.       "Trustees" shall mean the board of Trustees of the Trust.

         o. "Trust Unit" means each Four Dollars ($4.00) of equity of the Trust.

2. Effective Date. The Trust shall begin taking the actions as set forth herein as of the date hereof. The effective date of the Plan shall be, and the capitalization of Stoneville and the liquidation and dissolution of the Trust (Sections 5, 7 and 8) shall be deemed to have occurred simultaneously and completely as of the close of business on the last day of the month during which the conditions precedent as set forth in Section 11 hereof have been satisfied (the "Effective Date").

3. Certificate of Authority. On or prior to the Effective Date, the Trust will surrender its Certificate of Authority to serve as a workers' compensation self insurance trust to the Mississippi Workers' Compensation Commission.

4. Reserve for Expenses. On or prior to the Effective Date, all known or ascertainable liabilities of the Trust shall be promptly paid or provided for. There shall also be set aside, in cash, securities, or other assets, a reserve fund in an amount up to One Hundred Fifty Thousand Dollars ($150,000) for the payment of estimated expenses, taxes and payment of Dissenters.

5. Capitalization of Stoneville. As of the Effective Date, the Trust will transfer to Stoneville all of the assets of the Trust other than amounts required to consummate the Reinsurance Agreement and the reserve for expenses as set forth in Section 4 hereof in return for that number of shares of capital stock of Stoneville equal to the Trust equity transferred by the Trust to Stoneville measured by Four Dollars ($4.00) of Trust equity (one Trust Unit) per share of Stoneville common stock less the amount Stoneville is required to pay dissenters, which shall be all the issued and outstanding shares of stock of Stoneville.

6. Dissenter's Rights. Members and Former Members may dissent from the Plan and receive Four Dollars ($4.00) in cash for each Trust Unit allocable to such Persons upon perfection of dissenters' rights pertaining to such Trust Units allocable to such Persons. Payments to Dissenters shall be paid by the Trust in an amount (to be determined as of the Effective Date) which will satisfy certain published Internal Revenue Service Guidelines so as not to cause the transaction described in the Plan to lose its characterization as a tax free transaction as to the Trust, the Company and those Former Members who receive Stock of the Company. Any excess over such amount shall be paid to Dissenters by Stoneville (contemporaneously with the payments made to Dissenters from funds of the Trust) out of operating funds or from the proceeds of a loan that Stoneville will obtain for that purpose and not out of assets transferred to Stoneville from the Trust pursuant to the Plan. In order to perfect dissenters' rights, a Former Member wishing to dissent must deliver to the Trust's office at 633 North State Street, Suite 200, Jackson, Mississippi 39202-7817 written notice of such Former Member's intent to demand payment within thirty (30) days after the effective date of Stoneville's Registration Statement.

7. Computation and Payment of Liquidating Distribution. For purposes of computing the number of shares of Stoneville common stock (or in the case of Dissenters, cash) distributable from the Trust to each Former Member, each Former Member of the Trust will have allocated to it a number of Trust Units determined by multiplying the total number of Trust Units by the Proportionate Earned Premium of each Former Member. Upon liquidation of the Trust, each Former Member shall thereupon receive one share of Stoneville common stock for each Trust Unit allocable to such Former Member, except Dissenters, who shall receive Four Dollars ($4.00) in cash for each Trust Unit allocable to such Dissenter in accordance with Section 6 above (collectively, the "Liquidating Distribution"). The Liquidating Distribution shall be disbursed to Former Members as of the Effective Date.

8. Dissolution. As of the Effective Date, following the Liquidating Distribution as set forth in Section 7, the Trust shall be dissolved and shall furnish notice of such dissolution to the Mississippi Workers' Compensation Commission and take any other such action as the Trustees shall deem necessary or appropriate including the completion of distribution of any remaining funds subsequent to dissolution.

9. Distribution of Remaining Funds. At such time as the Trustees of the Trust (as dissolved) may determine that all liabilities of the Trust have been paid or provided for and there is no need for the reserve fund established pursuant to
Section 4 above, the Trustees of the Trust (as dissolved) shall transfer any amounts remaining in such fund to Stoneville as an additional contribution to capital.

10. Termination. This Plan may be terminated and abandoned (i) at any time by vote of the Trustees or the Board; or (ii) if all conditions precedent as set forth in Section 11 have not been satisfied or waived by December 31, 1997.

11. Conditions Precedent. The Plan shall not become effective until all the following conditions have been satisfied: (i) the Reinsurance Agreement is in effect; (ii) receipt of a favorable opinion from Watkins Ludlam & Stennis, P.A. to the effect that the consummation of the Plan will be treated, for federal income tax purposes, as a tax free transaction as to the Trust, the Company, and to those Former Members who receive Stock of the Company; and (iii) dissenters' rights shall not have been perfected by holders of more than twenty percent (20%) of Trust Units.

12. Dissemination of Share Certificates and Payment of Dissenters. Each Person who was insured by the Trust at any time will be sent an assumption certificate (the "Assumption Certificate") pursuant to the Reinsurance Agreement. Each Former Member must sign and return the Assumption Certificate to the Trust at which time the Former Member shall receive such Person's liquidating

Distribution.

13. Governing Law. This Plan shall be governed and construed in accordance with the laws of Mississippi.

         IN WITNESS WHEREOF, the parties have executed this Plan as of the day and year set forth above.

TRUST:                           STONEVILLE:

DELTA AGRICULTURAL AND           STONEVILLE INSURANCE COMPANY
INDUSTRIAL TRUST


By:/s/ Harry E. Vickery          By:/s/ Harry E. Vickery
Name/Title: Harry E. Vickery,    Name/Title:  Harry E. Vickery,
            Administrator                     President

                                                    SCHEDULE A

                                        LIST OF POSITIVE INCOME FUND YEARS


The following years resulted in positive net income for the Trust:

                                         August 1, 1992- July 31, 1993
                                         August 1, 1993-  December  31,  1994
                                         January  1, 1995-  December  31,  1995
                                         January  1, 1996- December 31, 1996

                  PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits and financial statement schedules are furnished as a part of this Registration Statement:

Exhibit Number                           Description

2.1   Plan and Agreement of Reorganization and Conversion of the Trust
      as amended September 11, 1997, included as part of Exhibit A to the Prospectus contained herein
8     Opinion of Watkins Ludlam & Stennis, P.A. regarding tax matters
10.5 Amendment Number One dated September 5, 1997 to Assumption Reinsurance Agreeement between the Trust, Continental, and the Company
23.1 Revised consent of Richard L. Eaton, CPA, independent accountant, with respect to the consolidated financial statements of of the Trust and the Company
27.1  Revised Financial Data Schedule of Stoneville Insurance Company
27.2  Revised Financial Data Schedule of Delta Agricultural and Industrial
      Trust

         The following financial statements and financial statement schedules are included in the Prospectus:

Financial Statements:


Delta Agricultural and Industrial Trust Financial Statements for the Years ended
 December 31, 1996 and 1995
         Report of Independent Auditor
         Balance Sheets as of December 31, 1996 and 1995
         Statements of Revenues and Expenses for Years Ended December 31, 1996 and 1995 Statements of Changes in Trust Equity for Years Ended December 31, 1996 and 1995 Statements of Cash Flows for Years Ended December 31, 1996 and 1995 Notes to Financial Statements

Delta Agricultural and Industrial Trust Compiled Financial Statements
 for the Six Months Ended June 30, 1997 and 1996
         Report of Independent Auditor
         Balance Sheets as of June 30, 1997 and 1996
         Statements of Revenues and Expenses for Six Months Ended June 30, 1997 and 1996 Statements of Changes in Trust Equity for Six Months Ended June 30, 1997 and 1996 Statements of Cash Flows for Six Months Ended June 30, 1997 and 1996 Notes to Financial Statements

Stoneville Insurance Company Financial Statements for the
  Years Ended December 31, 1996 and 1995
         Report of Independent Auditor
         Balance Sheet as of December 31, 1996
         Statement of Income for Year Ending December 31, 1996
         Statement of Changes in Stockholders' Equity for Year Ended December 31, 1996
         Statement of Cash Flows for Year Ended December 31, 1996
         Notes to Financial Statements


Stoneville Insurance Company Compiled Financial Statements for the
   Six Months Ended June 30, 1997 and 1996
         Report of Independent Auditor
         Balance Sheet as of June 30, 1997
         Statement of Income for the Six Months Ending June 30, 1997
         Statement of Changes in Stockholders' Equity for the Six Months Ended June 30, 1997
         Statement of Cash Flows for the Six Months Ended June 30, 1997
         Notes to Financial Statements

Financial Statement Schedules:

Trust Schedules

Schedule I - Summary of Investments - Other than  Investments in Related Parties
Schedule III -  Supplementary  Insurance  Information  Scehdule IV - Reinsurance
Schedule V - Valuation and Qualifying Accounts Schedule VI - Supplemental Information Concerning Property-Casualty Insurance Operations

         All other schedules are omitted because they are not applicable to the Trust under Regulation S-X or because the required information is included in the Financial Statements or the notes thereto.

Company Schedules

         All schedules are omitted because they are not applicable to the Company under Regulation S-X.

ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment Number 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on this the 12th day of September, 1997.

STONEVILLE INSURANCE COMPANY



BY: /s/ Harry E. Vickery
       Harry E. Vickery
       President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 4 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         NAME                      TITLE                            DATE



 /s/ William L. Kennedy *   Chairman of the Board          September 12, 1997
---------------------------
William L. Kennedy          and Director  (Chief
                            Executive Officer)

/s/ Harry E. Vickery        President and Director,        September 12, 1997
Harry E. Vickery            Principal Financial Officer,
                            Principal Accounting Officer

/s/ David R. White      *   Secretary, Treasurer,          September 12, 1997
---------------------------
David R. White              Vice President, Director


*By: /s/ Harry E. Vickery
       Harry E. Vickery, Attorney in Fact,
       pursuant to the power of attorney issued
       on April 1, 1997